As filed with the Securities and Exchange Commission on May 17, 2002
                          Registration. No. 333-86038
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                 Amendment No. 1

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               THE AMANDA COMPANY
                        (Formerly Pen Interconnect, Inc.)
             (Exact name of registrant as specified in its charter)

    Utah                                              3357
   -------------------                       ---------------------------
   (State or other jurisdiction of          (Primary Standard Industrial
   incorporation or organization)             Classification Code Number


                                   87-0430260
                             -----------------------
                                (I.R.S. employer
                             identification number)

              13765 Alton Parkway, Suite F, Irvine California 92618
               (Address of principal executive offices) (Zip Code)

                                 (949) 859-6279
                         Registrant's Telephone number,
                              including area code:
                      ------------------------------------
                                   Brian Bonar
                             Chief Executive Officer
                          13765 Alton Parkway, Suite F
                            Irvine, California 92618
                                 (949) 859-6279
            (Name, address and telephone number of agent for service)
                       ----------------------------------
                                   Copies to:
                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261
                       ----------------------------------
                          Approximate date of proposed
                   sale to the public: As soon as practicable
                    after the registration statement becomes
                                   effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]:

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         Calculation of registration fee


                                                  Proposed      Proposed
                                                  maximum       maximum
                                Number            offering      aggregate       Exercise         Proceeds
Title of each class of          to be             price Per     offering        price            to the             Amount of
securities to be registered     registered        share (1)     price (1)       per share (1)    Company         registration fee
---------------------------     -----------       ---------     ------------    -------------    ------------    ----------------
Common Shares, par value
$.01 underlying secured         193,158,333 (2)     $0.02       $3,863,167                                           $355.41
convertible debentures
---------------------------     -----------       ---------     ------------    -------------    ------------    ----------------

Shares Underlying                 3,494,339 (3)                                    $0.02         $69,887             $  6.43
Warrants
---------------------------     -----------       ---------     ------------    -------------    ------------    ----------------

Total Registration Fee          196,652,672                                                                          $361.84
---------------------------     -----------       ---------     ------------    -------------    ------------    ----------------

(1)  Estimated solely for the purpose of determining the registration fee
(2) Common stock issuable upon conversion of an aggregate of $1,670,000 in convertible debentures issued to various investors, plus a $300,000 convertible debenture to be issued on the fifth trading day following the effective date of this registration statement.
(3) Common stock issuable upon the conversion of warrants issued in connection with the above convertible debentures.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PROSPECTUS
     May 17, 2002


                               THE AMANDA COMPANY
                       196,652,672 Shares of common stock


                      .
          The 196,652,672 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders". The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders who invested in our private placements including the funding to occur on the fifth day after the effectiveness of this registration statement are deemed to be underwriters within the meaning of the Securities Act of 1933. Please see the "Selling Shareholders" section in this prospectus for a complete description of all of the selling shareholders

         Our common stock is traded on the OTC Bulletin Board under the symbol "AMNA". On May 15, 2002 the closing bid price of our common stock on the OTC Bulletin Board was $.018


     This investment involves a high degree of risk. See the "Risk Factors" beginning on page 6.



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                        Page No.
Summary of Information in the Prospectus...................................5
Risk Factors...............................................................6
Use of Proceeds...........................................................10
Price Range of Common Stock...............................................11
Our Dividend Policy.......................................................12
Management's Discussion and Analysis of Financial Condition and
     Results of Operations................................................14
Our Business..............................................................21
Management................................................................24
Executive Compensation....................................................25
Certain Relationships and Related Transactions............................26
Principal Stockholders....................................................26
Description of Securities.................................................27
Selling Stockholders......................................................28
Plan of Distribution......................................................31
Legal Proceedings.........................................................32
Experts...................................................................32
Legal Matters.............................................................32
Other Available Information...............................................33
Indemnification...........................................................33
Financial Statements......................................................35

                               Prospectus summary

This summary contains all material terms of the prospectus. To understand this offering fully, you should read the entire prospectus carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

Unless otherwise indicated, this prospectus assumes that any of Amanda's outstanding options or warrants have not been exercised into shares of our common stock.

                               THE AMANDA COMPANY

     The Amanda  Company  ("Amanda")  is located at 13765 Alton  Parkway,  phone
(949) 859-6279 and is a Utah Corporation. On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc., merged with The Automatic Answer, Inc. ("tAA") and concurrently changed its name to The Amanda Company, Inc. Pen Interconnect, Inc., prior to the merger, was a shell company with no operations.

         Amanda is in the voice mail messaging industry. Amanda is a supplier of call processing software systems that are used with industry standard-PC platforms.

     Amanda delivers to the market the following products:
     o Amanda voicemail software utilizing Microsoft DOS 6.22 Operating System, sold to the small business segment utilizing from four to twenty-four ports and providing up to 33 hours of message storage, subject to disk space on the hardware platform. This system supports PBX ("Private Brand Exchanges") and Key Systems (telephone equipment) ranging from ten to 200 telephone users.
     o Amanda software utilizing Microsoft Windows Operating System for the small and medium business segment utilizing from four to seventy-two ports and unlimited message storage subject to disk space. This system supports PBX and Key System of over 200 telephone users and smaller users with high voice mail storage requirements. These systems are also capable of supporting multiple PBXs.
     o Amanda voicemail software utilizing Microsoft Windows NT/XP Operating System capable of integrating with the PSTN (Public Switched Telephone Network) and Internet networks. This system has also the ability to integrate with other computer based data bases and/or applications. (Amanda Portal)


The offering

Securities Offered
     196,652,672 Selling Security Holder Shares (see "Selling Shareholders" page
     28).

Common Stock Outstanding:
    Prior to the Offering:    34,921,976* as of March 13, 2002
    After the Offering:       231,574,648 Shares

Offering Price The selling shareholders can sell the shares at any price.

Use of Proceeds
     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock:

     Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "AMNA". The market for our common stock is highly volatile (see "Price range of our common stock" page eleven). We can provide no assurance that there will be a market in the future for our Common Stock.

*        Post February 8, 2002 reverse split
         Amanda is obligated to issue 35,429,951 shares of common stock to tAA shareholders pursuant to the Merger Agreement. Amanda expects to issue the tAA shares within the next two weeks. After issuing the tAA shares there will be 70,351,927 shares outstanding.

                                  Risk Factors

Any investment in shares of Amanda's common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy Amanda's common stock. If any of the following risks actually occur, Amanda's business would likely suffer. In these circumstances, the market price of Amanda's common stock could decline, and you may lose all or part of the money you paid to buy Amanda's common stock.

Risks Relating to our Business:

Amanda has sustained continuing losses making it a risky investment.

         Amanda's continued losses and working capital deficiency makes any investment in Amanda at risk of being lost. Amanda incurred a loss in fiscal 2001 of $1,556,747 and a loss $2,398,189 in fiscal 2000 plus a loss of $1,013,881 for the quarter ended December 31, 2001 and a $626,103 for December 31, 2000. Amanda does not anticipate realizing a profit during the next fiscal year. Our September 30, 2001 consolidated financial statements highlight that we have a working capital deficiency of $3,524,044 at September 30, 2001 and $2,995,556 at December 31, 2001, plus recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this activity.

         Here is a list of some of the factors that may affect the future profitability of our business:

o        Overall economic conditions of the small and medium B2B segment;

o        Fiscal health of our distribution channels;

o        Competitive pricing.

Amanda may not be able to obtain sufficient capital to fund operations and, as a result, Amanda will cut back or discontinue operations.

         Amanda will need significant additional capital in the near future and may be unable to obtain such funding. If adequate funds are not available, we may be required to cut back on one or more of our production locations, sales, marketing or distribution programs or plans; or reduce operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to our technologies or products.

Our future capital requirements will depend on many factors, including:

o The progress of production of product, sales, marketing and distribution efforts;

o        The timely entrance of new integrated products to market;

o        The market acceptance of our products;

o        Our service capacity.

In addition, future financing may be increasingly difficult to obtain due to such factors as our unfavorable operating history and results, the level of risk associated with our business and business plans, increases in our vulnerability to general economic conditions, and increased stockholder dilution. Debt financing, if available, may have several negative effects on our future operations, including:

     o a portion of our cash flow from operations will be dedicated to payment of principal and interest and this would reduce the funds available for operations and capital expenditures;

     o increased debt burdens will substantially increase our vulnerability to adverse changes in general economic and competitive conditions; and

     o we may be subject to restrictive debt covenants and other conditions in our debt instruments that may limit our capital expenditures, limit our expansion or future acquisitions, and restrict our ability to pursue our business strategies.

Competition from voice messaging companies with substantially greater assets may limit Amanda's ability to grow.

         Some of our competitors are:

o        Cisco Systems
o        Avaya
o        NEC
o        Voicegate
o        Nortel

         We will be competing for customers with other voice messaging companies, many of which have substantially greater assets and resources than we have. Additionally, major companies presently dominate the voice messaging industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Amanda and could adversely affect our business and future operating results.


If Amanda defaults in one of the conditions to the debenture agreement, at the note holder's option, the full principal amount of the debenture(s) together with interest and other amounts owing may become immediately due and payable in cash. If this event were to occur, it would probably result in the shut down of Amanda's operations.

         Amanda would be in default if any one of the following occurs:
          (i)  failure in making a payment of the principal and interest;
          (ii) files for bankruptcy or insolvency
          (iii) defaults in any of its other debt obligations;
          (iv) Amanda's Common Stock shall not be eligible for quotation and trading on the OTC Bulletin Board;
          (v) Amanda sells or disposes all or in excess of 33% of its assets in one or more transactions;
          (vi) this registration statement shall not have been declared effective by the Commission on or prior to May 24, 2002, or 135 days after the transactions documents were executed (see exhibit 10.22).
          (vii)if the effectiveness of the Underlying Shares Registration Statement lapses;
          (viii) the Company shall fail to deliver certificates to a Holder within three days of conversion request.

         We are presently in compliance with all conditions of the debenture agreement and anticipate that we will stay in compliance with the conditions while this prospectus is in use.

We have a "Going-Concern Qualification" in our certifying accountant's financial statement report, which may make capital raising more difficult and may require us to scale back or cease operations.

         The report of our auditors includes a going concern qualification which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To date we have successfully funded Amanda by attracting additional issues of debt. We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations. Additionally, we have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To date we have been able to obtain funding and meet our obligations in a reasonably timely manner. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business.

         Amanda's expenses for fiscal year 2001 ran approximately $170,000 a month with cash outflows of approximately $150,000 a month. A temporary reduction in operations would lower the expenses, however, cash outflow would still remain approximately $50,000 to $75,000 a month. Absent a plan to obtain the necessary funds to maintain Amanda during a temporary shutdown, Amanda would have to terminate all operations.

Risks Relating to our Stock:

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock and may cause substantial dilution to our existing stockholders.

         As of February 28, 2002, we had 34,921,976 shares of common stock issued and outstanding, notes outstanding and future notes that are convertible into 98,500,000 shares of common stock at current market prices, and outstanding warrants to purchase 3,494,339 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes and debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult to obtain additional capital.

         The following gives examples of the number of shares that would be issued if all the debentures were converted at one time at prices representing 70%, 66.67% and 25% of the current market price (assuming a market price of $0.02):

o        70% of current stock price:
         Amanda's stock converted at 70% of current stock price would result in a debenture conversion rate of $.014 cents. To convert the $1,970,000 of convertible debentures would require 140,714,287 shares of Amanda's common stock, or 402% of Amanda's current outstanding shares.

o        66.67% of current stock price:
         Amanda's stock converted at 66.67% of current stock price would result in a debenture conversion rate of $.013 cents. To convert the $1,970,000 of convertible debentures would require 151,538,462 shares of Amanda's common stock, or 434% of Amanda's current outstanding shares.

o        25% of current stock price
         Amanda's stock converted at 25% of current stock price would result in a debenture conversion rate of $.005 cents. To convert the $ 1,970,000 of convertible debentures would require 394,000,000 shares of Amanda's common stock, or 1128% of Amanda's current outstanding shares.

         A drop in stock price of greater than 50% would require Amanda to register more shares to provide for the conversion of these convertible debentures.

         In addition, Amanda will be issuing an additional 35,429,951 shares of common stock to the tAA share holders pursuant to the Merger Agreement.

Amanda's overhang affect of the selling shareholders resale of their securities on the market could result in lower stock prices when converted

          Overhang can translate into a potential decrease in Amanda's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, Amanda's market price per share will likely decrease. As the market price decrease, each subsequent conversion will require a larger quantity of shares.

         Currently Amanda has reserved up to from 150% to 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 193,158,330 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue more shares then are currently reserved, we will be required to file an additional registration statement for those shares.

Short selling common stock by warrant and debenture holders may drive down the market price of our stock.

         Warrant and debenture holders may sell shares of Amanda's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

Amanda's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         Our shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

o The bid and offer price quotes for the penny stock and the number of shares to which the quoted prices apply.
o    The brokerage firm's compensation for the trade.
o The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

o Monthly account statement that gives an estimate of the value of each penny stock in your account.
o    A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

     o If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
     o If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
     o If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

         If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

Information about forward-looking statements

         This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and Other statements which are not statements of historical facts.

         These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

         In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements: - Our ability to respond to changes in the marketplace - Competitive factors - The availability of financing on terms and conditions acceptable to us - The availability of personnel with the appropriate technical skills

         We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

         Amanda will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. If all warrants, being registered, to purchase the shares of common stock offered for resale in this offering were exercised, Amanda would receive aggregate gross proceeds of approximately $69,887. Since all the warrants are currently out of the money, it is not anticipated that these funds will be made available anytime in the near future.

          The proceeds, if any, that Amanda receives from the exercise of warrants will be used for working capital in support of growing the business.

          The foregoing represents Amanda's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. Amanda reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

Price range of our common stock

         Our common stock and warrants have been traded on the OTC Bulletin Board since they were de-listed from the National Association of Securities Dealers Automated Quotation system as of March 30, 1999. They were traded under the symbol "PENC:OB" for the common stock and "PENCW" for the warrants. On December 11, 2001, the stock symbols changed to AMNA.OB for the common stock and AMNAW for the warrants. The common stock and warrants were first publicly traded on November 17, 1995. The following table sets forth the range of high and low bids for our common stock for the last three years.

                                            High             Low

Fiscal Year 2001-Quarter Ended
March 31, 2002 *                           $0.03            $0.01
December 31, 2001                           0.03             0.01

Fiscal Year 2000-Quarter Ended
September 30, 2001                         $0.04            $0.03
June 30, 2001                               0.05             0.04
March 31, 2001                              0.11             0.03
December 31, 2000                           0.19             0.02

Fiscal Year 1999-Quarter Ended
September 30, 2000                         $0.30            $0.17
June 30, 2000                               0.36             0.18
March 31, 2000                              0.55             0.20
December 31, 1999                           0.53             0.25

Fiscal Year 1998-Quarter Ended
September 30, 1999                         $0.81            $0.52
June 30, 1999                               1.19             0.78
March 31, 1999                              2.00             0.72
December 31, 1998                           2.50             0.77

* Post reverse split

         On February 8, 2002, Amanda did a 10 to 1 reverse stock split of its common stock. Before the reverse split on February 8, 2002 there were 349,219,760 shares of common stock outstanding. After the reverse split on February 28, 2002 there were 34,921,976 shares of common stock outstanding, held by approximately 4,100 shareholders, including several holders who are nominees for an undetermined number of beneficial owners.

         On December 31, 2001, the closing quotation for the warrants was $0.002 per warrant. The Company extended the public warrants for one more year to November 17, 2002 as they were to expire on November 17, 2001. As of September 30, 2001, there were issued and outstanding public and private warrants to purchase 10,509,700 shares of the Company's common stock.

Transfer Agent and Registrar

         The Company's transfer agent is American Stock Transfer and Trust Company located at 6201 15th Avenue, Brooklyn, NY 10004.

Our Dividend Policy

         Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

                         SELECTED FINANCIAL INFORMATION


         The information set forth below is derived from the audited financial statements of Pen Interconnect, Inc. for the periods ended September 30, 2001 and 2000, the audited financial statements of tAA for the year ended December 31, 2000 and from unaudited financial statements. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.

Consolidated Statement of Operations:

                            Years Ended                   Years Ended           Three Months Ended
                           September 30,                  September 30,             December 31,
                           2000        2001           2000 *        2001  *       2000 *        2001
                      -----------    -----------   -----------   ------------   ------------   --------
Revenues              $         0    $         0   $ 5,015,319   $  3,990,679   $  1,086,227   $  900,377
Cost of goods                   0              0     3,224,312      2,361,425        676,173      488,694
Gross profit                    0              0     1,791,007      1,629,254        410,054      411,683
Net loss               (1,891,199)    (1,294,784)   (2,398,189)    (1,556,747)      (626,103)  (1,013,881)
Loss per share (1)          ($.10)         ($.03)        ($.00)         ($.00)         ($.00)       ($.00)



Consolidated Balance Sheet:

                                       As of September 30,        As of September 30 *       As of December 31,
                                        2000        2001           2000           2001          2001
                                   -----------    -----------   -----------   ------------   ------------
Total current assets               $     9,319    $     6,839   $   412,671   $    344,960   $   525,294
Total current liabilities              982,047        824,729     3,562,974      3,869,004     3,520,850
Total stockholder (deficit)         (1,977,040)    (2,313,110)   (2,982,829)    (3,533,908)   (3,466,061)


* Proforma

(1) Before the February 8, 2002 reverse split.

            Management's Discussion and Analysis or Plan of Operation

Plan of Operation

         The short-term objectives of Amanda are the following:

         1. Regain profitability through product cost restructuring, pricing changes and simplification of products.
         2. Gain market share with Mini SOHO (small office, home office) and Portal (recently launched products),
         3. Develop a new product that integrates our technologies with other ready to market technologies,
         4. Reduce revenue product dependency on voice mail.

         Amanda's long-term objectives are as follows:

         1.  Enhance revenue stream with recurring service revenues,
         2. Develop products that will allow different communication devices work together,

         Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling shareholders" and "Recent financing" on page 27).

         There is no expected or planned sale of significant equipment by the Company. The Company's work force is expected to remain at the current level over the next twelve months.


                              Results of Operations

THE AMANDA COMPANY ONLY
Three Months Ended December 31, 2001 Compared to December 31, 2000

         Net sales. Net sales for the three-month period ended December 31, 2001 of $900,377 decreased $185,850 or approximately 17 % from $1,086,277 for the same period in the prior year. The Company believes that the economic after effect of September 11, 2001 was the main factor for the decline in revenues.

         Cost of sales. Cost of sales for the three-month period ended December 31, 2001 of $488,694 decreased $187,479 or 28% from 676,173 for the same period prior year. Cost of sales as a percentage of net sales decreased to 54% of net sales as compared to 62% for the same period in the prior year. The decrease on Cost of sales resulted from the increase in the shipment of higher gross profit margin products; along with a reduction in shipping costs due to improved inventory control and production processes.

         Selling, general and administrative expenses. Selling, general and administrative expenses for the three-month period ended December 31, 2001 of $556,940 decreased $399,160 or approximately 42% from $956,100 for the three month period ended December 31, 2000. The decrease is mainly due to the reduction in salaries, payroll taxes and related employee expenses resulting from a reduction in personnel, the relocating of operations of Pen Interconnect to the offices of the Automatic Answer, Inc. (tAA) in Irvine, CA, and the moving of The Automatic Answer Company's San Juan Capistrano, CA offices to Irvine, CA thereby reducing monthly rent expense and (3) the reduction of miscellaneous expenses as a result of the headcount reductions.

Other income and expenses: Interest expense for the quarter ended December 31, 2001 amounted to $37,860 compared to $71,494 for the same period prior year for a decrease of $33,634. Other income the quarter ended December 31, 2001 amounted to $45,236 compared to $82,641 for the same period prior year for a decrease of $$37,405.

     Extraordinary costs. The Company recorded costs of $876,000 for the quarter ended December 31, 2001. These costs are associated with the merger between Pen Interconnect, Inc. and the Automatic Answer, Inc. (tAA).

         Net earnings (loss) and earnings (loss) per share. Net loss for the first fiscal quarter ended December 31, 2001 totaled ($1,013,881) compared with losses of ($626,103), or an increase of $387,778 from the same period prior year.

THE AMANDA COMPANY PROFORMA
Year ended September 30, 2001 compared to year ended September 30, 2000

          Net sales. Net sales for the Company decreased $1,024,640 to $3,990,679 for the period ending September 30, 2001 from $5,015,319 from the period ending September 30, 2000, or approximately 20 percent. A slowdown in orders from Amanda's distributors resulted in the reduced sales. Our distributors claim to have experienced lower sales as a result of the economic conditions since September.

         Cost of sales. Cost of sales of $2,361,425 for the period ended September 30, 2001 decreased $862,887 from $3,224,312 or 27% from the same period prior year. As a percentage of net sales, Cost of sales decreased to 59% of net sales as compared to 64% for the same period in the prior year. The decrease in Cost of sales was mainly due to the reduction in shipping costs due to improved management of inventory purchases and shipments to customers.

         Selling, general and administrative expenses. Selling, general and administrative expenses of $3,284,560 for the period ending September 30, 2001 decreased by $655,461 from $3,940,021 or approximately 17% from the year ended September 30, 2000. The decrease is due to (1) the reduction in the number of employees, thereby reducing salaries, payroll taxes and other employee related expenses; (2) a reduction in travel and entertainment expenses due to the reduction in sales personnel, and (3) a decrease in miscellaneous expenses which are related to the headcount reductions.

         Interest expense. Interest expense of $163,013 for the period ending September 30, 2001 decreased $281,626 from the same period prior year due to the company's line of credit being terminated in the year ended September 30, 2000.

PEN INTERCONNECT ONLY
Year ended September 30, 2001 compared to year ended September 30, 2000

         Net sales and cost of sales: There were no sales from continuing operations for Pen Interconnect Inc., the years ended September 30, 2001 and 2000 due to its status as a shell company. All operating divisions were disposed of during 1999 and 2000, and all operating activity was reclassified as discontinued operations. Since March 2, 2000, the Company decided to maintain its situation as a reporting public company, and to reduce its debt in order to make the Company attractive to private companies that would want to use Pen to go public. This approach was designed to maintain shareholder value.

         The Company did enter into a Letter of Intent to merge with a small private dot com company, perFORMplace.com, in the entertainment services business. A definitive agreement was signed in late August 2000 with the intent to obtain shareholder ratification at the next shareholders' meeting. However, on November 8, 2000, before the meeting could be held, perFORMplace.com terminated the merger. This caused a serious drop in the Company's stock price and the need to go back out to seek a new merger partner or acquisition.

         The Company entered into an agreement to acquire shares of The Automatic Answer, Inc., a California company on April 10, 2001.

         Operating Expenses: Since the foreclosure on the assets and the sale of its operating divisions, the operating costs of the Company have been kept to a minimum, with two employees and limited travel and expenses. As a result, general and administrative expenses decreased from $1,733,596 to $787,591, a net change of 55%.

         Depreciation increased $771 from 2000 to 2001. Most of the Company's fixed assets were disposed of during 2000 and the remainder in 2001.

         Interest expense decreased $315,147 during 2001, primarily due to the foreclosure of the assets of its InCirT division, and the resulting affect against the Company's line of credit. Interest expense of $43,048 resulted predominantly from the issuance of convertible debentures.

         The Company recorded during 2001, a $320,500 loss from impairment due to the write-off of advances made to a merger candidate in 2000. In 2001, an additional amount of $63,000 was recognized as a loss relating to the same event.
         Other Income/Expenses: As part of the merger between the Company and tAA, the Company made several loans to tAA in 2001 totaling $461,200. The loans were used to fund tAA's pre-merger operations. The merger was effective October 1, 2001 and these loans will be eliminated upon the consolidations of the two companies. The $461,2000 was expensed as acquisition expense.

         The Company recorded a $135,300 loss in FY 2000 from a lawsuit brought by a former executive of the Company.

         Losses from discontinued operations decreased to $497,827 in 2000 from $5,695,148 in 1999. The Company disposed of two divisions during 1999 and the remaining two divisions early in 2000.

         Losses on the disposal of the Company's two remaining operating divisions in 2000 was $776,384.

         Extraordinary Income: The Company recorded a gain from extinguishments of debt of $149,642 in 2001 and $2,018,547 during 2000 resulting from the conversion of vendor payables to equity.

         Net Loss and Loss Per Share: Net loss and loss per share. Net losses for the period ended September 30, 2001 of $1,294,784 decreased $596,415 or 31% from $1,891,199 for the same period prior year. Decreased losses result from a reduction in operating expenses as the Company sought merger candidates.

Liquidity and capital resources

         The Company's revenues have been insufficient to cover the cost of revenues and operating expenses. Therefore, the Company has been dependent on private placements of its common stock and issuance of convertible notes in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available, or that revenues will increase to meet the Company's cash needs, or that a sufficient amount of the Company's common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of the Company.

THE AMANDA COMPANY

December 31, 2001

         During the first three months of FY 2001 the Company sustained losses of $1,013,881. As a result of these losses the Company raised additional working capital through the issuance of Convertible Debentures ($100,000) and Convertible Promissory Notes ($450,000).

         Net cash used (generated) in operating activities for the three months ended December 30, 2001 and 2000 was $416,412 and 251,530 respectively. The change in cash from operating activities of $164,882 was principally due to the increase in the net loss for the 2001 first three months of $387,778, plus a decrease in accounts payable of $251,491, a decrease in prepaid and other assets of $104,404, a decrease in accrued expenses of $128, 864 and an increase in accounts receivable of $184,861, offset by an increase in common stock issued for compensation of $1,031,707 and by changes in operating assets and liabilities.

         Net cash used in investing activities was $0 and $100,020 for the three months ended December 31, 2001 and 2000 respectively, reflecting a change of $100,020. This change is due to no the closing of advances and the closing out of a notes receivable.

         Net cash provided by financing activities was $449,266 and $338,288 for the three months ended December 31, 2001 and 2000, respectively, reflecting a change of $110,978. This increase was principally due to proceeds received from the issuance of convertible debentures by Amanda

Fiscal years ending September 30, 2001 and September 31, 2000 - PROFORMA


     During the fiscal year ended September 30, 2001, the Company sustained losses of $1,556,747. As a result of these losses the Company raised additional working capital through the exercise of warrants ($483,861) and the issuance of Convertible Debentures ($650,000).

THE AMANDA COMPANY (formerly PEN INTERCONNECT)

Fiscal years ending September 30, 2001 and September 31, 2000

         Amanda had negative working capital at September 30, 2001 of $2,377,692 compared to negative working capital of $1,977,914 at September 30, 2000 for a decrease in working capital of $399,778. The decrease is due to the raising of additional capital through the issuance of convertible debentures which allowed the company to have sufficient working capital to pay salaries, office rent and other expenses while the company looked for a merger partner.

         During fiscal 2001 Amanda continued to experience cash flow problems. For most of fiscal 2000, the market price of Amanda's stock was sufficient to raise additional funds to support the negative cash flow from operations. Amanda's stock price has continued to decline since Amanda's securities were de-listed from the NASDAQ National Market in March of 1999.

         In March 2000, because of Amanda's inability to clear the default notice, our bank, Finova Capital caused a pre-packaged foreclosure of all of Amanda's assets, including the take-over of our largest division, InCirT, which was subsequently sold to ADTI, a subsidiary of Comtel Holdings, Inc. Since that time, Amanda has maintained its' fully reporting public status and sought a new asset/company that would benefit from a merger with a public company.

         Additional capital infusions will be necessary if the Company is to continue its' Operations. The investors which purchased the preferred stock in FY99 have been willing to continue limited funding to assist the Company. There is no guarantee that this will continue for any sustained period. If Amanda cannot raise additional funding, Amanda will have to seek bankruptcy protection.

         In February 2000, Amanda sold its' PowerStream division to Lund Engineering or Orem, Utah for cash and notes. Lund took over the assets and debt of PowerStream which paid off its' obligations to Finova, which also owns the note through its' foreclosure actions.

         In September 1999, Amanda completed the sale of the MotoSat division to a company controlled by James Pendleton, Amanda's former Chairman and CEO. The sale did not generate cash proceeds but eliminated monthly operating losses associated with MotoSat. All assets and liabilities of the MotoSat division were transferred to Mr. Pendleton's company in exchange for Mr. Pendleton's agreement to waive any claim to post employment, deferred compensation or retirement benefits. The transfer of the MotoSat division to Mr. Pendleton resulted in a loss to the Company of approximately $68,000.

Other events

         On March 8, 2001, Amanda issued a three convertible debentures for an aggregate amount of $200,000, with simple interest accruing at the annual rate of 8%. These debentures are due March 8, 2002. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

         On May 14, 2001, Amanda issued a convertible debenture for $150,000, with simple interest accruing at the annual rate of 8%. These debentures are due May 14, 2004. Interest payable on the Debentures shall be paid quarterly commencing June 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

         On July 9, 2001, Amanda issued a convertible debenture for $100,000, with simple interest accruing at the annual rate of 8%. These debentures are due July 9, 2004. Interest payable on the Debentures shall be paid quarterly commencing September 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.


         On July 16, 2001, Amanda issued a convertible debenture for $100,000, with simple interest accruing at the annual rate of 8%. These debentures are due July 16, 2004. Interest payable on the Debentures shall be paid quarterly commencing September 30, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.04 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

         On October 4, 2001, Amanda issued a convertible debenture for $250,000, with simple interest accruing at the annual rate of 8%. These debentures are due October 4, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued common stock purchase warrants for the right to purchase 8,571,429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.10 and (ii) 70% of the average of the lowest three inter-day sales prices during the thirty (30) Trading Days immediately prior to exercise. Amanda also issued a total of 8,055,583 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $02 per share. These warrants expire October 4, 2006.

         On October 23, 2001, Amanda changed its name to The Amanda Company.

         On November 19, 2001, Amanda issued two convertible debentures for an aggregate of $100,000 with simple interest accruing at the annual rate of 8%. These debentures are due November 19, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

         On November 26, 2001, Amanda issued two convertible debentures for an aggregate of $220,000 with simple interest accruing at the annual rate of 8%. These debentures are due November 26, 2004. Interest payable on the Debentures shall be paid quarterly commencing December 31, 2001. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.02 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued a total of 7,944,682 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $01 per share.

         On January 9, 2002, Amanda issued a convertible debenture for an aggregate amount of $300,000, with simple interest accruing at the annual rate of 8%. This debenture is due January 9, 2003. Interest payable on the Debentures shall be paid quarterly commencing March 30, 2002. The holders shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $.10 and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. Amanda also issued common stock purchase warrants for the right to purchase 8,571,429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.10 and (ii) 70% of the average of the lowest three inter-day sales prices during the thirty
(30) Trading Days immediately prior to exercise.

         It is anticipated that the above of convertible debentures will be converted into shares in accordance with the terms of these debentures.

.. Within five days subsequent to the effectiveness of this registration statement, Amanda will issue a convertible debenture for an aggregate amount of $300,000, with simple interest accruing at the annual rate of 8%. This debentures will be due one year after the date of issuance. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of Amanda's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.10, and (2) 70% of the average of the lowest three inter-day sales prices of the Common Stock during the thirty Trading Days immediately preceding the applicable Conversion Date. Amanda will also issue additional common stock purchase warrants for the right to purchase 8,571,429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.10 and (ii) the average of the lowest three inter-day sales prices during the thirty (30) Trading Days immediately prior to exercise. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

         Certain terms and conditions must be met at the time of the closing of the $300,000 in convertible debentures that are to be to be issued within five trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

     o The representations and warranties given by the company are still valid at the time of funding i.e.,
          i)   Amanda is in good standing under the laws of the state of Utah,
          ii) the financing transaction is properly authorized by the Amanda Board of Directors and that the debentures are issued free of encumbrances,
          iii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
          iv) all disclosures provided by Amanda regarding Amanda, its business and the current financing are true and Amanda did not omit any statement that an investor may find significant.
     o The registration statement shall be declared effective on or prior to May 24, 2002, or 135 days after execution of the transaction documents,
     o Amanda has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
     o The trading of Amanda's stock on the OTC Bulletin Board has not been suspended,
     o    Amanda has not had in excess of 33% of its voting securities acquired.

                                  Our Business

         The Amanda Company ("Amanda") is located at 13765 Alton Parkway, phone
(949) 859-6279 and is a Utah Corporation. On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc. ("Pen"), merged with The Automatic Answer, Inc. ("tAA") and changed its name to The Amanda Company, Inc. The transaction was accounted for as a reverse merger with tAA as the surviving entity. Amanda, prior to the merger, was a shell company with no operations.

         Amanda is a technology company with its primary focus in voice-processing. Amanda's principal product is a voice messaging system that functions from the client's server using software that works primarily with Microsoft's Windows operating systems. Amanda's voicemail system uses the worldwide public switched telephone network ("PSTN") and both Intranet and Internet computer based technologies which allows communication content to flow through a telephone network and the internet.

General History

         In October of 1999 the Company received notice from its primary lender (Finova) that they were placing the Company's loan in default status for non-compliance with loan covenants as a result of one of our major customers going into receivership and leaving Amanda with over $1.5 million in accounts receivable and inventory. The Company was originally given until December 18, 1999 to pay off the loan balance. (Note, the balance due Finova was paid off November 26, 2001).

         In February 2000, Amanda sold its' PowersStream division to Lund Engineering of Orem, Utah for cash and notes and used the proceeds to pay off PowerStream's obligations to Finova.

         Finova then extended the deadline to pay the default to February 28, 2000, provided no other lending arrangements or definitive agreements to sell the Company or any of its divisions were made. In March 2000, Finova caused a foreclosure of all of Amanda' assets as a result of the default notice not being satisfied, which caused Amanda to shut down operations.

         In May 2001, the Company and Finova reached a settlement agreement, for $150,000 over time in payments of $10,000, issue 250,000 shares of Amanda's Common Stock and modify the strike price on 375,000 warrants to One Tenth of One Cent ($0.001) in exchange of the return to the Company of certain assets which do not have significant value as of the current date. Finova was paid off on November 26, 2001. The expiration date for such warrants shall remain September 4, 2004

         Additionally, during the last six (6) months of FY 2000, Amanda reduced its debt through a stock for debt program with its vendors. Seventy-six (76) percent of the vendors agreed to the program, thus reducing Amanda's outstanding vendor debt from $3.2 million to $689,541. Amanda issued 761,747 shares of restricted common stock pursuant to this program. In FY 2001 Amanda issued 10,178 shares of common stock to pay vendor debt of $25,390.

Acquisition of tAA

     On October 1, 2001, The Amanda Company, formerly known as Pen Interconnect, Inc. ("Pen"), merged with The Automatic Answer, Inc. ("tAA").

Amanda's Principal Product

         Amanda is in the voice mail messaging industry. Amanda is a supplier of call processing software systems that are used with industry standard-personal computer setups.

Amanda delivers to the market the following products:

o Amanda voicemail software utilizing Microsoft DOS 6.22 Operating System, sold to the small business segment utilizing from four to twenty-four ports and providing up to 33 hours of message storage, subject to disk space on the hardware platform. This system supports PBX ("Private Brand Exchanges") and Key Systems (telephone equipment) ranging from ten to 200 telephone users.
o Amanda software utilizing Microsoft Windows Operating System for the small and medium business segment utilizing from four to seventy-two ports and unlimited message storage subject to disk space. This system supports PBX and Key System of over 200 telephone users and smaller users with high voice mail storage requirements. These systems are also capable of supporting multiple PBXs.
o Amanda voicemail software utilizing Microsoft Windows NT/XP Operating System capable of integrating with PSTN and Internet networks. This system has also the ability to integrate with other computer based data bases and/or applications. (Amanda Portal)

License Revenue:

     Amanda also licenses under OEM agreements its software to other organizations. Some of those organizations are Cadcom, Cobotyx and Transtel Communications.

Non-Amanda Products:

         Amanda also distributes third party products to its indirect distribution, such as Amanda Mini SoHo (small office, home office), manufactured by Aleen Technologies.

Marketing and distribution Process

         Amanda currently has a network of 650 dealers that resell the Amanda line of products to the small business market and four distribution houses strategically located in the country serving more than 25,000 independent dealers.

         Our approach to market is through indirect distribution supported by a National Inside Sales and Technical Support Call Center located in Danbury, Connecticut, which handles both the domestic and international markets.

Short Term Objectives

o Regain profitability through product cost restructuring, pricing changes and simplification of products.
o    Gain market share with Mini SOHO and Portal (recently launched products),
o Develop a new product that integrates our technologies with other ready to market technologies,
o    Reduce revenue product dependency on voice mail.

Long Term Objectives

o    Enhance revenue stream with recurring service revenues,
o Develop products that will allow different communication devices work together.

Strategic Vision

Key to Amanda's business in the future is the following:

o Transition of Amanda's product strength away from PBX and Key Systems that is a declining market to products that bring together PSTN and IP network capabilities. Amanda's Microsoft DOS based product line still has a demand for new shipments and field replacements, which represents the bulk of Amanda sales. However, the Amanda Portal is capable of generating new revenues as a product that can bring together and create new applications for PSTN and IP network capabilities. . o Sustaining and increasing our National Certified Dealer network (650 plus dealers) and our Wholesale-Distribution (Reaching over 25,000 independent dealers) to take our products to market.

o Entering international markets through partnerships to create high margin opportunities while minimizing our exposure.

o Identify and distribute related products manufactured by third parties through our current distribution network that yield profitable gross margins.

o Implement the integration of other technologies with our Amanda Portal in order to create new need products.

Sales by Geographic Area

         Ninety-five percent (95%) of our sales come from the domestic market and five percent from International areas. Of the domestic market 98% of sales are to dealers and 2% to OEM entities who utilize our software for their own brands. 35% of sales are shipped to dealers in the western states, 30% to the eastern states, 25% to the southern states and 10% to the Great Lakes states.

Competition

         There are several small businesses that provide similar products, however, our traditional competition has been acquired by larger entities, such as, Active Voice was acquired by Nippon Electric Corporation (NEC), Centigram was acquired by Mitel of Canada, Octel and VMX was acquired by Avaya/Lucent/AT&T.

         Other manufacturers are building voicemail capabilities internal to their products such as Panasonic, Intertel, Mitel, etc. Other competitors are manufacturers such as Toshiba and Cisco. Most of the large competitors target the Fortune 1000 companies, which leaves the small to medium size business as our main target.

Suppliers

         Our main suppliers are Brooktrout Technologies (voice processing cards), BICOM, Inc. (voicemail platforms), Central Technology of Texas (PC platforms), and Aleen Technologies (voicemail systems).

         Amanda has replacement suppliers available for all supplies.

Government Regulation or Government Approval

         Amanda's products require FCC approval..

Research and Development
         Amanda does not do research and development.

Patents, Trademarks and Licenses

         Amanda maintain several Trademarks involving the name Amanda.

Going Concern

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note
1a) to the consolidated financial statements, the Company has a working capital deficiency of $ 3,524,044 as at September 30, 2001 and has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 2, page 54. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Description of Property

     Amanda's corporate offices are located at 13765 Alton Parkway, Suite F, Irvine, CA 92618. Amanda is committed through July 15, 2004 with monthly payments $5,928.13 for approximately 4,961 square feet.

     Amanda's national sales and support office is located at 100 Mill Plain Road, Danbury CT. The term is a three year agreement leasing 2,184 square feet, expiring January 31, 2005 with monthly payments as follows:

     1.   February  1, 2002  through  January  31,  2004 - monthly  payments  of
          $4,459.00
     2.   February  1, 2004  through  January  31,  2005 - monthly  payments  of
          $4,595.50

Employees

     Amanda employs a total of 7 full time and no part time employees in the corporate office and 9 full time employees outside of the corporate office.

                                   Management


The Company's directors and executive officers, and their respective ages and positions with the Company, are set forth below in tabular form. Biographical information on each person is set forth following the tabular information. There are no family relationships between any of the Company's directors or executive officers. The Company's board of directors is currently comprised of six members, each of whom is elected for a term of one year. Executive officers are chosen by and serve at the discretion of the Board of Directors.

      Name                    Age               Position

      Brian Bonar              54               Chairman of the Board, Chief
                                                Executive Officer
      Stephen J. Fryer         64               Director
      David Woo                41               Director
      E. Timothy Morgan        43               Director
         Jose Candia (1)       53               Director
         Bill Prevot (2)       58               Director


(1) Resigned April 1, 2002
(2) Resigned March 26, 2002


     The officers and Directors of Amanda will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company. The amount of time devoted by each director is discussed below.

     The directors of Amanda are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

     Biographies Of Our Executive Officers And Directors

Stephen J. Fryer had served as Chief Executive Officer of the Company from 1999 to 2001 and has been a director of the Company since 1997. He served as Senior Vice President of Sales and Marketing from October 1996 to October 1997. From 1989 to 1996, Mr. Fryer was a principal in Venting International, Ltd, an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent over twenty-eight years in the computer business in the United States, Asia and Europe.

Brian Bonar was appointed a director of the Company on November 30, 1999 and on April 1, 2000 was appionted as the interim Chsirman of the Board and chief Executive Officer. Mr. Bonar currently serves as CEO and President of Imaging Technologies Corporation (ITEC) and has held this position since April 1998. Prior to his appointment as CEO of ITEC, Mr. Bonar served in other capacities with ITEC since August 1992. From 1991 to 1992 Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezsier Systems, Inc. From 1990 to 1991 he was Worldwide Sales Manager for Adaptec, Inc. From 1988 to 1990 Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation. From 1984 to 1988 Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc. Prior to these appointments, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

Jose Candia ,who resigned on April 1, 2002, was CEO, President and Chairman of the Board. Mr. Candia was appointed a director of the Company on August 30, 2001. Mr. Candia currently most recently served as CEO and President of The Amanda Company, Inc. He brought 20 years of experience in the telecommunications and business arena. He was Senior V.P. of Sales and Operations for Centrecom.com, a VOLP enterprise. Mr. Candia directed a sales force of over 250 individuals for AT&T Wireless/L.A. Cellular; managed the western regions of Mitel, Intecom-Matra and United Technologies Communications; directed the national sales efforts for Fujitsu Communications Company and managed overseas for Warner-Lambert International. Mr. Candia has a business administration degree from Northwood University, Midland, Michigan and a business management degree from the Institoto Superior De Administracion Y Productividad in Lima, Peru.

David Woo, director and past chairman, was appointed to the Board of the Company on August 30, 2001. Mr. Woo was the Founder and past CEO of tAA. He received his Bachelors Degree in Computer Science from Columbia College, Columbia University.

Bill Prevot, who resigned on March 26, 2002, was appointed a director of the Company on August 30, 2001. Mr. Prevot recently served as Chief Operating Officer of OhGolly.com. He brings more than eleven years of experience from AT&T Wireless and the cellular telephone industry, where he has served as Vice President of Customer Care, Chief Information Officer and Director of Administration and Operations, overseeing staff expansion of over 300% to accommodate the rapid growth of this division and customer responsiveness.

E. Timothy Morgan was appointed a director of the Company on August 30, 2001. Mr. Morgan is a Founder and Senior Vice President of Advanced Research at Mr. Morgan has over twenty years experience in computer programming and software engineering. His work in concurrent software design includes software tools and authoring of several publications explicitly for the analysis of concurrent systems.


        Information concerning our Board of directors and its Committees

         Directors receive no cash remuneration at this time. All Amanda's Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Amanda has a compensation committee.

                             Executive Compensation


                                          Annual Compensation                    Long Term Compensation Awards
Payouts                                 ________________________                   ___________________________
(a)                         (b)      (c)          (d)      (e)         (f)            (g)           (h)           (I)
Name                                                       Other                      Securities                  All
and                                                        Annual       Restricted    Underlying                  Other
Principal                                                  Compen       Stock         Options/      LTIP          Compen
Position                    Year     Salary        Bonus   sation($)    Award($)      Sar (#)       Payouts($)    sation ($)
-------------------        ------   ---------    --------  ----------   ----------    -----------   ----------   -----------
Stephen J. Fryer(1)
Past President/CEO           2001    $ 63,267          0            0            0              0            0             0
                             2001    $148,802    $ 4,116            0            0              0            0             0
                             1999    $139,000    $17,304
Jim Pendleton (2)
Chairman                     1999    $139,666          0            0            0              0            0             0
Mehrdad Mobasseri (2)
President-InCirT             1999    $ 96,000    $89,282            0            0              0            0             0
Alan Weaver (2)
Vice President               1999    $100,000    $30,881            0            0              0            0             0
Jose Candia (3)              2001    $ 90,000          0            0            0              0            0             0


(1)      Resigned in 2001
(2)      Resigned in 1999/2000.
(3)      Resigned April 1, 2002


Options/Sar Grants in Last Fiscal Year

                                                 Number of               % of Total
                                 Securities     Options/SARS
                                 Underlying     Granted to
                                 Options/SARS   Employees in  Exercise or Base
Name                             Granted        Fiscal Year   Price ($/Sh)      Expiration  Date
None granted

Aggregated Option/Sar Exercises

None Granted

Compensation of Directors: Directors receive no remuneration for their services as directors at this time.

                 Certain Relationships and Related Transactions

The following information summarizes certain transactions, either engaged in within the last two (2) years or, proposed to be engaged in, by the Company and the individuals described.

Former officers and board members, James Pendleton and Wayne Wright reached a modified settlement with the Company, per their management and deferred income statements, by each accepting 250,000 warrants, priced at $0.65 per share, and 376,000 shares of common stock in place of monetary payments.


         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of Amanda's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock. Unless otherwise indicated, each stockholder's address is c/o the Company, 13765 Alton Parkway, Suite F, Irvine, CA. 92618.


Name and Address                 Shares Owned Beneficially (1)  Percent of Class
------------------               ----------------------------   ----------------
Steven Fryer                            309,250                         0 %

Brian Bonner                          3,397,383                        4.8%

E. Timothy Morgan                     5,779,780                        8.2%

David L Woo                           8,307,788                       11.8%

Officer/Director as a Group          10,337,358                       25.3%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each of the above beneficial owner's percentage ownership is determined by including the options and/or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them. Based on 70,351,927 post tAA merger shares.

                            Description of Securities

General

         As of the date of this Registration Statement, the authorized capital stock of Amanda consists of 500,000,000 shares of Common Stock, $.001 par value, of which 34,921,976 shares are issued and outstanding as of March 15, 2002, plus 5,000,000 shares of preferred stock, $0.001 par value, of which 807 shares are issued and outstanding. Post tAA merger shares outstanding would be 70,351,927. Shares pursuant to the tAA merger agreement totaling 35,429,951 have not been issued as of this filing. There are approximately 4,100 shareholders. The following is a description of the securities of Amanda taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Common Stock

         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

Preferred Stock

           There are 5,000,000 shares of preferred stock, $0.01 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. There are 801 shares of Preferred Stock issued or outstanding at this time.

Change in Control

         There are no provisions in the Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of Amanda.

Penny Stock Disclosure Requirements:

         See discussion in risk factor section, page 9, with the heading "Penny Stock issues may be difficult for an investor to dispose of".

Warrants and Options:

         On October 4, 2001 Amanda issued a total of 8,055,583 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.02 per share. These warrants expire October 4, 2006. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

         On November 26, 2001 Amanda issued a total of 7,944,682 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.01 per share. These warrants expire November 26, 2006. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

         On January 11, 2002, Amanda issued a total of 8,571,429 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three (3) trading prices during the thirty (30) trading days immediately prior to exercise, discounted by 30%. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

         Five days after the effectiveness of this registration statement, Amanda will issue additional common stock purchase warrants for the right to purchase 8,571,429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three
(3) trading prices during the thirty (30) trading days immediately prior to exercise, discounted by 30%. These warrants will not have an expiration date.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this offering Amanda has 34,921,976 shares of Common Stock outstanding. Amanda is obligated to issue 35,429,951 shares pursuant to the tAA merger agreement. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Amanda is registering with this document 196,652,673 shares of common stock, all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

     o 193,158,333 shares representing the conversion of the aggregate of $1,970,000 plus interest of 7% and 8% debentures plus estimated interest due.
     o 3,494,339 shares underlying warrants to be registered in connection with the convertible debenture purchase agreements shareholders.

                              SELLING SHAREHOLDERS

         The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

         The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                            Shares Beneficially                   Shares           Shares Beneficially Owned
                                            Owned                                 Offered          After Offering
Selling                                     Prior to the                          For              If All Offered
Stockholder                                 Offering                              Sale             Shares Are Sold
                                            Number of Shares    Percentage (20)                    Number of Shares    Percentage
AMRO Int', Inc. (1)(2)                         11,127,376 (17)      4.999%         20,256,667 (18)           0              0%
ALPHA Capital AG (3)(4)                        11,127,376 (17)      4.999%         17,537,500 (18)           0              0%
Woo Young Kim (5)                              10,816,667            4.86%         10,816,667 (18)           0              0%
Filter Int'l Corp (6)                          11,127,376 (17)      4.999%         16,100,000 (18)           0              0%
George Furla (7)                               10,666,667            4.79%         10,666,667 (18)           0              0%
Howard Schraub (8)                             10,666,667            4.79%         10,666,667 (18)           0              0%
Stonestreet LP (9)(10)                         11,127,376 (17)      4.999%         37,616,720 (19)           0              0%
Stonetreet Corp (11)                            1,750,000            0.79%          1,750,000 (19)           0              0%
Bristol Investment Fund Ltd. (12)(13)          11,127 376 (17)      4.999%         63,028,572 (18)           0              0%
Alexander Dunham
    Capital Group,Inc (14)                         85,714            0.04%             85,714                0              0%
Austost Anstalt Schaan (15)                     4,063,750            0.83%          4,063,750 (18)           0              0%
Balmore S.A (16)                                4,063,750            0.83%          4,063,750 (18)           0              0%

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

         No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

         None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. H.U. Bachofen may be deemed the control person of the shares owned by such entity. AMRO Int'l, Inc. is a private investment fund that is owned by all its investors and managed by Mr. H.U. Bachofen.

(2) Independent third party who invested in our company through three convertible notes, 1) on August 8, 2000 for $150,000, 2) on March 8, 2001 for $75,000 and 3) on November 19, 2001 for $50,000. The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konard Ackerman.

(4) Independent third party who invested in our company through two convertible notes, 1) on March 8, 2001 for $125,000 and 2) on November 19, 2001 for $50,000. The selling shareholder is an "underwriter" within the meaning of
     Section 2(11) of the Securities Act of 1933.

(5) Represents the underlying shares of a convertible note for $100,000 issued on March 8, 2001.

(6) Represents the underlying shares of a convertible note for $150,000 issued on April 14, 2001. Mr. Allen Davis is the control person for Filter International

(7) Represents the underlying shares of a convertible note for $100,000 issued on July 9, 2001.

(8) Represents the underlying shares of a convertible note for $100,000 issued on July 16, 2001.

(9) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Michael Finkelstein may be deemed a control person of the shares owned by such entity. Stonestreet L.P. is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard.

(10) Independent third party who invested in our company through two convertible notes issued on October 6, 2001 for $250,000 plus 8.055,843 warrants, and on November 26, 2001 for $200,000 plus 6,444,682 warrants (showing as 644,468 as a result of the 10 to 1 reverse split). The selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(11) Represents the underlying shares of a convertible note for $20,000 plus 1,500,000 warrants (showing as 150,000 as a result of the 10 to 1 reverse split) issued on November 19, 2001. Michael Finkelstein is the control person for Stonestreet Corporation.


(12) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Paul Kessler and Ms. Diana Kessler may be deemed the control person of the shares owned by such entity. Bristol Investment Fund, Ltd is a private investment fund that is owned by all its investors and managed by Bristol DLP. LLC. Bristol DLP. LLC, of which Mr. Paul Kessler and Ms. Diana Kessler are the fund managers, has investment control over the shares listed by Bristol Investment Fund, Ltd.

(13) Independent third party who invested in our January 12, 2002 bridge financing. In connection with our bridge financing of $300,000, we issued convertible debentures and warrants to purchase 8,571,429 (showing as 857,143 as a result of the 10 to 1 reverse split) shares of our common stock. The selling shareholder is an "underwriter" within the meaning of
     Section 2(11) of the Securities Act of 1933.

(14) Represents 857,143 warrants issued on January 12, 2002, showing as 85,714 as a result of the 10 to one reverse split. Diana Kessler is the registered representative for Alexander Dunham.

(15) Represents the underlying shares of a convertible note for $37,500 plus 75,000 warrants (showing as 7,500 as a result of the 10 to one reverse split) issued on August 24, 2000.

(16) Represents the underlying shares of a convertible note for $37,500 plus 75,000 warrants (showing as 7,500 as a result of the 10 to one reverse split) issued on August 24, 2000. Giselo Kindle is the control person for Balmore S.A.

(17) Includes the right to shares of our common stock subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants.

(18) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(19) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 150% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(20) Percentages are based on 222,592,036 shares of our common stock outstanding (includes the shares in this Offering) as of this offering.

                              Plan of Distribution

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

o    An exchange distribution following the rules of the applicable exchange

o    Privately negotiated transactions

o    Short sales or sales of shares not previously owned by the seller

o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

o    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

o Short selling against the box, which is making a short sale when the seller already owns the shares.

o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Because the following selling shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

o        AMRO Int'l Inc.
o        ALPHA Capital, AG.
o        Stonestreet LP
o        Stonestreet Corp.
o        Bristol Investment Fund Ltd.
o        Alexander Dunham Capital Group, Inc.
o        Balmore S.A.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                                Legal Proceedings

1. On October 28, 1999 Color Savvy Systems, Ltd., filed suit to recover $165,750 in past due uncontested vendor obligations. On February 16, 2000, Color Savvy obtained a judgment against the Company for $165,750. No payments were made during fiscal 2001. The Company is still attempting to negotiate a final settlement.
2. On February 15, 2000, Amistar Corporation filed suit against the Company to recover $95,733 in uncontested past due vendor obligations. Amistar has accepted and received 31,912 shares of Company stock on September 20,2000 as payment in full of debt.
3. On March 21, 2000, Interworks Computer Products, Inc., filed suit to recover $35,771 in past due uncontested vendor obligations. Interworks received 11,924 shares of stock in January 2001 as settlement of all amounts due.
4. On July 22, 2000, Force Electronics filed suit to recover $68,816 in past due uncontested vendor obligations, and obtained a judgment on September 15, 2000. Force received 23,316 shares of common stock in January 2001 as full settlement of this obligation.
5. Control Design Supply/Nedco filed suit to recover $6,788 in past due uncontested vendor obligations. The company paid off this judgement during fiscal 2000.
6. On March 20, 2000, DHL Airways Inc. obtained a judgment in the amount of $3,868 for past due uncontested vendor obligation. This suite was settled in March 2001 for 769 shares of the Company's stock.
7. On April 5, 2001, Sony Recording Media Products obtained a judgment against the company in the amount of $35,000. This suit was settled for cash with a final payment made in February 2002.
8. On November 15, 1999, Alan L. Weaver, former CEO of Pen Interconnect, Inc., obtained a judgment against the Company in the amount of $118,500 for breach of a settlement agreement relative to Mr. Weavers' employment agreement with the Company. The Company has reserved $135,300 for this agreement, which includes interest from the date of the judgment. The settlement calls for monthly payments of $3,500. To date, the Company has made payments totaling $8,500.

                                     Experts

         Pen Interconnect financial statements as at September 30, 2001 and 2000 and for the years ended September 30, 2001 and 2000 included in this prospectus have been audited by Pohl, McNabola, Berg & Co. LLP, independent public accountants, as stated in their report also included herein and has been included in reliance upon such opinion, and upon their authority as experts in accounting and auditing.

         The Automatic Answer's (tAA) financial statements as at December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999 included in this prospectus have been audited by Pohl, McNabola, Berg & Co. LLP, independent public accountants, as stated in their report also included herein and has been included in reliance upon such opinion, and upon their authority as experts in accounting and auditing.

                                  Legal Matters

         Legal matters concerning the validity of the issuance of shares of common stock offered in this registration statement was passed upon by Naccarato & Associates, Owen Naccarato, Esq. does not beneficially own any shares of the company.

                           Other available information

         Amanda is subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934.

         Amanda has filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. You may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling
1-800-SEC-0330.

         The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

                                 Indemnification

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Financial Statements

Our Financial Statements begin on page 35

                      Consolidated Financial Statements of

                               The Amanda company

                           September 30, 2001 and 2000
                           December 31, 2001 and 2000

                      Index To Audited Financial Statements


Independent Auditors' Report

Consolidated Balance Sheets as of September 30, 2001 and 2000

Consolidated Statements of Loss for the years ended September 30, 2001 and 2000

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive
 Loss for the years ended September 30, 2001 and 2000

Consolidated Statements of Cash Flows for the years ended September 30, 2001 and 2000

Notes to Consolidated financial Statements


                     Index To Unaudited Financial Statements


Unaudited Consolidated Balance Sheets as of December 31, 2001 and September 30, 2001 Unaudited Consolidated Statements of Loss for the Quarters ended December 31, 2001 and 2000

Unaudited Consolidated Statement of Stockholders' Deficiency and Comprehensive
  Loss for the Quarter ended December 31, 2001

Unaudited Consolidated Statements of Cash Flows for the Quarters ended
  August 31, 2001 and 2000

Notes to Unaudited Consolidated financial Statements


Continued on next page -

                      Consolidated Financial Statements of

                              THE AUTOMATIC ANSWER
                        (formerly Pen Interconnect, Inc.)

                           December 31, 2000 and 1999

                      Index To Audited Financial Statements


Independent Auditors' Report

Consolidated Balance Sheets as of December 31, 2000 and 1999

Consolidated Statements of Loss for the years ended December 31, 2000 and 1999

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive
 Loss for the years ended December 31, 2000 and 1999
Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999

Notes to Consolidated financial Statements

                  Consolidated Proforma Financial Statements of

                 The Automatic Answer and Pen Interconnect, Inc.

                           September 30, 2001 and 2000


                     Index To Unaudited Financial Statements

Consolidated Proforma Balance Sheets as of September 30, 2001 and 2000

Consolidated Proforma Statements of Loss for the years ended September 30, 2001 and 2000

Proforma Consolidated Statements of Cash Flows for the year ended
  September 30, 2001

                             Pen Interconnect, Inc.

                          AUDITED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           SEPTEMBER 30, 2001 AND 2000

                             PEN INTERCONNECT, INC.

                          AUDITED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000






         Page

         Report of Independent Auditors.......................................39


         Balance Sheets.......................................................40


         Statements of Operations and Retained Earnings....................41-42


         Consolidated Statement of Stockholders Equity ....................43-44


         Statements of Cash Flows..........................................45-47


         Notes to Financial Statements.....................................48-69

                         Report of Independent Auditors



Board of Directors
Pen Interconnect, Inc.
Irvine, California

We have audited the accompanying balance sheets of Pen Interconnect, Inc., a Utah Corporation, as of September 30, 2001 and 2000, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of Pen Interconnect, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pen Interconnect, Inc. as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations. The Company has a stockholders' deficit of ($2,313,110) and ($1,977,041) and its current liabilities exceeded its current assets by $817,888 and $972,729 as of September 30, 2001 and 2000, respectively. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Pohl, McNabola, Berg & Company LLP
San Francisco, California
January 11, 2002

                             Pen Interconnect, Inc.
                                 BALANCE SHEETS
                        AS OF SEPTEMBER 30, 2001 AND 2000


                                                  ASSETS
                                                                                2001             2000
                                                                          ----------------------------------
Current assets:
 Cash and cash equivalents (Note 1)                                       $         6,839  $       9,319
                                                                          ----------------------------------

                                                                          ----------------------------------
  Total Current Assets                                                              6,839          9,319
                                                                          ----------------------------------


Property and equipment, net of accumulated depreciation (Note 1)                        -            874

Discontinued operations                                                                 -          9,605
                                                                          ----------------------------------

   Total assets                                                           $         6,839  $      19,798
                                                                          ==================================


                                   LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
 Accounts payable                                                                 176,017        200,751
 Accrued liabilities                                                              648,710        781,296
                                                                          ----------------------------------
  Total current liabilities                                                       824,727        982,047

 Convertible debentures                                                           800,000        150,000
 Advances payable                                                                  40,000              -
                                                                          ----------------------------------
  Total non-current liabilities                                                   840,000        150,000

 Liabilities from discontinued operations                                         655,222        864,791
                                                                          ----------------------------------

  Total liabilities                                                             2,319,949      1,996,838

 Stockholders deficit:
 Convertible preferred stock, $.01 par value, authorized 5,000,000 shares Series A, issued and outstanding, 91 shares in 2001
    and 130 shares in 2000                                                              1              1
  Series B, issued and outstanding, 886 shares in 2001
    and 926 shares in 2000                                                              9              9
 Common stock, $.01 par value, authorized 50,000,000 shares
  issued and outstanding 49,873,603 shares in 2001
  and 27,596,946 shares in 2000                                                   498,736        275,969
 Additional paid in capital                                                    20,008,060     19,282,402

 Accumulated deficit                                                          (22,819,916)   (21,535,421)
                                                                          ----------------------------------
  Total stockholders' deficit                                                  (2,313,110)    (1,977,040)
                                                                          ----------------------------------

  Total liabilities and stockholders' deficit                             $         6,839  $      19,798
                                                                          ==================================




                 The accompanying notes are an integral part of
                          these financial statements.
                                       39

                             Pen Interconnect, Inc.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                             2001                 2000
                                                                      ------------------- ---------------------
Revenues:
   Net revenues (Note 1)                                              $              -     $                -
   Costs of revenues                                                                 -                      -
                                                                      ------------------- ---------------------
                                                                                     -                      -
                                                                      ------------------- ---------------------

General and administrative expenses                                            951,355              1,733,596
Depreciation                                                                       874                    103
                                                                      ------------------- ---------------------
     Loss from operations                                                      952,229              1,733,699

Other income and expense
   Interest (income) expense                                                    33,048                358,195
   Acquisition Expense                                                         461,200                      -
   Loss on impairment                                                           63,000                320,500
   Loss on lawsuit                                                                   -                135,300
   Liquidation damage waiver                                                         -                 86,941
                                                                      ------------------- ---------------------
     Total other income and expense                                            557,248                900,936

     Loss from continuing operations before income taxes                     1,509,477              2,634,635
     Income Taxes                                                                  800                    900
                                                                      ------------------- ---------------------
       Loss from continuing operations                                       1,510,277              2,635,535

     (Gain) loss from discontinued operations, net of taxes of $-0-
       InCirT                                                                  (65,851)                     -
       Powerstream                                                                   -                269,356
                                                                      ------------------- ---------------------
          Total (gain) loss from discontinued operations                       (65,851)               269,356





                                   (continued)



                 The accompanying notes are an integral part of
                          these financial statements.
                                       40

                             Pen Interconnect, Inc.
                      STATEMENTS OF OPERATIONS (CONTINUED)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                        2001             2000
                                                                 ------------------------------------
  Loss from foreclosed segment:
  InCirT                                                                          -        228,471

  (Gain) loss from disposal of discontinued operations, net of taxes of $-0-
  Powerstream                                                                     -        963,027
  InCirT                                                                          -        (186,643)
                                                                 ------------------------------------
     Total loss from disposal of discontinued operations                          -        776,384

        Total (gain) loss from discontinued operations                      (65,851)     1,274,211
                                                                 ------------------------------------

 Net loss before extraordinary item                                       1,444,426      3,909,746
                                                                 ------------------------------------

 Extinguishment of debt                                                    (149,642)     (2,018,547)

 Net loss                                                         $       1,294,784 $    1,891,199
                                                                 ====================================

Earnings per share, basic and fully diluted:


 Loss before discontinued items and extraordinary item           $         (0.03)  $        (0.14)
 Loss from discontinued items                                               -               (0.07)
                                                                 ------------------------------------
  Loss before extraordinary item                                           (0.03)           (0.21)
                                                                 ------------------------------------

 Extinguishment of debt                                                     -                0.11
                                                                 ------------------------------------

 Net loss per share                                              $         (0.03)  $        (0.10)
                                                                 ====================================

 Shares used in per share calculation - basic and fully diluted         37,701,171       18,556,461
                                                                 ====================================




                 The accompanying notes are an integral part of
                          these financial statements.
                                       41

                             Pen Interconnect, Inc.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                                                 Retained
                                               Common               Preferred        Additional  earnings
                                                Stock                 Stock           paid-in  (accumulated
                                          Shares       Amount     Shares    Amount    Capital    deficit)       Total
                                       ------------- ------------------------------- -------------------------------------
 Balance September 30, 1999              9,638,114   $ 96,381        2,800 $    28  $ 17,447,876 $ (19,354,413) $(1,810,128)
                                       ------------- ----------------------------------------------------------------------


 Conversion of Preferred Stock -
Series B                                   411,112      4,111          (74)     (1)      (4,111)                         (1)

 Conversion of Preferred Stock -
Series A                                 9,057,654     90,577       (1,670)    (17)     (90,577)                        (17)

 Common stock issued in lieu of
    preferred stock dividend payable       349,323      3,493                            61,088                      64,581

 Compensation expense recognized
    on repricing of options and
warrants                                                                                339,822                     339,822

 Conversion of warrants - Preferred
    Stock Series A into common stock       315,000      3,150                            83,792                      86,942

 Exercise of stock options               1,150,000     11,500                           254,941                     266,441

 Exercise of warrants                    2,766,668     27,667                           273,451                     301,118

 Common stock issued for services        1,760,193     17,602                           416,372                     433,974

 Conversion of trade payables and debt
    into common stock                    1,061,747     10,617                           250,655                     261,272

 Sale of common stock                    1,087,135     10,871                           206,843                     217,714

 Dividends on Preferred Stock                                                                         (289,809)    (289,809)

 Stock options granted as compensation                                                   42,250                      42,250

 Net loss                                                                                           (1,891,199)  (1,891,199)
                                       ------------- ----------------------------------------------------------------------

 Balance September 30, 2000             27,596,946   $275,969        1,056 $    10  $19,282,402  $ (21,535,421) $(1,977,040)
                                       ============= ======================================================================



                 The accompanying notes are an integral part of
                          these financial statements.
                                       42

                             Pen Interconnect, Inc.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000



                                                                                                    Retained
                                                       Common            Preferred     Additional   earnings
                                                       Stock               Stock         paid-in  (accumulated
                                                  Shares     Amount  Shares   Amount     Capital    deficit)        Total
                                               --------------------------------------- ---------------------------------------
 Balance September 30, 2000                     27,596,946$  275,969   1,056 $   10  $ 19,282,402 $(21,535,421)$ (1,977,040)
                                               -------------------------------------------------------------------------------

 Conversion of Preferred Stock - Series B        1,617,648    16,177     (40)     -       (16,177)                        -

 Conversion of Preferred Stock - Series A        1,667,039    16,670     (39)     -       (16,670)                        -

 Exercise of options                               346,000     3,460                       40,882                    44,342

 Exercise of warrants                           16,102,251   161,023                      483,162                   644,185

 Common stock issued for services                  683,950     6,840                       21,920                    28,760

 Conversion of trade payables and debt
     into common stock                             760,178     7,602                       15,776                    23,378

 Stock granted as compensation                   1,100,000    11,000                       33,000                    44,000

 Compensation expense granted on options and
warrants                                                                                  163,765                   163,765

 Preferred dividend adjustment                                                                          10,289       10,289

 Other                                                (409)       (4)                                                    (4)

 Net loss                                                                                           (1,294,784)  (1,294,784)
                                               -------------------------------------------------------------------------------

 Balance September 30, 2001                     49,873,603$  498,736     977 $   10  $ 20,008,060 $(22,819,916)$ (2,313,110)
                                               ===============================================================================




                 The accompanying notes are an integral part of
                          these financial statements.
                                       43

                             Pen Interconnect, Inc.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        AS OF SEPTEMBER 30, 2001 AND 2000



                                                                                   2001                2000
                                                                            ------------------  ------------------
Increase (decrease) in cash and cash equivalents
 Cash flows from operating activities
  Net loss                                                                   $      (1,294,784) $       (1,891,199)
  Adjustments to reconcile net loss to net cash used                                                              .
   in operating activities
   Depreciation and amortization                                                           874              90,514
   Allowance for note receivable                                                             -             320,500
   Common stock issued for services                                                     28,760             433,974
   Compensation expense granted on options and warrants                                163,765                   -
   Extinguishment of debt                                                                    -          (2,018,547)
   Conversion of warrants                                                                    -              86,941
   Debt conversion to common stock                                                      23,378             261,272
   Common stock issued for dividends payable                                                 -              64,581
   Common stock issued in lieu of compensation                                          44,000                   -
   Stock options issued for services at below the fair market value
     of the stock on the date of the grant and repricing of options                          -             382,071
   Discontinued operations
   Loss on sale of divisions                                                                 -            (186,643)
   Loss on foreclosure of division                                                           -             963,027
   Changes in assets and liabilities
   Trade accounts receivable                                                                 -             790,429
   Inventories                                                                               -           1,300,987
   Prepaid expenses and other current assets                                             9,605               9,171
   Accounts payable                                                                   (234,303)          1,861,945
   Accrued liabilities                                                                (132,586)           (141,401)
                                                                            ------------------  ------------------

   Cash flow generated by (used in) operating activities                            (1,391,292)          2,327,622
                                                                            ------------------  ------------------


Cash flow from investing activities:
  Advances to perFORMplace                                                                   -             320,500
  Collections of notes receivable                                                            -            (374,567)
  Proceeds from sale of divisions                                                            -              75,689
                                                                            ----------------------------------------

   Net cash generated by investing activities                                                -              21,622
                                                                            ----------------------------------------



                                   (continued)


                 The accompanying notes are an integral part of
                          these financial statements.
                                       44

Cash flow from financing activities:
 Issuance of preferred stock                                                            -             (18)
 Proceeds from issuance of common stock                                                 -         217,714
 Proceeds from convertible debenture                                              650,000         150,000
 Proceed from advances                                                             40,000
 Net change in line of credit                                                           -      (1,840,467)
 Net change in long-term debt obligations                                               -      (1,611,010)
 Preferred dividends adjustment                                                    10,285               -
 Exercise of warrants                                                             644,185         301,117
 Exercise of stock options                                                         44,342         266,440
                                                                        ------------------------------------

        Net cash provided (consumed) in financing activities                    1,388,812      (2,516,224)
                                                                        ------------------------------------

        Net (decrease) in cash and cash equivalents                                (2,480)       (166,980)
                                                                        ------------------------------------

        Cash and cash equivalents at beginning of year                              9,319         176,299
                                                                        ------------------------------------

        Cash and cash equivalents at end of year                         $          6,839 $         9,319
                                                                        ====================================


Supplementary disclosures of cash flow information
 Cash paid during the year for
  Interest                                                               $              - $       360,296
  Income taxes                                                           $            800 $           900

 Sale of Division
  On January 21, 2000, the Company sold substantially all of the assets and certain liabilities of its Powerstream division (Note 3, 9)
   noted as follows:
     Cash                                                                                 $              -
     Accounts receivable, net                                                                      142,017
     Inventories                                                                                    74,262
     Note Receivable                                                                                 9,017
     Property, equipment and leaseholds, net                                                        69,229
     Accounts Payable                                                                             (166,661)
     Unearned revenue                                                                             (216,000)
     Note payable                                                                                  (14,820)
     Capital leases                                                                                 (7,998)
                                                                                          ------------------
        Net gain on sale of Division                                                              (110,954)
     Less consideration received
        Note receivable                                                                   $             -
        Cash                                                                                       75,689
                                                                                          ------------------

     (Gain) on sale of division                                                           $      (186,643)
                                                                                          ==================



                 The accompanying notes are an integral part of
                          these financial statements.
                                       45

Foreclosure of Division
     On March 3, 2000, the Company's InCirT Division was foreclosed and substantially all of the assets and liabilities were turned over to a secured lender (Note 3, 9). The value of the assets and liabilities transferred were as follows:


Accounts receivable, net                                                        $        2,038,322
Inventories                                                                              2,875,412
Notes receivable                                                                           299,662
Property, equipment and leaseholds, net                                                    959,758
Accounts payable                                                                        (2,614,032)
Other debt obligations                                                                  (2,596,095)
                                                                                -----------------------

      Loss on foreclosure of division                                           $         (963,027)
                                                                                =======================


 Conversion of debt and trade payables
     During 2001, debt and trade payables in the amount of $23,378 were converted in to 760,178 shares of common stock. During fiscal year 2000, debt and trade payables in the amount of $261,272 were converted into 1,061,747 shares of common stock.


                                                                               2001                2000
                                                                        ------------------- -------------------
The following are the other non-cash charges to common stock:
    Conversion of preferred stock into common stock                     $                   $            (18)
    Common stock issued in lieu of dividends payable                                                  64,581
    Conversion of warrants-preferred stock into common stock                                          86,941
    Common stock issued and warrants converted for services                       151,395            433,974
    Common stock issued for compensation                                           44,000                  -
    Compensation expense on stock options                                         163,765                  -
    Compensation expense on repricing of options and warrants                           -            339,822




                 The accompanying notes are an integral part of
                          these financial statements.

1.       Organization and Summary of Significant Accounting Principles

Organization

Pen Interconnect, Inc. ("the Company" or "Pen") was incorporated on September 30, 1985, in the State of Utah. Through March 3, 2000, the date of foreclosure of its last operating division, the Company was a total interconnection solution provider offering custom design and manufacturing of circuit boards, battery chargers, power supplies and uninterrupted power supply systems for original equipment manufacturers. Most of the Company's sales, before the closure of its operating divisions, consisted of printed circuit boards.

The Company experienced severe cash flow problems for several years and in an attempt to satisfy the demands of its creditors, sold three of its operating divisions, noted as follows:

                 Division Name                 Date Sold
                ---------------------------    -------------------------
                 Cable Davison                 January 31, 1999
                 MOTO-SAT                      September 30, 1999
                 Powerstream                   January 21, 2000

On March 3, 2000 the Company and its secured asset based lender, Finova Capital, entered into a voluntary foreclosure in which all the assets in the Company's last remaining division, InCirt, was transferred to Finova to satisfy the revolving credit and term loans held by the bank In a subsequent agreement, dated May 31, 2001 Finova Capital and Pen Interconnect agreed to a final settlement of all claims between them.

During the second quarter of FY2000, the Company announced a change in its strategic direction and began seeking merger candidates with new technologies. On March 29, 2000, the Company announced the signing of a letter of intent to acquire perFORMplace.com, a privately held Internet provider of electronic business-to-business services to the entertainment industry. On November 11, 2000, perFORMplace.com informed the Company that it had decided not to pursue the merger.

The Company subsequently signed a merger agreement with the The Automatic Answer, Inc. ("tAA"). tAA, a distributor of voice mail systems, has developed a client service based software products that are used in a Microsoft Window's environment. The Company's products include voice mail, automated attendant, call control, messaging and voice over Internet. The merger with tAA was effective October 1, 2001.


Basis of Presentation

The financial statements include the corporate operations of Pen Interconnect as continuing operations. All the remaining activity from the Company's prior operating divisions, including Cable, MOTO SAT, Powerstream and InCirt have been disclosed as discontinued operations in the financial statements for the years ended September 30, 2000 and 2001. During 2001, activity from discontinued operations was limited to the settlement of accounts payable.


                 The accompanying notes are an integral part of
                          these financial statements.
                                       47

1.     Organization and Summary of Significant Accounting Principles (continued)

Transactions related to the October 1, 2001 merger with tAA consist solely of advances from the Company to tAA to cover tAA's operating expenses during the pre-merger period. These advances have been expensed as acquisition expense.


Cash, Cash Equivalents and Short-Term Investments

The Company considers cash on hand, cash in banks, certificates of deposits and time deposits with original maturities of three months or less when purchased as cash equivalents. Short-term investments are investments with original maturity greater than ninety days and less than one year.


Property and Equipment

Property and equipment are recorded at cost. Expenditures for additions and major improvements are capitalized. Expenditures for repairs and maintenance and minor improvements are charged to expense as incurred. Gains or losses from retirements and disposals are recorded as other income or expense.

Property and equipment are depreciated over their estimated useful lives. Leasehold improvements and assets financed under capital leases are amortized over their estimated useful lives or the lease term, whichever is shorter. Depreciation and amortization are calculated using straight-line and accelerated methods over the following estimated useful lives:

                                                                    Years
                                                               -------------
                             Production equipment                  5-6
                             Furniture and fixtures                 10
                             Transportation equipment               10
                             Leasehold improvements                 5



                 The accompanying notes are an integral part of
                          these financial statements.

1.     Organization and Summary of Significant Accounting Principles (continued)

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.


Financial Instruments

         Cash and cash equivalents, trade accounts payable, and accrued liabilities are reflected in the financial statements at cost that approximates fair value.


Stock-Based Compensation

The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

In March 2000, the FASB released Interpretation No.44, " Accounting for Certain Transactions Involving Stock Compensation." This Interpretation addresses certain practice issues related to APE Opinion No.25. The provisions of this Interpretation are effective July 1, 2000, and except for specific transactions noted in paragraphs 94-96 of this Interpretation, shall be applied prospectively to new awards, exchanges of awards in business combinations, modifications to an outstanding award, and exchanges in grantee status that occur on or after that date.

Certain events and practices covered in this Interpretation have different application dates, and events that occur after an application date but prior to July 1, 2000, shall be recognized only on a prospective basis. Accordingly, no adjustment shall be made upon initial application of the Interpretation to financial statements for periods prior to July 1, 2000. Thus, any compensation cost measured upon initial application of this Interpretation that is attributed to periods prior to July 1, 2000 shall not be recognized. The Company has adopted the provisions of this Interpretation starting July 1,2000.


                 The accompanying notes are an integral part of
                          these financial statements.

1.     Organization and Summary of Significant Accounting Principles (continued)

      Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of changes in equity from non-owner sources in the financial statements. The Company does not have any components of comprehensive income in 2001 or 2000.


Valuation of Long-lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.


Fair Value of Financial Instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of these instruments. Because of the unique aspects of the subordinated debentures and long-term debt, fair values cannot readily be determined.


Revenue Recognition

Sales are generally recorded when products are shipped or when services are rendered.


Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include allowance for doubtful accounts, inventory obsolescence, estimated lives for fixed assets, goodwill and intangibles, the liabilities posed by lawsuits and collection of contingent assets. Actual results could differ from these estimates.


                 The accompanying notes are an integral part of
                          these financial statements.
                                       50

1.     Organization and Summary of Significant Accounting Principles (continued)

Advertising

The Company did not incur any significant amount of advertising expenses.


Earnings per share

Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period.

Diluted earnings per common share incorporate the incremental shares issuable upon the assumed exercise of stock options and warrants.

Certain of The Company's stock options were excluded from the calculation of diluted earnings per share because they were antidilutive, but these options could be dilutive in the future.


                       Segment and geographic information

The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders, on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. It also established standards for related disclosures about products and services, geographic areas and major customers. Segment disclosures have been provided for discontinued operations.


                              Recent pronouncements

         In June 1998, the Financial Accounting Standard Board (FASB) issued Statement No. 133, "Accounting for the Derivative Instruments and Hedging Activities". The Statement will require The Company to recognize all derivatives on the balance sheet at fair value. This statement is effective for fiscal years beginning after June 15, 2000, and has been adopted by The Company for the years ending September 30, 2001 and 2000. The management does not anticipate that the adoption of the new Statement will have a significant effect on The Company's revenues and earnings, as The Company currently does not have any derivative instruments.

The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


                 The accompanying notes are an integral part of
                          these financial statements.
                                       51

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"). SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but instead tested for impairment at least annually in accordance with the provisions of FAS No. 142. FAS No. 142 will also require that intangible assets with definite lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will continue to amortize goodwill existing at September 30, 2001 until the new standard is adopted and test goodwill for impairment in accordance with SFAS No. 121. The Company is currently evaluating the effect that adoption of the provisions of FAS No. 142 will have on its results of operations and financial position.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 will not have a material affect on the Company's results of operations or financial position.

In August 2001, the FASB issued SFAFS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. Implementation of SFAS No. 144 will not have a material effect on the Company's results of operations or financial position.


Reclassifications

Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentation. Such reclassifications had no effect on net income as previously reported.


                 The accompanying notes are an integral part of
                          these financial statements.

2.       Financial Results and Liquidity

The Company has incurred net losses of $1,294,784, $1,891,199, in 2001 and 2000, respectively. In addition, the Company has a stockholders' deficit of $2,313,110 and $1,977,041 and a working capital deficit of $817,888 and $972,729 as of September 30, 2001 and 2000, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's operations, including its combined operations with tAA once the merger becomes effective, continue to generate operating losses and to use rather than provide cash flow. The Company has issued common stock, preferred stock, debentures and convertible debt in exchange for cash and services to provide the necessary resources and working capital to help meet its strategic goals and to meet its current obligations.

         While the Company continues to seek additional equity capital, there can be no assurance that The Company will be successful. Without an infusion of sufficient additional capital, the Company will not be able to continue as a going concern. The financial statements do not include any adjustments that might be necessary should The Company be unable to continue as a going concern.



3.       Disposition of Operating Divisions

Cable Division

Effective January 31, 1999, the Company sold substantially all of the assets and certain of the liabilities of its Cable Division to Cables To Go, Inc (CTG). Net assets of $2,732,059 were sold for $1,075,000 in cash and a royalty payment contingent upon the future revenues of the Cable Division. $150,000 of the royalty payment was guaranteed and has been recorded by the Company as a note receivable from CTG. CTG agreed to use and compensate the Company for an additional $558,747 of the net assets contingent upon certain of its future operating needs. The Company originally recorded a loss of $948,312 upon disposition of the Cable Division but has adjusted the loss to $1,507,059 based on its determination that CTG will not use nor compensate the Company for the additional $558,747 of net assets.


MOTO-SAT Division

Effective September 30, 1999, the Company sold substantially all of the assets and liabilities of its MOTO-SAT Division to James Pendleton, the Company's former CEO and Chairman. The net assets of $68,438 were sold in exchange for Mr. Pendleton's agreement to waive any claim to post-employment, deferred compensation, or retirement benefits. The Company recognized a loss of $68,438 upon disposition of the MOTO-SAT Division.


                 The accompanying notes are an integral part of
                          these financial statements.

Powerstream Division

Effective January 21, 2000, the Company sold substantially all of the assets and liabilities of its Powerstream Division to Lund Instrument Engineering, Inc. The net assets of $ (110,954) were sold for cash of $75,689 plus a royalties ranging from 8% to 16% of the gross profits generated by the sale of certain products for a period of three years subsequent to the sale subject to certain adjustments. The Company recognized a gain of $186,643 upon the disposition of the PowerStream division. Cash proceeds were used to pay down a note due to a secured lender.


InCirt Division

The Company had been operating under a default notice with its asset-based lender, Finova Capital, since September 1999, when the Company began seeking buyers for its two remaining divisions PowerStream and InCirT. In February of 2000, a Letter of Intent to sell the InCirT division to another contract manufacturer was terminated. The Company then solicited a competitor to purchase most of the assets and to negotiate a supplier agreement with the Company's largest account as part of a voluntary foreclosure of all the remaining assets of the Company, for which Finova had a perfected security interest. The Company recognized a loss of $963,027 during 2000 resulting from the foreclosure of the InCirT division.



4.       Concentrations

Financial instruments that potentially subject The Company to concentration of credit risk include cash deposits in excess of FDIC limits and short-term investments. The Company restricts investment of cash balances to financial institutions with high credit standing.



5.       Investment in tAA

The Company concluded a merger agreement with The Automatic Answer, Inc. (tAA), a distributor of voice mail systems and other telephone products, on April 13, 2001. Under the agreement, the Company will give up sixty-seven percent (67%) of its shares to acquire tAA subject to the adjustment, noted below. Certain of tAA's debt holders are to convert their outstanding notes to a new class of preferred shares within 120 days after the close of the transaction.

The number of shares that the Company will give to tAA will be adjusted if the average closing price of the Company's stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000.



                 The accompanying notes are an integral part of
                          these financial statements.

As part of the transaction, the Company made several loans to tAA totaling $461,200. The loans were used to fund tAA's pre-merger cash flow.

The merger was effective October 1, 2001 and these loans are eliminated upon the consolidation of the two companies. These financial statements classify the $461,200 as acquisition expenses. The transaction will be accounted for as a reverse merger with tAA as the surviving entity. Pen shareholders will retain approximately 7% of the merged company.



6.       Foreclosure

The Company entered into a financing agreement with a bank for $6,300,000. The agreement consisted of a $5,000,000 revolving credit line and two term loans for $800,000 and $500,000. Under the loan agreements for these loans, the Company was required to meet certain financial ratios and specific minimum levels of earnings and net worth. The loan agreements also restricted employee advances, capital expenditures, compensation, and additional indebtedness; and restricted the payment of dividends. The Company had borrowed $4,436,562 under the line of credit at September 30, 1999. At times, including at September 30, 1999, the Company had been in violation of certain of the covenants of this credit facility. The Company operated under a forbearance agreement during all of fiscal 1999.

As of September 30, 1999, the Company had not received a waiver from the lender and all obligations under this credit facility were payable on demand of the lender and were classified as current liabilities in the balance sheet. Subsequent to September 30, 1999, the lender declared the loan agreement in default.

The Company continued operating under a default notice with its Lender as it disposed of its remaining operating divisions. Finova and the Company agreed to a voluntary foreclosure of all the remaining assets of the Company, for which Finova had a perfected security interest. The Company's September 30, 2000 balance sheet reflects the transfer of all collateral assets to Finova and the Company recognized an equal offset of the bank's line of credit balance and term loans owed by the Company. The Company recorded a loss on transfer of assets of $900,000.

During 2001, the Company negotiated an agreement with the Lender, which resulted in the complete satisfaction of all the debt with the Lender in exchange for $150,000, of which $40,000 remains unpaid as of September 30, 2001. The agreement also includes the issuance of 250,000 additional share of common stock, the repricing of 350,000 warrants from $1.00 to $.001, and the issuance of an additional 150,000 warrants at $.001.

Finova also transferred back to the Company rights to recover certain assets owned by the Company prior to the foreclosure. These assets, which have an estimated original book value of $800,000, have been fully reserved as of September 30, 2001.


                 The accompanying notes are an integral part of
                          these financial statements.

7.       Long Lived Assets

On an ongoing basis, management reviews the valuation of long-lived assets, including intangible assets, to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets and necessary adjustments, if any, are recorded. Based upon operating losses from certain divisions, continued cash flow problems and managements decision to negotiate the sale of other divisions, the Company reduced the carrying costs of certain of its long-lived assets by $320,500 in 2000 to better reflect management's current expectations for the realization of these assets. The adjustments relate to assets of the Company's various discontinued divisions and to assets from continuing operations.


During 2001, the Company decided to fully reserve the balance of amounts due from perFORMplace.com. The Company had signed a Letter of Intent with perFormplace.com during April 2000 providing for a reverse merger of the two companies. On November 8, 2000, perFormplace.com terminated the agreement.

The following is a summary of the assets charged-off to impairment for the years ended December 31:

                                       2001                    2000
                                 -----------------    --- ---------------
          Goodwill               $            -       $               -
          Investments                    63,000                 320,500
                                 --- -------------    --- ---------------

                                 $       63,000       $         320,500
                                 === =============    === ===============



8.       Operating Leases

The Company rents office space on a monthly basis. There are no long-term lease commitments.



                 The accompanying notes are an integral part of
                          these financial statements.
                                       56

9.       Discontinued Operations

         With the sale of its Cable and MOTO SAT operations during 1999 and the sale of Powerstream operation and the foreclosure of its InCirt division in 2000 (See Footnote 3), all of the operating divisions of the Company have been classified as discontinued operations.

         Following is a summary of the operating activity and the discontinued assets and liabilities of these operations:

                                           2001                      2000
                                   ---------------------     -------------------

     Revenues:
     InCirT Division               $                 -       $        6,674,890
     Cable Division                                  -                        -
     Other Divisions                                 -                   50,489
                                   --- -----------------     -- ----------------

                                   $                 -       $        6,725,379


     Gross Profit:
     InCirT Division               $                 -       $        1,160,301
     Cable Division                                  -                        -
     Other Divisions                                 -                   17,818
                                   --- -----------------     -- ----------------

                                   $                 -       $        1,178,119

     Indentifiable Assets:
     InCirT Division               $                 -       $            9,605
     Cable Division                                  -                        -
     Other Divisions                                 -                        -
                                   --- -----------------     -- ----------------

                                   $                 -       $            9,605

     Identifiable Liabilities:
     InCirT Division               $          (655,222)      $         (864,791)
     Cable Division                                  -                        -
     Other Divisions                                 -                        -
                                   --- -----------------     -- ----------------

                                   $          (655,222)      $         (864,791)
                                   === =================     == ================



                 The accompanying notes are an integral part of
                          these financial statements.

                                                            2001                 2000
                                                       ----------------   -------------------
      Assets from Discontinued Operations
           Prepaid Expenses                            $            -     $           9,605
                                                       --- ------------   --- ---------------

                                                       $            -     $           9,605
                                                       === ============   === ===============


      Liabilities from Discontinued Operations
           Accounts Payable                            $      655,222     $         864,791
                                                       --- ------------   --- ---------------

                                                       $      655,222     $         864,791
                                                       === ============   === ===============

During 2001, activity from discontinued operations was limited to the settlement of accounts payable.

10.      Related Party Transactions

Stephen J. Fryer, former Chairman, CEO, President and Chief Accounting Officer, received options for 4,700,000 shares in 2001.

Brian Bonar and Milton Haber, Directors of Pen, received 500,000 shares of common stock for their continued service as Board Members. Additionally, Mr. Bonar received options for 500,000 shares of the Company's common stock.

Brian Bonar has been a Director with Pen since January 2000 and is also Chairman of the Board at Itec. As of the foreclosure date, Itec owed InCirT/Pen $850,000 for services performed by InCirT. During the year, the Company received payments of $93,000 from Itek.

11.      Convertible Debentures

During 2001, the Company issued $800,000 in new one-year convertible debentures with interest rates ranging from 7% to 8%, payable quarterly. These debentures are convertible in the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. All these debentures are redeemable in cash due one year from the date of issuance.

In August 2000, the Company entered into a convertible debenture agreement for $600,000 in exchange for 4,000,000 shares of the Company's common stock. The convertible debenture has an interest rate of 7% per annum. The debenture is convertible into common stock at the lesser of $0.15 per share or 70% of market price on the conversion date.


                 The accompanying notes are an integral part of
                          these financial statements.
                                       58

      12.                  Stock Holders' Equity

Preferred Stock Dividends in Arrears Deferred

Payments of annual dividends for 2001 and 2000 were deferred by the Company's board of directors on the outstanding preferred stocks because of losses sustained by the Company. As of September 30, 2001, preferred dividends in arrears amounted to $480,323 on the Preferred Stock Series A and B.


Conversion of Convertible Preferred Stock - Series A

In 2000, the Company converted 1,670 shares of Preferred Stock Series A into 9,057,654 shares of common stock, and the Company converted $64,581 of dividends payable on these share shares of Preferred Stock into 349,323 shares of common stock. During 2001, the Company redeemed 39 shares of Preferred Stock Series A for 1,667,039 shares of common stock.

Conversion of Convertible Preferred Stock - Series B

In 2000, the Company converted 74 shares of Preferred Stock Series B into 411,112 shares of common stock. During 2001, the Company redeemed 40 shares of Preferred Stock Series B stock for 1,617,648 shares of common stock.


Conversion of Preferred Stock - Series A Warrants

In 2000, the Company converted warrants to purchase shares of Preferred Stock Series A into 315,000 shares of common stock in a cashless exercise, and the Company recorded an expense of $86,941 based on the fair value of the common stock on the date of conversion. During 2001, an additional 13,121,201 shares were issued in exchange of warrants at prices that ranged from $0.02 to $0.063. An additional 3,327,050 warrants were converted in lieu of payments for services rendered.


Repricing of Stock Options

In order to continue to attract and retain employees, the Board of Directors authorized the repricing of options and warrants to purchase shares of common stock effective March 2000, to the then fair market value of $0.30 per share. All repriced options maintained the same expiration terms. Approximately 1,240,000 options and warrants were repriced under this program. The repricing included members of the Board of Directors and executive officers.


                 The accompanying notes are an integral part of
                          these financial statements.

Warrants Activity for the Period

During the year ended September 30, 2001, the Board of Directors approved the issuance of warrants to purchase an aggregate of 21,754,251 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.02 to $0.10 per share, vest immediately, and expire at various times through December 2004.

In order to continue to meet operating cash flow requirements, and to attract and retain employees and consultants, the Board of Directors authorized the repricing of options and/or warrants to purchase shares of common stock in November 2000, February, 2001, March 2001 and June 2001, to the then fair market value, which ranged from $0.25 to $0.06 per share. Approximately 14 million options/warrants were repriced under this program. The repricing included approximately 2.6 million options and warrants granted to members of the Board of Directors and executive officers. The repricing of options/warrants resulted in warrants/options being exercised for approximately 11.7 million shares of common stock.

In September 2001, the Board of Directors authorized the repricing and the extended the expiration date of the public warrants to purchase shares of common stock to be effective November 2001. The price per share was repriced to $0.20, (the per share price has to be at a minimum of $0.24 for 15 days prior to conversion), from $6.50 per share and the expiration date was extended by one year (warrants will expire in November 2002. Approximately 2.8 million warrants were repriced under this program.

Included in the issuance of warrants to purchase 14 million aggregate shares of the Company's common stock are warrants that were issued to individuals under terms of a consulting agreement during the years ended September 30, 2001 and 2000. Such issuances were accounted for under Financial Accounting Standards Board Statement No. 123 using primarily the Black-Scholes option pricing model, which resulted in the recording of compensation cost during the years ended September 30, 2001 and 2000 (see note 14).


Grant of Equity Interest in Full Settlement of Trade Payable and Troubled Debt

Due to significant cash flow problems, in April 2000 the Company commenced on a program to reach agreements with its vendors to grant shares of its common stock to the vendors in full settlement of the amounts due the vendors. At the date of issuance of the shares, the amounts due vendors exceeded the fair market value of the common stock issued by $1,988,218, which is classified in the statement of operations as an extraordinary gain due to the extingushment of debt. As of September 30, 2000, the Company has issued 1,061,747 shares of its common stock under this program. An additional 760,178 shares were issued as settlement of debt during 2001.



                 The accompanying notes are an integral part of
                          these financial statements.
                                       60

13.      Preferred Stock

The Company issued two series of Preferred Stock. Series A was issued in February 1999 consisting of 1,800 shares, par value $0.01 per share, for $1,000 per share. Series B was issued in April 1999 at the same price but only 1,000 shares were issued. As mentioned in Note C, part of the funds raised from the issuance of this stock were used to repay the bridge loans made earlier in the fiscal year. After repayment of the bridge loans and paying $238,500 in fees and expenses, the net cash raised by the Company for operations was $1,665,500. Both series of Preferred Stock carry a 16 percent dividend rate, which is paid quarterly.

         Both issuances of Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into an amount of shares of Pen Common Stock equal to $1,000 divided by the average of the two lowest closing bid prices for Pen Common Stock during the period of 22 consecutive trading days ending with the last trading day before the date of conversion, after discounting that market price by 15 percent (the "Conversion Price"). During the first six months, the Board of Directors approved a reduction of the maximum Conversion Price for the Series A Preferred Stock and Series B Preferred Stock to $.53 from $1.17 and $.79 per share respectively. The reduction was granted to obtain a waiver in relation to the sale of a major asset - InCirT Technologies Division. The shares of Series B Preferred Stock are convertible into Common Stock at the same Conversion Price as the Series A Preferred Stock. Warrants to acquire 335,453 shares of Common Stock at conversion prices ranging from $0.86 to $1.434 per share were also issued to the purchasers of the Series A and Series B Preferred Stock. The warrants expire three years from date the Preferred Stock and warrants were initially issued.


         Convertible Debentures

On October 22, 1997, the Board of Directors of the Company approved the issuance of up to $1,500,000 of 3 percent convertible Debentures with a maximum term of 24 months. On June 16, 1998, the Board of Directors of the Company approved the issuance of up to $1,000,000 of additional three percent convertible debentures with a maximum term of 24 months. The convertible debentures (the "Debentures") mature, unless earlier converted by the holders, into shares of common stock of the Company. The Company filed a registration statement with the United States Securities and Exchange Commission with respect to the common stock of the Company into which the Debentures may be converted.

The Debentures were convertible by the holders thereof into the number of shares of common stock equal to the face amount of the Debentures being converted divided by the lesser of (i) eighty percent (80 percent) of the closing bid price of the Company's common stock as reported on the NASDAQ Small Cap market on the day of conversion, or (ii) $2.75. The Debentures could be converted in three equal installments beginning on the earlier of (i) the 75th day of their issuance, and continuing through the 135th day of their issuance, or (ii) the day following the effective date of the Registration Statement, through the 60th day following the effective date of the Registration Statement. The Company could cause the Debentures to be converted into shares of common stock after the 110th day following the effective date of the Registration Statement, if the common stock traded at or above $5.50 per share for 20 consecutive days.



                 The accompanying notes are an integral part of
                          these financial statements.

As of September 30, 1998, the Company had issued all $2,500,000 of these convertible Debentures and $1,000,000 had been converted to 689,332 shares of common stock. As of September 30, 1999, the remaining $1,500,000 of convertible Debentures had been converted into 2,092,671 shares of common stock.

Because of the favorable conversion feature of the Debentures, the Company has recognized interest expense relating to the price below market at which the Debentures can be converted into common shares of stock. The interest is initially set up as a deferred charge against the subordinated debenture balance with an offset to additional paid-in capital. The deferred interest is amortized over a period corresponding to time restrictions as to when the Debentures can be converted into stock. The resulting charge to interest expense increases the effective interest rate of the Debentures. Deferred interest expense of $250,032 was recorded on the $1,000,000 in Debenture issue relative to the favorable conversion feature and was amortized over four months and charged to interest expense. Amortization of the $250,032 deferred charge totaled $98,571 in fiscal 1999 ($151,461 in fiscal 1998). This interest along with the stated 3 percent interest rate in the Debentures results in an inherent interest rate of 31 percent.

In connection with the $1,500,000 Debenture issue, the Company recorded $389,591 of deferred interest expense related to the beneficial conversion feature. The entire deferred charge was amortized and charged to interest expense as of September 30, 1998. This interest when added to the stated 3 percent interest rate of the Debenture results in an inherent interest rate of 28 percent.

14.      Stock Options and Warrants

         The Company has a Stock Option Plan (the Plan). The Plan provides for the granting of both Incentive Stock Options (ISOs) and Non-qualified Stock Options (NSOs) to purchase shares of common stock. ISOs are granted at not less than market value on the date of grant, whereas NSOs may be granted at not less than 85 percent of the market value on the date of the grant. Options may be granted under the Plan to all officers, directors, and employees of the Company. In addition, NSOs may be granted to other parties who perform services for the Company. The Board of Directors has granted management the authority to issue non-statutory stock options and/or warrants to employees and consultants of the Company.

         As of September 30, 2001 and 2000, the Company granted to its employees and other eligible participants options and warrants exercisable for the Company's common stock and preferred stock. Options and warrants to purchase shares of its common stock are usually granted at the prices equal to the current fair value of the Company's common stock at the date of grant.

Under the Plan, no option may be exercised after the expiration date of ten years from the date of grant. As of September 30, 2000, there are two types of convertible securities (NSOs and Warrants) outstanding.

NSOs may be granted to any eligible participant as determined by the management of the Company.


                 The accompanying notes are an integral part of
                          these financial statements.

Stock options and warrants issued as of September 30, 2001 and 2000 are summarized as follows:

                                                          2001                               2000
                                             --------------------------------    ------------------------------
                                                                   Average                           Average
                                                                  Exercise                          Exercise
                                                 Shares             Price           Shares            Price
                                             ----------------    --- --------    --------------    --- --------
     Outstanding at beginning of year           11,036,654       $        2.34    11,086,667       $        2.45
     Granted                                    21,754,251                0.05     4,304,655                0.34
     Exercised                                 (16,448,251)               0.04    (4,231,668)               0.16
     Forfeited/Cancelled                        (1,150,000)               0.06      (123,000)               2.45
                                             ----------------    --- --------    --------------    --- --------
                                                15,192,654                0.34    11,036,654       $        1.23
     Outstanding at end of year
                                             ================    === ========    ==============    === ========

     Exercisable at end of year                 15,187,654       $        1.32    11,029,154       $        2.34
                                             ================    === ========    ==============    === ========

         The non-statutory stock options and warrants are for periods of two to five years.

Under APB-25, the cost of compensation is measured by the excess of the fair market price of the stock over the option exercise price on the measurement date. This is referred to as the intrinsic value method. Accordingly, the Company recorded compensation expense of $163,765 and $339,822 for options and warrants granted for the years ended September 30, 2001 and 2000.

The following table summarizes information about options and warrants outstanding at September 30, 2001:

                                           Options Outstanding                       Options Exercisable
                              -----------------------------------------------  --------------------------------
              Range of            Number          Weighted       Weighted           Number         Weighted
                               Outstanding        Average                        Exercisable
                                  as of          Remaining        Average           as of           Average
                              September 30,     Contractual      Exercise       September 30,      Exercise
          Exercise Prices          2001             Life           Price             2001            Price
         -------------------  ---------------  --------------- --------------  ----------------- --------------
           $0.01 - $0.06          11,049,701            0.65   $        0.08         11,049,701  $      0.08
            $0.07 -$0.10             510,000            4.27   $        0.10            510,000  $      0.10
           $0.11 - $0.50             315,000            3.69   $        0.31            310,000  $      0.31
           $0.51 - $1.00             326,953            4.96   $        0.73            326,953  $      0.73
           $1.01 - $2.00             140,000            1.13   $        1.72            140,000  $      1.72
           $2.01 - $6.50           2,851,000            0.09   $        6.49          2,851,000  $      6.49
                              ---------------  --------------- --------------  ----------------- --------------
                                  15,192,654           0.83    $        0.34         15,187,654  $      1.32
                              ===============  =============== ==============  ================= ==============


                 The accompanying notes are an integral part of
                          these financial statements.

The following table summarizes information about options and warrants outstanding at September 30, 2000:

                                           Options Outstanding                       Options Exercisable
                              -----------------------------------------------  --------------------------------
              Range of            Number          Weighted       Weighted           Number         Weighted
                               Outstanding        Average                        Exercisable
                                  as of          Remaining        Average           as of           Average
                              September 30,     Contractual      Exercise       September 30,      Exercise
          Exercise Prices          2000             Life           Price             2000            Price
         -------------------  ---------------  --------------- --------------  ----------------- --------------
             0.01 -0.20            2,074,201            0.65   $        0.06        2,074,201    $      0.65
             0.21 -0.30            2,067,500            4.27   $        0.30        2,060,000    $      4.27
            0.31 - 1.00              921,953            3.69   $        0.86          921,953    $      3.69
            1.01 - 2.00            3,112,000            4.96   $        1.85        3,112,000    $      4.96
            2.01 - 3.00               11,000            1.13   $        2.71           11,000    $      1.13
            3.01 - 6.50            2,850,000            0.09   $        6.50        2,850,000    $      0.09
                              ---------------  --------------- --------------  ----------------- --------------
                                  11,036,654           2.65    $        1.23       11,029,154    $      2.34
                              ===============  =============== ==============  ================= ==============

The exercises period for the options ranges from immediate to four years from the date of the grant and have various vesting requirements.

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its stock options and warrants granted to employees or to members of the Company's Board of Directors. Pursuant to FASB Interpretation No. 44, the Company applies provisions of SFAS No. 123 for options and warrants granted to third parties. Accordingly, in 2000, compensation cost has been recognized for its stock options and warrants granted to outside third parties subsequent to June 30, 2000. This information is required to be determined as if the Company had accounted for its employee stock options/warrants granted subsequent to December 31, 1994, under the fair value method of that statement. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended September 30:

                                          2001                   2000
                                   -------------------    -------------------
        Net Loss:
             As reported           $       (1,294,784)    $       (1,891,199)
             Pro forma             $       (1,388,495)    $       (1,966,130)

        Basic and diluted loss per
         common share:
             As reported:
                 Basic             $           (0.035)    $           (0.10)
                 Diluted           $           (0.035)    $           (0.10)
             Pro forma:
                 Basic             $           (0.037)    $           (0.11)
                 Diluted           $           (0.037)    $           (0.11)



                 The accompanying notes are an integral part of
                          these financial statements.

Options/warrants are granted at prices equal to the current fair value of the Company's common stock at the date of grant. All options and warrants granted during fiscal year 2000 vest immediately.

The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2000: dividend yield of 0%; expected volatility of 200%; risk-free interest rate of 5.6%, and expected life of 2 to 5 years; 2001: dividend yield of 0%; expected volatility of 300%; risk-free interest rate of 5.8%, and expected life equal to the actual life for the period. The weighted-average fair value of options and warrants granted were $0.02 and $0.06 for 2001, and $0.25 and $0.33 for 2000.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.



15.      Earnings Per Share

The number of weighted common shares outstanding used in the loss per share calculation is 37,701,171 in 2001 and 18,556,461 in 2000.

                                                                   2001                  2000
                                                            -------------------   -------------------
                  Net loss                                  $      (1,294,784)    $     (1,891,199)

                  Dividends on preferred stock                         10,289             (289,809)

                  Imputed dividends from beneficial
                  conversion feature                                        -                    -
                                                            --- ---------------   --- ---------------

                  Loss applicable to common stock           $      (1,284,495)    $     (2,181,008)
                                                            === ===============   === ===============


         For the years ended September 30, 2001 and 2000, all of the options and warrants that were outstanding were not included in the computation of diluted EPS because to do so would have been anti-dilutive.


                 The accompanying notes are an integral part of
                          these financial statements.

16.      Income Taxes

Income tax expense from continuing operations consists of the following:

                                                       2001            2000
                                                    ------------    ------------

                                    Federal         $         -     $        -
                                    State                   800            900
                                                    --- --------    --- --------

                                                    $       800     $      900
                                                    === ========    === ========

Reconciliation of income taxes (benefit) computed at the federal statutory rate of 34 percent is as follows:

                                                                           2001                  2000
                                                                     ------------------    ------------------
       Federal income taxes (benefit) at statutory rate              $       (258,957)     $       (568,743)
       State income taxes (benefit), net of federal tax benefit              (129,478)             (147,873)
       Permanent differences                                                        -                     -
       Increase in valuation allowance                                        387,635               717,516
                                                                     -- ---------------    --- --------------

       Income taxes                                                  $            800      $            900
                                                                     == ===============    === ==============


Deferred tax assets and liabilities consisted of the following:

                                                                      2001                  2000
                                                               -------------------    ------------------
                Deferred tax assets (liabilities)
                       Net operating loss                      $      8,295,665       $      7,954,332
                       Impairment of note receivable                    157,057                137,302
                       Other                                             26,547                      -
                                                               -- ----------------    --- --------------

                       Deferred tax asset                             8,479,269              8,091,634

                       Valuation allowance                           (8,479,269)            (8,091,634)
                                                               -- ----------------    --- --------------

                       Net deferred tax asset                  $              -       $              -
                                                               == ================    === ==============

The Company sustained net operating losses in each of the periods presented. For 2001 and 2000, there were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be fully established. A valuation allowance of $8,479,269 has been recorded in 2001 ($8,091,634 in 2000) to reduce the net deferred tax assets to their estimated net realizable value.


                 The accompanying notes are an integral part of
                          these financial statements.

As of September 30, 2001, the Company as net operating loss carryforwards for tax reporting purposes of approximately $17,315,000 expiring in various years through 2020. The merger with tAA results in a greater than 50% change in ownership and represents a different line of business. This severely restricts the use of these loss carryforwards.



17.      Commitments and Contingencies

Litigation

From time to time, the Company is engaged in various lawsuits or disputes as plaintiff or defendant arising in the normal course of business.

Following are the matters pending as of September 31, 2001:

1) On October 28, 1999 Color Savvy Systems, Ltd. filed suit to recover $165,750 in past due uncontested vendor obligations. On February 16, 2000, Color Savvy obtained a judgment against the Company for $165,783.

2) Sony Recording Media Products obtained a judgment against the Company for $35,086 plus interest during 2001. The Company has been making monthly payments of $5,000 per month against the outstanding balance.

3) On November 15, 2000 Alan L. Weaver, former CEO of Pen Interconnect, Inc., obtained a judgment against the Company in the amount of $118,500 plus interest for breach of a settlement agreement relative to Mr. Weaver's employment agreement with the Company. The Company is currently negotiating a payment plan with the former CEO.

4) The Company is in discussion with Wayne Wright, the prior CFO of the Company, regarding a claim the CFO has regarding the value of certain stock given to him as part a settlement of his employment agreement. The resolution of amounts due under this potential claim is not currently determinable.


Capitalized Leases

Subsequent to the cessation of manufacturing operations in March 2000, various lessors foreclosed upon capitalized lease equipment and the equipment was returned to the lessors. At the beginning of the fiscal year, October 1999 future lease payments were $558,492. The Company had made certain payments prior to default. The lessors have not made additional claims after repossession of the equipment.


                 The accompanying notes are an integral part of
                          these financial statements.

18.      Subsequent Events

         The merger with tAA was effective October 1, 2001. The name of the Company and its trading symbol was changed to The Amanda Company, Inc (trading symbol AMND.OB), effective with the merger.

         In accordance with the merger agreement with tAA, the Company issued 408,163,265 shares of the Company stock to the tAA shareholders and will issue an estimated additional 200,000,000 shares to the tAA shareholders to complete the merger. An additional 50,000,000 shares are to be issued to Bi-Coastal, Inc., a company that helped orchestrate the merger.

         The Company anticipates that the 10-1 reverse split approved by the shareholders at the annual meeting on August 30, 2001 will be effective in January 2002.

     The Company leased 5000-sq.ft. new office space Irvine, CA over a 60-month term at $ 5056 per month.

         The Company issued $100,000 in one year convertible debentures with interest at 8%, payable quarterly. These debentures are convertible in the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. These debentures are due one year from the date of issuance.

         The Company issued convertible promissory notes totaling $450,000 in October 2001. These notes are convertible into the company's common stock at $.01 per share and have a 8,055,853 warrant exercisable for common stock at $.02 per share and 1,500,000 warrants at $.01 per share.















                 The accompanying notes are an integral part of
                          these financial statements.
                                       68

                               THE AMANADA COMPANY
                         UNAUDITED FINANCIAL STATEMENTS

                        FOR THE THREE MONTH PERIOD ENDED
                           DECEMBER 31, 2001 AND 2000




                 The accompanying notes are an integral part of
                          these financial statements.

                             PEN INTERCONNECT, INC.

                         UNAUDITED FINANCIAL STATEMENTS

            FOR THE THREE MONTH PERIOD ENDING DECEMBER 2001 AND 2000






         Page



         Balance Sheets...................................................72-73


         Statements of Operations ...........................................74


         Statements of Cash Flows............................................75

         Notes to Financial Statements....................................76-80



                 The accompanying notes are an integral part of
                          these financial statements.
                                       70

                            THE AMANDA COMPANY, INC.
                                 BALANCE SHEETS
                                     ASSETS

                                                        December 31,               September 30,
                                                            2001                        2001
                                                        -------------              -------------
                                                        (Unaudited)                (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                             $      69,247             $       36,394
  Accounts receivable, net                                    153,607                     84,069
  Other receivable                                             10,000                         -
  Inventory                                                   168,396                    172,617
  Prepaid and other current assets                            124,044                     51,880
                                                        -------------              -------------
     Total current assets                                     525,294                    344,960

PROPERTY AND EQUIPMENT, NET                                    24,608                     33,020

SECURITY AND OTHER DEPOSITS                                    36,474                     29,436
                                                        -------------              -------------
    Total assets                                        $     586,376              $     407,416
                                                        =============              =============


The accompanying notes are an integral part of these financial statements.

                            THE AMANDA COMPANY, INC.
                           BALANCE SHEETS - CONTINUED
                     LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                        December 31,               September 30,
                                                            2001                        2001
                                                        -------------              -------------
                                                        (Unaudited)                (Unaudited)
CURRENT LIABILITIES
  Accounts payable                                      $   1,093,766              $     778,986
  Accrued liabilities                                         510,636                  1,198,496
  Leasing financing payable                                    22,750                     22,750
  Notes payable                                               463,000                    573,000
  Deferred revenue                                             27,161                     15,448
  Convertible debentures                                      900,000                    800,000
  Accrued dividends payable                                   503,537                    480,324
                                                        -------------              -------------
    Total current liabilities                               3,520,850                  3,869,004

LONG-TERM LIABILITIES
  Lease financing payable                                      61,586                     72,320
  Convertible promissory notes                                470,000                        -
                                                        -------------              -------------
    Total long-term liabilities                               531,586                     72,320
                                                        -------------              -------------
    Total liabilities                                       4,052,436                  3,941,324

STOCKHOLDERS' DEFICIT
  Convertible Preferred stock, $0.01 par value
   authorized 5,000,000 shares, Series A; issued                    1                          1
   and outstanding 61 shares at December 31, 2001
   and 91 shares at September 30, 2001.  Series B;                  7                          9
   issued and outstanding 746 shares at December 31,
   2001 and 926 shares at September 30, 2001
  Common stock, $.001 par value, issued and
   outstanding 703,519,273 shares at December 31, 2001
   and 687,789,599 shares at September 30, 2001               703,519                    687,789
  Accumulated deficit                                      (4,169,588)                (4,221,707)
                                                        -------------              -------------
    Total stockholders' deficit                            (3,466,061)                (3,533,908)
                                                        -------------              -------------

    Total liabilities and stockholders' deficit         $     586,375              $     407,416
                                                        =============              =============


The accompanying notes are an integral part of these financial statements.
                                       72

                            THE AMANDA COMPANY, INC.
                            STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                               Three months ended
                                                                   December 31,
                                                            2001                 2000
                                                        -------------       -------------
Net sales                                               $     900,377       $   1,086,227
Cost of sales                                                 488,694             676,173
                                                        -------------       -------------
   Gross profit                                               411,683             410,054

Selling, general and administrative expenses                  556,940             956,100
                                                        -------------       -------------
Operating loss                                               (145,257)           (546,046)

Other income (expense)
 Interest expense                                             (37,860)            (71,494)
 Miscellaneous income, net                                     45,236              82,641
 Loss on impairment                                                 -             (63,000)
 Loss from discontinued operations                                  -             (39,323)
 Exitinguishment of debt                                            -              11,119
                                                        -------------       -------------

Loss before extraordinary item                               (137,881)           (626,103)

Merger costs                                                 (876,000)                  -
                                                        -------------       -------------
Net loss before income taxes                               (1,013,881)           (626,103)
                                                        -------------       -------------
Income taxes                                                        -                   -
                                                        -------------       -------------

Net loss                                                $  (1,013,881)      $    (626,103)
                                                        =============       =============



The accompanying notes are an intergral part of these statements.
                                       73

                            THE AMANDA COMPANY, INC.
                            STATEMENTS OF CASH FLOW
             FOR THE THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000

                                                            2001               2000
                                                        -------------       -------------
CASH FLOES FROM OPERATING ACTIVITIES:
  Net loss                                              $  (1,013,881)      $    (626,103)
  Adjustments to reconcile net cash provided
   (used) in operating activities
     Depreciation and amortization                              8,412              27,194
     Allowance for notes receivable                               -                63,000
     Warrant/option compensation expense                          -                42,513
     Common stock issued for compensation                   1,081,729              50,022

  Effect on cash of changes in operating assets
    and liabilities:
     Decrease (increase) in accounts receivable, net          (69,538)            115,323
     Decrease (increase) in other receivables                 (10,000)            (37,020)
     Decrease (increase) in inventory                           4,221             (13,291)
     Decrease (increase) in prepaid and other current
       assets                                                 (72,164)             32,240
     Decrease (increase) in security deposits                  (7,038)             (4,492)
     Increase (decrease) in accounts payable                 (300,442)            (48,951)
     Increase (decrease) in accrued expenses                   (9,424)            119,440
     Increase (decrease) in advances payable                  (40,000)                -
     Increase (decrease) in deferred revenue                   11,713              28,595
                                                        -------------       -------------
       Net cash provided (used) in operating activities      (416,412)           (251,530)
                                                        -------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to perFORMplace                                        -               (63,000)
  Issuance of notes receivable                                    -               (37,020)
                                                        -------------       -------------
       Net cash provided (used) in investing activities           -              (100,020)

CASH FLOWS FROM FINANCING ACTIVITIES;
  Payments of notes payable                                  (110,000)              -
  Payments of equipment financing                             (10,735)              -
  Proceeds from equipment financing                               -                97,591
  Proceeds from notes payable                                     -               240,698
  Proceeds from convertible debenture                         100,000               -
  Proceeds from convertible promissory notes                  470,000               -
                                                        -------------       -------------
      Net cash provided (used) in financing activities        449,265             338,289
                                                        -------------       -------------
Net increase (decrease) in cash and cash equivalents           32,853             (13,261)

Cash and cash equivalents at beginning of period               36,394              48,783
                                                        -------------       -------------
Cash and cash equivalents at end of period              $      69,247       $      35,522
                                                        =============       =============

The accompanying notes are an integral part of these financial statements.
                                       74

The accompanying notes are an integral part of these statements.

Non-cash investing and financing activities

         During the first quarter of FY2002 Series A preferred shareholders converted 30 preferred shares into 2,941,176 common shares at an average conversion price of $0.0102 per common share. Series B preferred shareholders converted 150 preferred shares into 15,730,674 common shares at an average conversion price of $0.0095 per common share. Under the conversion terms of the convertible preferred shares, a holder has the right to convert preferred shares into common shares at eighty-five (85%) percent of the average of the two lowest closing bid prices during the last twenty-two (22) consecutive trading days prior to conversion. As part of the merger, the Company issued
          50,000,000 shares of common stock with a value of $876,000.

NOTE A - GOING CONCERN

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company had a loss of $1,013,881 for the quarter ended December 31, 2001, a deficit of $3,466,061 in stockholders' equity and negative working capital of $2,934,474 for the period ended December 31, 2001. The Company intends to continue to raise additional funds in the capital markets for working capital purposes. The Company must raise additional capital in order to continue as a going concern.

NOTE B - ACQUISITIONS/DISPOSITIONS

         The Company completed its merger with the Automatic Answer Company
         (tAA) in the quarter ended December 31, 2001. The merger was accounted for as a reverse merger. The recapitalization of tAA, the surviving entity, resulted in a reduction of $2,119,979 in stockholder's equity; $876,000 of which was attributable to merger expenses and $1,243,979 resulting from the assumption of the net deficit of the registrant.

NOTE C - OPTIONS TO PURCHASE COMMON STOCK

         No options were exercised in the first quarter.

NOTE D - WARRANTS TO PURCHASE COMMON STOCK

         No warrants were exercised in the first quarter.

NOTE E - OPTIONS/WARRANTS TO PURCHASE COMMON STOCK

         No options or warrants were issued in the first quarter/

NOTE F - ACCRUED PREFERRED STOCK DIVIDENDS

         The Company accrued $23,214 for dividends payable to preferred shareholders during the quarter.

Note G - Preferred Stock

         The Company has issued two series of Preferred Stock. Series A was issued in February 1999 consisting of 1,800 shares, par value $0.01 per share, for $1,000 per share. Series B was issued in April 1999 at the same price and par value but only 1,000 shares were issued. Both series of Preferred Stock carry a 16 percent dividend rate, which is paid quarterly. If and when the Company's stock is listed again on NASDAQ the dividend rate will drop to 8 percent.


The accompanying notes are an integral part of these financial statements.
                                       75

         Both issuances of Preferred Stock are convertible into shares of the Company's Common Stock. Each share of Series A Preferred Stock is convertible into an amount of shares of Pen Common Stock equal to $1,000 divided by the average of the two lowest closing bid prices for Pen Common Stock during the period of 22 consecutive trading days ending with the last trading day before the date of conversion, after discounting that market price by 15 percent (the "Conversion Price"). The maximum Conversion Price for the Series A Preferred Stock is $1.17 per share. The shares of Series B Preferred Stock are convertible into Common Stock at the same Conversion Price as the Series A Preferred Stock except for a maximum Conversion Price of $0.79 per share. Warrants to acquire 320,000 shares of Common Stock at prices ranging from $0.86 to $1.28 per share were also issued to the purchasers of the Series A and Series B Preferred Stock. The Warrants expire three years from date the Preferred Stock and warrants were initially issued.

NOTE H - CONVERTIBLE DEBENTURE

         In the first quarter ended December 31, 2001 the Company issued $100,000 in one year convertible debentures with interest at eight (8) percent, payable quarterly. These debentures are convertible into the Company's common stock at the lower of $.04 or 70% of the average of the three lowest closing prices during the 30 days prior to the conversion. These debentures are due one year from the date of the issuance.

NOTE I - CONVERTIBLE PROMISSORY NOTE

         In the first quarter ended December 31, 2001 the Company issued a convertible promissory note totaling $450,000 at an interest rate of eight (8) percent per annum. These notes are convertible into the Company's common stock at $.01 per share and a 8,055,853 warrant exercisable for common stock at $.02 per share and 1,500,000 warrants at $.01 per share.

Note J - Earnings (loss) per share

         Basic earnings (loss) per common share is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per common share are similarly calculated, except that the weighted average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential except for periods when such calculations would be anti-dilutive.

         For the three ended December 31, 2001, net earnings (loss) attributable to common shareholders includes accrued dividends at the stated dividend rate from date of issuance and a non-cash imputed dividend to the preferred shareholders related to the beneficial conversion feature on the 1999 Series A and B Preferred Stock and related warrants. The beneficial conversion feature is computed as the difference between the market value of the common stock into which the Series A and B Preferred Stock can be converted and the value assigned to the Series A and B Preferred Stock in the private placement. The imputed dividend is a one-time non-cash charge against the earnings (loss) per common share. The calculation of earnings (loss) per share is included in
         Exhibit 11.


The accompanying notes are an integral part of these financial statements.

NOTE K - INTERIM PERIOD COST OF GOODS SOLD

         Inventory costing is based on specific identification. An inventory count is taken at the end of each quarter.

NOTE L - INCOME TAXES

         The future benefits of loss carried forward are fully reserved. There were no income taxes during the quarter.


        ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


         FORWARD-LOOKING STATEMENTS. This report contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 as amended, and section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In addition, the Company may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by the following factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without limitation, cycles of customer orders, general economic and competitive conditions and changing consumer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

         Because of these and other factors that may affect the Company's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

         The following discussion and analysis provides certain information which the Company's management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition for the three months ended December 31, 2001 and 2000. This discussion should be read in conjunction with the audited financial statements of the Company and notes thereto included in the Annual Report of the Company on Form 10-KSB for the year ended September 30, 2001.

         General

         There were no sales from continuing operations for the quarter ended December 31, 2000. All operating divisions were disposed of during 1999 and 2000, and all operating activity was reclassified as discontinued operations. Since March 2, 2000, the Company decided to maintain its' situation as a reporting public company, and to reduce its' debt in order to make the Company attractive to private companies that would want to use Pen to go public. This approach would be a major step to possibly help to maintain some shareholder value in the Company's stock price.


The accompanying notes are an integral part of these financial statements.

         The Company did enter into a Letter of Intent to reverse merge with a small private .com company, perFORMplace.com, in the entertainment services business. A definitive agreement was signed in late August 2000 with the intent to obtain shareholder ratification at the next shareholders' meeting. However, on November 8, 2000, before the meeting could be held, perFORMplace.com terminated the merger.

         On October 1, 2001, the Company completed a reverse merger with tAA. tAA is the surviving entity for accounting purposes. The following discussion is based upon the merged activities of both companies for all periods presented.

         Net sales. Net sales for the Company decreased $185,850 or approximately 17 percent for the three month period ended December 31, 2001, as compared to the same period in the prior year. The Company believes that the economic conditions after September 11, 2001 have contributed significantly to the decline in revenues. Prior to September 11, 2001, the Company was achieving higher monthly sales revenues.

         Cost of sales. Cost of sales as a percentage of net sales decreased to 54% of net sales as compared to 62% for the same period in the prior year. The decrease resulted from the increase in the shipment of higher gross profit margin products; along with a reduction in shipping costs due to improved inventory control and production processes.

         Selling, general and administrative expenses. Selling, general and administrative expenses decreased by $399,160 or approximately 42% from the three month period ended December 31, 2001 as compared to the same period in the prior year. The decrease is due (1) the reduction in salaries, payroll taxes and related employee expenses paid in the current quarter as compared to the prior year due a reduction in personnel. (2) In June 2001, the operations of Pen Interconnect were relocated to the offices of the Automatic Answer, Inc. (tAA). The relocation resulted in the termination of the remaining Pen employees as salaried employees, along with a reduction in operating expenses.
         (3) The Automatic Answer Company moved it offices from San Juan Capistrano, CA to Irvine, CA thereby reducing monthly rent expense for the quarter ended December 31, 2001 by approximately $15,000; and (4) the Company has made a concerted effort to eliminate any on-going expenses that were not relative to producing revenue or profit for the Company.

         Other income and expenses. The net decrease in other income and expenses for the quarter ended December 31, 2001 amounted to $87,433. In the same period in the prior year the Company incurred a loss on impairment of


         $63,000 and a loss from discontinued operations of $39,323. There were no comparable losses in the current quarter.


The accompanying notes are an integral part of these financial statements.

         Extraordinary costs. The Company recorded costs of $876,000 for the quarter ended December 31, 2001. These costs are associated with the merger between Pen Interconnect, Inc. and the Automatic Answer, Inc. (tAA).

         Net earnings (loss) and earnings (loss) per share. Net loss for the first fiscal quarter ended December 31, 2001 totaled ($1,013,881) or ($0.00) per share, compared with losses of ($626,103) or ($0.00) per share for the first fiscal quarter of FY 2000.

         Liquidity and Capital Resources

         During the first three months of FY 2001 the Company sustained losses of $1,013,881. As a result of these losses the Company raised additional working capital through the issuance of Convertible Debentures ($100,000) and Convertible Promissory Notes ($450,000).

         Inflation and Seasonality

         The Company does not believe that it is significantly impacted by inflation or seasonally.




The accompanying notes are an integral part of these financial statements.
                                       79

                           THE AUTOMATIC ANSWER, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999


The accompanying notes are an integral part of these financial statements.
                                       80

                           THE AUTOMATIC ANSWER, INC.

                              Financial Statements

                           December 31, 2000 and 1999






Report of Independent Certified Public Accountants                     83

Balance Sheets                                                    84 - 85

Statements of Operations                                               86

Statements of Shareholders' Equity                                     87

Statements of Cash Flows                                          88 - 89

Notes to Financial Statements                                    90 - 106


The accompanying notes are an integral part of these financial statements.
                                       81

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
The Automatic Answer, Inc.

      We have audited the accompanying balance sheets of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations and has a net capital deficiency, which raise doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Pohl, McNabola, Berg & Company LLP
May 25, 2001


The accompanying notes are an integral part of these financial statements.

                           THE AUTOMATIC ANSWER, INC.
                                 Balance Sheets
                           December 31, 2000 and 1999



                                                                                     2000              1999
                                                                               ------------------------------------
                                    ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                    $         29,278 $          41,771
   Accounts receivable, net                                                               96,252           241,523
   Inventory                                                                             133,364           338,118
   Employee advances                                                                           -            10,647
   Prepaid and other current assets                                                            -            24,000
                                                                               ------------------------------------

      Total current assets                                                               258,894           656,059

PROPERTY AND EQUIPMENT, net                                                              107,087           195,055

OTHER ASSETS                                                                              35,478            35,478
                                                                               ------------------------------------

         TOTAL ASSETS                                                           $        401,459 $         886,592
                                                                               ====================================




                                   (continued)


The accompanying notes are an integral part of these financial statements.
                                       83

                           THE AUTOMATIC ANSWER, INC.
                           Balance Sheets (continued)
                           December 31, 2000 and 1999






                                                                                     2000              1999
                                                                               ------------------------------------
                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                             $      601,330   $        776,018
   Accrued expenses                                                                    327,707            214,834
   Deferred revenue                                                                     94,611             64,790
   Notes payable - related party                                                       523,000            545,383
   Lease financing payable                                                              22,750                  -
   Note payable                                                                         50,000             50,000
                                                                               ------------------------------------

      Total current liabilities                                                      1,619,398          1,651,025

LONG-TERM LIABILITIES
   Note payable                                                                              -             50,000
   Lease financing payable                                                              74,841                  -
                                                                               ------------------------------------

      Total long-term liabilities                                                       74,841             50,000

SHAREHOLDERS' EQUITY
   Preferred stock, $.001 par value; 2,000,000 shares authorized; 200,000
       Series A; 153,920 shares of Series A issued and outstanding                         154                154

   Common stock, $.001 par value; 8,000,000 shares authorized; 4,425,235 and
       2,070,581 shares issued and outstanding                                           4,426              2,071


   Additional paid-in capital                                                        1,115,954          1,094,762
   Retained earnings                                                                 (2,413,314)       (1,911,420)
                                                                               ------------------------------------

      Total shareholders' equity                                                     (1,292,780)         (814,433)

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $      401,459   $        886,592
                                                                               ====================================


The accompanying notes are an integral part of these financial statements.
                                       84

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Operations
                           December 31, 2000 and 1999


                                                                2000                1999               1998
                                                            ----------------- ------------------ --------------------

      NET SALES                                              $  5,150,379      $     6,392,937    $      6,335,427

      COST OF SALES                                             3,220,140            3,685,583           3,946,588
                                                            ----------------- ------------------ --------------------

      GROSS PROFIT                                              1,930,239            2,707,353           2,388,839

      SELLING, GENERAL AND ADMINISTRATIVE
      EXPENSES                                                  2,367,317            2,357,340           2,998,941

      RESEARCH AND DEVELOPMENT EXPENSES                                 -                    -             913,353
                                                            ----------------- ------------------ --------------------

      OPERATING INCOME (LOSS)                                    (437,077)             350,013           (1,523,455)

      INTEREST EXPENSE                                            117,849               73,779              65,775

      OTHER (INCOME) EXPENSE                                      (53,834)              (36,591)             (6,160)
                                                            ----------------- ------------------ --------------------

      INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX              (501,093)             312,826           (1,583,070)

      INCOME TAX (BENEFIT) PROVISION                                  800                1,600              (62,592)
                                                            ----------------- ------------------ --------------------

      NET INCOME (LOSS)                                      $   (501,893)     $       311,226    $      (1,520,478)
                                                            ================= ================== ====================


The accompanying notes are an integral part of these financial statements.
                                       85

                           THE AUTOMATIC ANSWER, INC.
                       Statements of Shareholders' Equity
                           December 31, 2000 and 1999



                                                                       Additional
                                                                       Paid in           Retained
                                                                       capital        earnings         Total
                              Preferred stock       Common stock                      (deficit)       Equity
                             Shares      Amount   Shares     Amount
                           ----------------------------------------------------------------------------------------
Balance, December 31, 1997    150,920  $     151  2,055,627 $  2,056    1,063,762  $    $(702,172)      $363,797

Shares issued - preferred       3,000          3                           16,061                         16,064

Net loss                                                                               (1,520,474)     (1,520,474)
                           ----------------------------------------------------------------------------------------

Balance, December 31, 1998    153,920        154  2,055,627    2,056    1,079,823      (2,222,646)     (1,140,613)


Shares issued for
compensation                                         14,854       15       14,839                         14,854

Stock option exercised                                  100     -             100                            100

Net income                                                                                311,226        311,226
                           ----------------------------------------------------------------------------------------

Balance, December 31, 1999    153,920        154  2,070,581    2,071    1,094,762      (1,911,420)       (814,433)


Shares issued for
compensation                                      1,457,825    1,458       13,121                         14,579

Shares issued for interest
on loans                                            896,829      897        8,071                          8,968

Net loss                                                                                 (501,893)       (501,893)
                           ----------------------------------------------------------------------------------------

Balance, December 31, 2000    153,920  $     154  4,425,235 $  4,426    1,115,954  $   (2,413,313)     (1,292,780)
                           ========================================================================================


The accompanying notes are an integral part of these financial statements.
                                       86

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Cash Flows
                           December 31, 2000 and 1999



                                                                        2000            1999            1998
                                                                      ------------   ------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $ (501,893)    $   311,226    $   (1,520,478)
Adjustments to reconcile net cash provided (used) in
operating activities:
Depreciation and amortization                                           107,497         148,130          150,530
Loss (gain) on disposal of equipment                                          -               -           15,486
Common Stock issued for compensation and interest                        23,546          14,954                -

Effect on cash of changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net                         145,271         (23,945)          (29,136)
Decrease (increase) in inventory                                        204,754         107,585          (143,915)
Decrease (increase) in prepaid assets                                    24,000         (7,937)           45,815
Decrease (increase) in employee advances                                 10,647        (10,647)                -
Decrease in income tax receivable                                             -               -           92,413
Decrease in security deposits                                                 -           4,800                -
Increase (decrease) in accounts payable                                (174,688)       (264,594)         540,158
Increase (decrease) in deferred revenue                                  29,821          36,268          (3,989)
Increase in accrued expenses                                            112,873          33,914           52,209
Increase (decrease) in license fee payable                                    -         (84,000)          84,000
                                                                    -------------- -------------- -----------------

   Net cash provided (used) in operating activities                     (18,172)        265,754          (716,907)
                                                                    -------------- -------------- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                      (10,595)              -          (162,453)
                                                                    -------------- -------------- -----------------

   Net cash used in investing activities                                (10,595)              -          (162,453)
                                                                    -------------- -------------- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                                                   -               -           16,065
Payments of notes payable                                               (72,383)       (50,000)
Proceeds from equipment refinancing                                      88,657               -                -
Borrowings under notes payable                                                -          85,070          360,313
Borrowing under line of credit                                                -               -           73,588
Payments under line of credit                                                 -        (263,588)               -
                                                                    -------------- -------------- -----------------

   Net cash provided (used) by financing activities                      16,274        (228,518)         449,966
                                                                    -------------- -------------- -----------------

Net increase (decrease) in cash and cash equivalents                    (12,493)         37,236          (429,394)

Cash and cash equivalents, beginning of year                             41,771           4,535          433,929
                                                                    -------------- -------------- -----------------

Cash and cash equivalents, end of year                               $   29,278     $    41,771    $       4,535
                                                                    ============== ============== =================


                                   (continued)


The accompanying notes are an integral part of these financial statements.
                                       87

                           THE AUTOMATIC ANSWER, INC.
                      Statements of Cash Flows (continued)
                           December 31, 2000 and 1999



                                                                        2000            1999            1998
                                                                      ------------   ------------   ---------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 - Cash paid during the year
for:
   Interest                                                          $   42,578     $    52,506    $      65,775
   Income tax                                                        $        -     $     1,600    $         800
                                                                    ============== ============== =================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING TRANSACTIONS:
   Computer equipment refinanced under a lease transaction:
        Cash received                                                $   88,657
        Retired computer equipment                                      (15,828)
        Refurbished computer equipment                                   24,762
                                                                    --------------
        Lease financing payable                                      $   97,591
                                                                    ==============


The accompanying notes are an integral part of these financial statements.
                                       88

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and line of business

          The Automatic Answer, Inc. (the Company) makes PC-enabled telephone answering software. Sales are made primarily to resellers and dealers.


         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserve for bad debts, reserve for obsolete inventory, and depreciation. Actual results could differ from those estimates.


         Cash and cash equivalents

         For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.


         Concentration of cash

         The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. Uninsured balances as of December 31, 2000 and 1999 were $92,279 and $0 respectively.


         Revenue recognition

         The Company recognizes revenue when merchandise is shipped to a customer or at the time services are rendered. The Company estimates the reserve for returns based on the historical amount of returns.

         Accounts receivable

         The Company's accounts receivable consists of balances due from dealers in the telecommunications industry. The terms are normally net 10 days.

         The Company recorded an allowance for bad debts of $71,828 and $25,000 at December 31, 2000 and 1999, respectively.


         Inventory

         Inventory consists principally of network telephone PC hardware and is stated at the lower of cost (first-in, first-out method) or market.


         Property and equipment

         Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

         Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

                             Office furniture and fixtures           7 years
                             Computer and office equipment           5 years
                             Computer software                       3 years

         Amortization of leasehold improvements is computed using the straight-line method over the lesser of the asset life or the life of the respective lease.


         Advertising cost

         The Company expenses advertising costs as incurred. Total advertising expense was $11,402 and $32,677 for the years ended December 31, 2000 and 1999, respectively.


         Income taxes

         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


         Fair value of financial instruments

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

         Stock options

         SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

         The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.


         Comprehensive income (loss):

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income
         (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2000 and 1999, comprehensive income (loss) is equivalent to the Company's net income (loss).


         Long-Lived assets

         The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. As of December 31, 2000 and 1999, no impairment has been recorded.

         Other accounting pronouncements

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

          The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company earned approximately $311,000 in 1999 and sustained net losses of $ 501,893 and $ 1,520,478 in 2000 and 1998, respectively. The Company has an accumulated deficit of approximately $1,293,000 and $814,000 at December 31, 2000 and 1999, respectively. In addition, the Company had a working deficit of approximately $1,360,500 and 994,900 at December 31, 2000 and 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

         The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3 - INVENTORY

         Inventory, which principally consists of computer hardware, amounted to $133,364 and $338,118 at December 31, 2000 and 1999, respectively. The Company's reserve for obsolete inventory amounted to $50,000 at December 31, 2000 and 1999.


NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                                           2000                   1999
                                                                     ------------------     ------------------
       Office furniture and fixtures                                 $         274,167      $         274,166
       Computer and office equipment                                           225,488                273,509
       Computer software                                                        40,036                 40,036
       Leasehold improvements                                                   90,574                 90,574
                                                                     --- --------------     -- ---------------

       Total property and equipment                                            630,265                678,285
       Less accumulated depreciation and amortization                         (523,178)              (483,230)
                                                                     --- --------------     -- ---------------

                  Total                                              $         107,087      $         195,055
                                                                     === ==============     == ===============

         Depreciation expense for the years ended December 31, 2000 and 1999 was $107,497 and $148,130, respectively. Computer and office equipment includes $24,762 of leased computer equipment under a lease financing arrangement at December 31, 2000.


NOTE 5 - ACCRUED EXPENSES

         Accrued expenses at December 31, 2000 and 1999 consisted of the following:

                                                                              2000                 1999
                                                                        ------------------   ------------------
          Accrued payroll and payroll taxes                             $      104,576       $         125,879
          Accrued consulting fees                                               96,000                       -
          Accrued benefits                                                      66,876                  74,165
          Accrued accounting fees                                               30,000                  12,000
          Income taxes                                                             800                       -
          Accrued interest                                                      20,803                       -
          Other accrued expenses                                                 8,652                   2,790
                                                                        -- ---------------   --- --------------

                     Total                                              $      327,707       $         214,834
                                                                        == ===============   === ==============


NOTE 6 - NOTES PAYABLE - SHAREHOLDERS



 The company has entered into multiple loan agreements with its shareholders and other related parties. Notes payable to shareholders and related parties at December 31, 2000 consist of the following:

 Note payable to a shareholder. Interest is 12% per annum, payable monthly.       $   300,000
 Principal payment is due at maturity.

 Note payable to a Trust. Interest is 12% per annum. Interest and principal payments are due at maturity, February 10, 2001. The note is secured by the
 assets of the company.                                                               50,000

 Note payable to a shareholder. Interest is 12%. Interest is payable monthly.
 This is a short-term note with no fixed maturity date.                               75,000

 Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, April 25, 2000. The note is
 outstanding at December 31, 2000.                                                    25,000

 Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999. The note is
 outstanding at December 31, 2000.                                                    4,500

 Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999. The note is
 outstanding at December 31, 2000.                                                    35,000

 Note payable to a Corporation. Interest is 7% per annum. Principal and interest are due at maturity, August 11, 2000. The note is secured by the assets of the company. On May 16, 2001 the Corporation filed a lawsuit against
 the company for repayment.                                                           33,500
                                                                                      -------------
                                                                                      -------------
                                                                                  $   523,000
 Total notes payable at December 31, 2000
                                                                                  === =============

         Notes payable to shareholders and related parties at December 1999 consist of the following:


  Note payable to an organization. Interest is 10% per annum, payable monthly.           $        75,000
  Principal payment is due by November 30, 1999. The note is renewable every quarter for additional interest. The note is secured by the assets of the company. The note is outstanding at December 31, 1999.

  Note payable to a shareholder. Interest is 10% per annum, payable monthly. Principal payment is due at maturity, May 02, 1998. The note is renewable every quarter for additional interest. The note is secured by the company's assets. The note is
  outstanding at December 31, 1999.                                                              100,000

  Note payable to a shareholder. Interest is 12% per annum. Interest is due monthly
  and principal payment is due at maturity.                                                      125,000

  Note payable to a Trust. Interest is 10% per annum. Interest and principal payments
  are due at maturity, May 03, 1999. The note is outstanding at December 31, 1999.                50,000

  Note payable to a shareholder. Interest is 10%. Interest is payable quarterly.
  Principal payment is due at maturity, March 08, 2000.                                           25,000

  Note payable to a shareholder. Interest is 10% per annum. Interest is payable
  monthly. Principal payments are maturity, April 25, 2000.                                       25,000

  Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999.
  The note is outstanding at December 31, 1999.                                                    4,500

  Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999.
  The note is outstanding at December 31, 1999.                                                   35,000

  Note payable to a shareholder. Interest is 10% per annum. Principal and interest
  payments are due and payable.                                                                   56,433

  Note payable to a Corporation. Interest is 7% per annum. Principal and accrued interest are payable at maturity, August 11, 2000.  The note is secured by the
  assets of the company.                                                                          49,450
                                                                                             ------------
                                                                                             ------------
                                                                                         $       545,383
  Total notes payable at December 31, 1999
                                                                                         === ============


         In conjunction with the notes, the Company issued warrants to the note holders to purchase shares of the Company's common stock at exercise prices that range from $0.01 to $3.00.

         Interest expense on these notes amounted to $117,849 and $73,779 for the years ended December 31, 2000 and 1999, respectively.

         At December 31, 2000, several of these notes were in default. The company is planning to convert the outstanding notes to a new class of preferred stock within 120 days after the close of the proposed merger agreement with Pen InterConnect, Inc. during the year 2001.


NOTE 7 - LEASE COMMITMENTS

         The company entered into a financing arrangement with a financing company at December 31, 2000. The company surrendered old equipment and received new equipment as part of the transaction. The company recorded lease financing payable in the amount of $97,591 at December 31, 2000 as a result of the financing arrangement.

         Minimum annual rental payments subsequent to December 31, 2000 are:

          2001                                            $           33,474
          2002                                                        33,474
          2003                                                        31,837
          2004                                                        13,624
          2005                                                        12,489
                                                          --- ----------------
                                                          --- ----------------

          Total minimum lease payments                    $          124,898

          Less amount representing interest                           27,307
                                                          --- ----------------
                                                          --- ----------------

          Total lease financing payable                               97,591

          Less current portion                                       (22,750)
                                                          --- ----------------
                                                          --- ----------------

          Lease financing payable - long term             $           74,841
                                                          === ================

NOTE 8 - NOTE PAYABLE

         On October 10, 1998 the Company entered into a volume purchase agreement with Lucent Computer Telephony Products (CTP). CTP agreed to loan the company $150,000 bearing interest at a rate of 10% per annum. One third of the debt plus any accrued interest will be forgiven by CTP on October 1, 1999, November 1, 2000 and December 1, 2001, provided that CTP is the "primary supplier" of computer telephony products to the Company for the three years following the date of the agreement.

         The outstanding balance on this loan amounted to $50,000 and $100,000 at December 31, 2000 and 1999, respectively. Accrued interest in relation to that note amounted to $5,000 at December 31, 2000. The classification of the note on the balance sheet is presented below:

                                         2000                 1999
                                   -----------------    ------------------

          Long term                $              -     $          50,000
          Current                            50,000                50,000
                                   --- -------------    --- --------------

          Total                    $         50,000     $         100,000
                                   === =============    === ==============



NOTE 9 - LICENSE FEE PAYABLE

         During 1998 the Company received $105,000 from a South African Company for software license fees for a period of five years. During 1999, the South African company discontinued operations and management decided to write off the remaining balance in 1999. License fee expense at December 31, 2000 and 1999 amounted to $0 and $84,000, respectively.


NOTE 10 - INCOME TAXES

         Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

                                           2000                1999
                                     ----------------    ---------------
        Current
             Federal                 $             -     $            -
             State                               800                800
                                     --- ------------    --- -----------

                                     $           800     $          800
                                     --- ------------    --- -----------

        Deferred
             Federal                               -                  -
             State                                 -                  -
                                     --- ------------    --- -----------
                                     $           800     $          800
                Total
                                     === ============    === ===========

         Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                           2000                  1999
                                                    -------------------    ------------------

 Deferred tax asset
         Net operating loss carryforwards           $        630,844       $       440,093
         Depreciation                                         39,418                31,705
         Bad debts                                            30,771                10,710
         Benefits and accruals                                67,538                59,556
                                                    --- ---------------    --- --------------

 Total deferred tax asset                                    768,571               542,064
                                                    --- ---------------    --- --------------

 Deferred tax liability
         State income taxes benefit                           (53,922)              (38,031)
                                                    --- ---------------    --- --------------

         Less valuation allowance                            (714,649)             (504,033)
                                                    --- ---------------    --- --------------

         Net deferred tax asset                     $                -     $               -
                                                    === ===============    === ==============

         At December 31, 2000 and 1999, the Company has available approximately $1,472,557 and $1,027,295, respectively, in net operating loss carryforwards available to offset future federal and state income taxes, which expire through 2020.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

         Office Lease

         The Company is committed under operating lease agreements for its office facilities in Connecticut and California that expire in November and July 2001 respectively. Certain leases contain renewal options. Future minimum lease payments required under these non- cancelable operating leases as of December 31, 2000 amount to $140,097.

         Rent expense for the years ended December 31, 2000 and 1999 was $182,096 and $212,459, respectively.

         Litigation

         On May 16, 2001, a lawsuit was filed, one of the Company's note holders, for breach of contract. The plaintiff argues that the Automatic Answer, Inc. has failed and refused to make the required loan payments according to the terms of the written agreements between both parties. The balance due to the plaintiff amounts to $33,500 plus accrued interest at December 31, 2000.


NOTE 12 - STOCK OPTIONS AND WARRANTS


         The Company adopted the 1996 Stock Option Plan ("the Plan") in July 1996. The Plan provides for the granting of incentive stock options and non-qualified options to purchase shares of the Company's common stock covering an aggregate of 600,000 shares of the Company's common stock.

         The exercise price of incentive stock options under the Plan must at least be equal to the fair market value of a share of common stock on the date the option is granted. Non-qualified options shall have an exercise price of not less than 85% of fair market value of a share of common stock on the date such option is granted. The options must expire no later than ten years from the date of grant. Vesting on options granted in the future will be at a rate of no less than 20% per year over a period of no more than five years following the date of grant.

         The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:


                                                    2000                   1999
                                              ------------------    -------------------
             Net income (loss)
                         As reported          $       (501,893)     $          311,226
                         Pro forma            $       (542,593)     $          237,803

         The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2000: dividend yield of 0%; no expected volatility; risk-free interest rate of 5.6%; and expected life of 4 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

         The following table summarizes information with respect to options outstanding and exercisable at December 31, 2000:


                                         Options Outstanding                       Options Exercisable
                           ------------------------------------------------- ---------------------------------

                                                   Weighted
                                  Number           Average       Weighted           Number         Weighted
                               Outstanding        Remaining      Average         Exercisable        Average
                                  as of          Contractual     Exercise           as of          Exercise
         Exercise Prices    December 31, 2000        Life         Price       December 31, 2000      Price
         ----------------- ------------------------------------------------- ---------------------------------

          $          0.10                 2,500           4.99   $     0.10                 2,500   $    0.10

          $          1.00                83,803           5.97   $     1.00                83,803   $    1.00

          $          2.50               151,000           8.58   $     2.50                70,640   $    2.50
                           ---------------------                             ---------------------

                                        237,303                                           156,943
                           =====================                             =====================

                                       101

         The following summarizes the Company's Stock Options activity:

                                                               2000                            1999
                                                  ----------------------------    ----------------------------
                                                     Number       Weighted        Number of       Weighted
                                                                   average                         average
                                                        of         exercise                        exercise
                                                      options      price            options        price
                                                  ------------    ------------    ------------    ------------
            Outstanding at beginning of year          515,120         $  0.83         515,120         $  0.83
            Granted                                   153,000            2.50               -               -

            Exercised                                    (100)           1.00               -               -

            Forfeited/Cancelled                      (430,717)           1.09               -               -
                                                  ------------    -- ---------    ------------    -- ---------

            Outstanding at end of year                237,303         $  1.94         515,120         $  0.83
                                                  ============    == =========    ============    == =========

            Options exercisable at year end           156,943                         507,120
                                                  ============                    ============

            Weighted average fair value of
            options granted during the year       $      0.50                                $    -
                                                  ============                    ============

         The following table summarizes information with respect to warrants outstanding and exercisable at December 31, 2000:

                                        Warrants Outstanding                       Warrants Exercisable
                          -------------------------------------------------- ---------------------------------

                                                  Weighted
                                 Number            Average       Weighted          Number          Weighted
                              Outstanding         Remaining      Average         Exercisable       Average
                                 as of           Contractual     Exercise           as of          Exercise
         Exercise Prices   December 31, 2000        Life          Price       December 31, 2000     Price
         ---------------- --------------------- -------------- ------------- ---------------------------------
          $         0.01               775,131           9.63   $      0.01              775,131   $     0.01

          $         1.00                10,000           0.63   $      1.00               10,000   $     1.00

          $         2.00             1,131,000           3.91   $      2.00            1,131,000   $     2.00

          $         2.50                30,000           4.88   $      2.50               30,000   $     2.50

                          ---------------------                              --------------------

                                     1,946,131                                         1,946,131
                          =====================                              ====================


NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

         The following summarizes the Company's warrants activity:

                                                    Warrants              Weighted
                                                                          Average
                                                   Outstanding         Exercise Price
                                                -----------------      ---------------

  Outstanding, December 31, 1998                         201,500       $         2.19
           Granted                                     1,428,500       $         2.07
           Exercised                                           -       $            -
           Expired/Cancelled                                   -       $            -
                                                -----------------      -- ------------

  Outstanding, December 31, 1999                       1,630,000       $         2.03
           Granted                                     2,637,631       $        0.862
           Exercised                                           -       $            -
           Expired/Cancelled                         (2,321,500)       $         1.39
                                                -----------------      -- ------------

  Outstanding, December 31, 2000                       1,946,131       $         1.21
                                                =================      == ============

         During the years ended December 31, 2000, and December 31, 1999, the board of directors approved the issuance of warrants to purchase an aggregate of 2,637,631 and 1,428,500 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.50 per share, and these warrant vest immediately, and expire at various times through August 2010.

         During the year ended December 31, 2000, certain warrant holders relinquished warrants to purchase 2,321,500 shares, in order to assist the Company in its efforts to restructure operations.

         Included in the issuance of warrants to purchase 2,637,631 aggregate shares of the Company's common stock is a warrant to purchase 333,920 shares that was issued to the Chief Executive Officer and the Chairman of Board as a bonus. The exercise price of the warrants is equal to the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $1,335 in compensation cost during the year ended December 31, 2000

         During 2000, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 30,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is in excess of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of no additional compensation cost during the year ended December 31, 2000

         During 1999, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 100,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is equal of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $47,500 in compensation cost during the year ended December 31, 1999


NOTE 13 - EMPLOYEE BENEFIT PLAN

         Effective January 1, 1996, the Company adopted a defined contribution plan (the Plan) that meets the requirements of Section 401(k) of the Internal Revenue Code. To become eligible to join the plan, employees must have attained the age of 21 and completed 90 days of service with the Company. Participants may contribute up to 15% of their compensation, not to exceed $10,500. Plan expense was $8,799 and $11,226 for the years ended December 31, 2000 and 1999, respectively. The employer matching percentage varies from 11% to 25% of the amount contributed by the employee during a calendar year. The company terminated employer-matching contribution in April 30, 2001.

\NOTE 14 - RELATED PARTY TRANSACTIONS

         During the year 2000, the Company issued 427,464 shares of common stock with a value of $4,274 to two members of its board of directors in lieu of cash payments for consulting services provided to the company.

         The Company issued 475,172 shares of common stock with a value of $4,752 to various shareholders as payment for consulting services rendered to the company or for settlement of amounts due them.

         The Company issued 398,035 shares of common stock with a value of $3,980 to an officer of the company as payment for services rendered to the company.

         The Company issued 525,378 shares of its common stock with a value of $5,254 to the president of the company in lieu of cash compensation.

         The Company issued 192,248 shares of its common stock with a value of $1,922 to a family member of the President of the Company as settlement of amounts due them.


NOTE 15 - SUBSEQUENT EVENTS

         The Company reached an agreement with Pen InterConnect, Inc. (trading symbol, PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, the Company will exchange all of its shares, including the exercise of all stock and options, for sixty-seven (67%) of PENC's outstanding common shares.

         The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.

         As part of the transaction, The Automatic Answer, Inc. borrowed $500,000 from Pen Interconnect, Inc in two installments, $250,000 on February 1, 2001 and $250,000 on April 26, 2001. These notes are due on September 1, 2001 and bear interest at 9% per annum.

                               THE AMANDA COMPANY
                     UNAUDITED PROFORMA FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           SEPTEMBER 30, 2001 AND 2000

                     UnAUDITED PROFORMA FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2001 AND 2000






         Page


         Balance Sheets......................................101-110


         Statements of Operations................................111


         Statement of Cash Flows Year 2001...................112-113

                            THE AMANDA COMPANY, INC.
                             PROFORMA BALANCE SHEETS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000






                                                                     September 30          September 30
                                                                        2000                  2001
                                                                 ------------------------------------------
                                                                      (unaudited)           (unaudited)

CURRENT ASSETS

  Cash and cash equivalents                                    $  48,783              $ 36,394

  Accounts receivable, net                                       211,575                84,069

  Inventory                                                      120,073               172,617

  Prepaid and other current assets                                32,240                51,880
                                                                 --------------------  --------------------
     Total current assets
                                                                 412,671               344,960


PROPERTY AND EQUIPMENT, NET                                      126,883                33,020


OTHER ASSETS                                                      40,591                29,436
                                                                 --------------------  --------------------
     Total assets                                             $                      $
                                                                 580,145               407,416
                                                                 ====================  ====================

                                      108

                            THE AMANDA COMPANY, INC.
                             PROFORMA BALANCE SHEETS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000


                                                                                  30-Sep            30-Sep
                                                                                   2000              2001
                                                                              ---------------------------------
                                                                                (unaudited)       (unaudited)

CURRENT LIABILITIES
  Accounts payable                                                          $    1,764,228    $      778,986
  Accrued liabilities                                                              976,780         1,678,820

  Leasing financing payable                                                              -            22,750
  Notes payable                                                                    563,950           573,000
  Deferred revenue                                                                 108,016            15,448
  Convertible debentures                                                           150,000           800,000
                                                                              -------------     ------------
     Total current liabilities                                                   3,562,974         3,869,004

LONG-TERM LIABILITIES

  Lease financing payable                                                                -            72,320
                                                                              ---------------   ---------------

     Total long-term liabilities                                                         -            72,320
                                                                              ---------------   ---------------

     Total liabilities                                                           3,562,974         3,941,324

STOCKHOLDERS' DEFICIT
  Convertible Preferred stock, $0.01 par value authorized

     5,000,000 shares, Series A; issued and outstanding                                  1                 1
     130 shares at  September 30, 2000  and 91 shares at

     September 30, 2001.  Series B: issued and                                           9                 9
     outstanding 926 shares at September 30, 2000 and
     886 shares at September 30, 2001
  Common stock, $.001 par value, issued and out- standing 665,512,533 shares at
     September 30, 2000
     and 687,789,599 shares at September 30, 2001                                  665,513           687,789
  Accumulated deficit                                                           (3,648,352)       (4,221,707)
                                                                              ------------      ------------
     Total stockholders' deficit                                                (2,982,829)       (3,533,908)
                                                                              ------------      ------------

     Total liabilities and stockholders'
deficit                                                                     $      580,145  $        407,416
                                                                              ===============   ===============

                                      109

                            THE AMANDA COMPANY, INC.
                        PROFORMA STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND 2000
         \


                                                                           2000                  2001
                                                                           ----                  ----
                                                                        (unaudited)           (unaudited)

Net sales                                                         $          5,015,319  $          3,990,679
Cost of sales                                                                3,224,312             2,361,425
                                                                    -------------------   ------------------
  Gross profit                                                               1,791,007             1,629,254

Selling, general and administrative expenses                                 3,940,021             3,284,560
                                                                    -------------------   ------------------

Operating loss                                                              (2,149,014)           (1,655,306)

Other income (expense)

  Interest expense                                                            (444,729)             (163,103)

  Miscellaneous income (expense), net                                           (4,273)              110,769

  Loss on impairment                                                          (320,500)              (63,000)

  Loss on lawsuit                                                             (135,300)             -

  Liquidation damage waiver                                                    (86,941)              -

  Gain (loss) from discontinued operations                                  (1,274,211)               65,851
  Extinguishment of debt                                                     2,018,547  #            149,642
                                                                    -------------------   ------------------

     Total other income (expense)                                             (247,407)              100,159
                                                                    -------------------   ------------------

Net loss before income taxes                                                (2,396,421)           (1,555,147)


Income taxes                                                                     1,766                 1,600
                                                                    -------------------   ------------------

Net loss                                                          $         (2,398,187) $         (1,556,747)
                                                                    ====================  ====================

                                      110

                            THE AMANDA COMPANY, INC.
                         PROFORMA STATEMENT OF CASH FLOW
                      FOR THE YEAR ENDED SEPTEMBER 30, 2001



                                                                                                         2001
                                                                                                   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                       $     (1,556,747)
  Adjustments to reconcile net cash provided (used) in
  operating activities
    Depreciation and amortization                                                                          103,328

    Common stock issued for services                                                                        28,760

    Debt conversion to common stock                                                                         23,378
    Warrant/option compensation expense                                                                    163,765

    Common stock issued for compensation and interest                                                       67,546

  Effect on cash of changes in operating assets and liabilities:
    Decrease (increase) in accounts receivable, net                                                        127,506

    Decrease (increase) in inventory                                                                       (52,544)

    Decrease (increase) in prepaid and other current assets                                                (19,640)

    Decrease (increase) in security deposits                                                                11,155
    Increase (decrease) in accounts payable                                                               (985,242)
    Increase (decrease) in accrued expenses                                                                702,040

    Increase (decrease) in deferred revenue                                                                (92,568)
                                                                                                   ---------------
       Net cash provided (used) in operating activities                                                (1,479,263)
                                                                                                   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of property and equipment                                                                      (10,595)
                                                                                                   ---------------

       Net cash provided (used) in investing activities                                                    (10,595)

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from equipment financing                                                                         88,657
  Proceeds from convertible debenture                                                                      650,000

  Proceeds from advances                                                                                    40,000

  Preferred dividends adjustment                                                                            10,285
  Exercise of warrants                                                                                     644,185

  Exercise of stock options                                                                                 44,342

  Proceeds from convertible promissory notes                                                                   -
                                                                                                               -
        Net cash provided (used) in financing activities                                         #      1,477,469
                                                                                                   --------------


Net increase (decrease) in cash and cash equivalents                                                      (12,389)


Cash and cash equivalents at beginning of period                                                           48,783
                                                                                                   --------------


Cash and cash equivalents at end of period                                                                 36,394
                                                                                                   ==============

Supplemental disclosure of cash flow information
-------------------------------------------------------
Cash paid during the period for:
   Interest expense                                                                              $             0.00
   Income tax expense                                                                            $             0.00

                                       111

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

         The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

         The corporation shall, to the fullest extent permitted by the Act, as the same may be amended and supplemented, indemnify all directors, officers, employees, and agents of the corporation whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. Such right to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent of the corporation, and shall inure to the benefit of the heirs, executives, and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise. The corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, and employees or agents to the full extent permitted by the Act, as the same may be amended or supplemented.

Commission Policy

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                        $        345.31
Printing and Engraving Expenses             $      2,000.00
Legal Fees and Expenses                     $     15,000.00
Accounting Fees and Expenses                $     25,000.00
Transfer Agent Fees                         $      2,000.00
Blue Sky Fees                               $      2,000.00
Miscellaneous                               $      5,000.00
                                            ---------------
Total                                       $     51,345.31

Recent Sales of Unregistered Securities

Shares of common stock issued

(1) In October 1998, Amanda issued 388,846 shares of common stock to BNC Bach International Ltd. Upon conversion of subordinated debentures of $252,750.

(2) In October 1998, Amanda issued 157,935 shares of common stock to RBB Bank Aktiengrsellshaft. Upon conversion of subordinated debentures of $107,668.
(3) In November 1998, Amanda issued 30,000 shares of common stock at $0.75 per share to Heracles Holdings Limited upon exercise of warrants.
(4) In November 1998, Amanda issued 20,000 shares of common stock at $0.75 per share to Lawson Rollins upon exercise of warrants.
(5) In December 1998, Amanda issued 50,000 shares of common stock at $0.75 per share to Louis F. Centofanti upon exercise of warrants.
(6) In December 1998, Amanda issued 20,000 shares of common stock at $0.75 per share to Neyla Kizner upon exercise of warrants.
(7) In December 1998, Amanda issued 10,000 shares of common stock at $0.75 per share to Rahim Kaba upon exercise of warrants.
(8) In December 1998, Amanda issued 307,692 shares of common stock to RBB Bank Aktiengrsellshaft. upon conversion of subordinated debentures of $200,000.
(9) In December 1998, Amanda issued 90,000 shares of common stock at $0.75 per share to Gordon Mundy upon exercise of warrants.
(10) In January 1999, Amanda issued 46,014 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $50,846.
(11) In January 1999, Amanda issued 103,956 shares of common stock to Dundee Securities. upon conversion of subordinated debentures of $101,877.
(12) In March 1999, Amanda issued 172,681 shares of common stock to BNC Bach International Ltd. upon conversion of subordinated debentures of $127,784.
(13) In March 1999, Amanda issued 104,372 shares of common stock to BNC Bach International Ltd.
In fiscal 2000, there were 17,958,832 shares of common stock issued of which 16,698,832 were unregistered, as follows:
(14) In April 2000, 411,112 shares of common stock were issued at $.20 per share upon exercise of Series B Preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(15) In February 2000 through April 2000, there were 9,406,977 shares of common stock issued upon conversion of Series A Preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(16) In September 2000, Amanda issued 1,055,540 shares of common stock in payment of $101,305 at $.10 a share, or 50% of market price, in payment of accounts payable. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(17) In December 1999 through April 2000 3,041,668 shares of common stock were issued at $.14 a share upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(18) In March of 2000, Amanda issued 315,000 shares of common stock at $.27 a shares upon conversion of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

(19) In May and June of 2000, Amanda issued 1,397,328 shares of common stock for services rendered at $.25 a share (approximately market price). These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

(20) In May and June of 2000, Amanda issued 1,065,000 shares of common stock for services rendered at $.22 a share (approximately market price) upon the exercise of options. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.
(21) In September 2000, Amanda issued 6,207 shares of common stock in payment of accounts payable at $.01 per share (approximately 50% discount to market). These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors. In fiscal 2001, there were 22,276,657 shares of common stock issued of which 10,666,657 were unregistered, as follows:
(22) In October 2000, Amanda issued 95,000 shares of common stock at $.16 a share (approximately market price) a share to Alan Weaver for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(23) In October 2000, Amanda issued 617,000 shares of common stock at $.06 a share upon the exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(24) In October 2000, Amanda issued 667 shares of common stock at $3.00 per share to Mr. Fisher to retire debt owed. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(25) In October 2000, Amanda issued 3,200 shares of common stock at $3.00 a share to Multitik to retire debt owed. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(26) In November 2000, Amanda issued 481,979, shares of common stock at $.08 a shares (approximately market price) to The Trading Post upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(27) In November 2000, Amanda issued 47,222, shares of common stock at $.09 a shares (approximately market price) to Milt Haber upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(28) In November 2000, Amanda issued 500,000, shares of common stock at $.05 a shares (approximately market price) to Bi-Coastal Consulting Group upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(29) In November 2000, Amanda issued 200,000, shares of common stock at $.03 a shares (approximately market price) to Josh Weinfield upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(30) In December 2000, Amanda issued 450,000, shares of common stock at $.02 a shares (a 50% discount to market price) to AMRO International upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(31) In December 2000, Amanda issued 475,000, shares of common stock at $.05 (approximately market price) to Ed Saverese upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(32) In January 2001, Amanda issued 75,000, shares of common stock at $.06 (approximately market price) to Scott Sellers upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(33) In January 2001, Amanda issued 250,000, shares of common stock at $.03 (approximately market price) to Bi-Coastal Consulting Group upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as
(34) In January 2001, Amanda issued 500,000, shares of common stock at $.02 (approximately 50% discount to market price) to Ed Saverese upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(35) In February 2001, Amanda issued 117 shares of common stock at $3.00 (settlement figure) to US Vibra in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(36) In February 2001, Amanda issued 1,194 shares of common stock at $3.00 (settlement figure) to AndersonECD in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(38) In February 2001, Amanda issued 5,000 shares of common stock at $1.97 (settlement figure) to Pioneer Standard in payment of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(39) In May 2001, Amanda issued 416,667 shares of common stock at $.04 a shares (approximately market price) to Austost Anstalt upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(40) In May 2001, Amanda issued 416,667 shares of common stock at $.04 a shares (approximately market price) to Balmore Funds upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(41) In June 2001, Amanda issued 237,000 shares of common stock at $.04 a shares (approximately market price) to Jay Chung upon exercise of warrants. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(42) In June 2001, Amanda issued 1,217,039 shares of common stock at $.03 a shares (approximately market price) to AMRO International upon exercise of warrants. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(43) In June 2001, Amanda issued 300,000 shares of common stock at $.03 a shares (approximately market price) to Ashford Capital for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(44) In June 2001, Amanda issued 910,000 shares of common stock at $.05 a shares (approximately market price) to Bi-Coastal Consulting Group for services rendered. These shares were issued pursuant to the exemption provided for under
Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

(45) In July 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Milton Hauber for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(46) In July 2001, Amanda issued 100,000 shares of common stock at $.03 a shares (approximately market price) to Christine Risner for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(47) In July 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Brian Bonar for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(48) In July 2001, Amanda issued 300,000 shares of common stock at $.03 a shares (approximately market price) to Robert Dietrich for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(49) In July 2001, Amanda issued 250,000 shares of common stock at $.03 a shares (approximately market price) to Finova Capital for settlement of debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(50) In August 2001, Amanda issued 500,000 shares of common stock at $.03 a shares (approximately market price) to Finova Capital for Settlement of Debt. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(51) In August 2001, Amanda issued 392,157 shares of common stock at $.03 a shares (approximately market price) to Austost Anstalt upon conversion of preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(52) In August 2001, Amanda issued 392,157 shares of common stock at $.03 a shares (approximately market price) to Balmore Funds upon conversion of preferred stock. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.
(53) In December 2001, Amanda issued 236,174,041 shares of common stock pursuant to the "Final Merger Agreement Pen Interconnect,Inc./The Automatic Answer, Inc." dated October 23, 2001.
(54) In April 2002, Amanda issued 28,119,856 shares of common stock pursuant to the "Final Merger Agreement Pen Interconnect,Inc./The Automatic Answer, Inc." dated October 23, 2001.

Convertible Notes issued

         On March 8, 2001, Amanda issued three convertible debentures for an aggregate of $200,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         On May 14, 2001, Amanda issued a convertible debenture for an $150,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         On July 9, 2001, Amanda issued a convertible debenture for an $100,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

         On July 16, 2001, Amanda issued a convertible debenture for an $100,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

         On October 4, 2001, Amanda issued a convertible debenture for an $250,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

         In November, 2001, Amanda issued four convertible debentures for an aggregate of $320,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         On January 9, 2002, Amanda issued a convertible debenture for an amount of $300,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

         Within five days after the effectiveness of this registration statement, Amanda will issue a convertible debenture for an amount of $100,000 in cash in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investor of this security is an accredited investor.

Warrants and options issued:
---------------------------

         On October 4, 2001 Amanda issued a total of 8,055,583 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $02 per share. These warrants expire October 4, 2006. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These warrants were issued in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         On November 26, 2001 Amanda issued a total of 7,944,682 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $01 per share. These warrants expire November 26, 2006. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock. These warrants were issued in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         On January 11, 2002, Amanda issued a total of 8,571,429 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three (3) trading prices during the thirty (30) trading days immediately prior to exercise, discounted by 30%. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.. These warrants do not have an expiration date. These warrants were issued in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

         Five days after the effectiveness of this registration statement, Amanda will issue additional common stock purchase warrants for the right to purchase 8,571,429 shares of Common Stock of Amanda at an exercise price per share equal to the lesser of (i) $.007 and (ii) the average of the lowest three
(3) trading prices during the thirty (30) trading days immediately prior to exercise, discounted by 30%. These warrants will not have an expiration date. These warrants will be issued in accordance with ss. 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities are accredited investors.

Exhibits:

1.       Underwriter's   Warrant Agreement   including Form of Underwriter's
         Warrant, incorporated by reference to the Company's Registration Statement filed on Form SB-2, SEC File No. 33-96444.
3. Articles of Incorporation and By-Laws, incorporated by reference to the Company's Registration Statement filed on Form SB-2, SEC File No. 33-96444
4.1 Certificate of Amendment creating Series A Convertible Preferred Stock as amended, as filed February 10, 1999. See Exhibit to report on Form 8-K filed on February 17, 1999.
4.2 Certificate of Amendment creating Series B Convertible Preferred Stock as amended.
5.1         Opinion re: Legality
10.4 Form of Warrant between the Registrant and JW Charles Securities, Inc., BMC Bach International Ltd., Gordon Mundy, Louis Centofanti and Heracles Holdings. See Registration Statement filed on Form S-3, SEC File No. 333-60451.
10.5 Form of 1995 Stock Option Plan. See Registration Statement filed on Form SB-2, SEC File No. 33-96444.
10.7 Loan and Security Agreement between FINOVA and the Company. See Exhibit to Report on Form 10-KSB, dated September 30, 1997.
10.8 Employment Agreement between Stephen J. Fryer and the Company. See Exhibit to Report on Form 10-KSB, dated September 30, 1997.
10.11.1 Finder's Agreement between the Registrant and JW Charles Securities, Inc., dated June 2, 1998. See Registration Statement filed on Form S-3, SEC File No. 333-60451.
10.12 Convertible Preferred Stock and Warrant Purchase Agreement between Pen, RBB Bank AG, Austost Anstalt Schaan, Balmore Funds SA and AMRO International, SA dated as of February 12, 1999. See Exhibits to Report on Form 8-K filed February 17, 1999.
10.13 Amendment in Total and Complete Restatement of the Deferred Compensation Salary Continuation Plan and Employment Agreement between Pen and James S. Pendleton, dated as of July 23, 1999.
10.14 Amendment in Total and Complete Restatement of the Deferred Compensation Salary Continuation Plan and Employment Agreement between Pen, Wayne R. Wright, and Rent A Profession, dated as of October 1, 1999.
10.15 Change in Pen's Auditors from Grant Thornton LLP to Berg & company as have March 7, 2000, and FINOVA's foreclosure action on Pen's assets to recover its' loans to the Company. See Exhibits to Report on Form 8-K filed on March 14, 2000, SEC File No. 1-14072.
10.16 Amended Registration Rights Agreement for registration of Common stock, Form S-B2 filed February 16, 2000. Registration Statement # 333-79631.
10.17 1999 Consulting Services Agreement and Compensation Plan for outside consultants (Incorporated by reference to Form S-8, filed September 3, 1999.
10.18 2000 Consulting Services Agreement and compensation plan for outside consultants. (Incorporated by reference to Form S-8 filed May 17, 2000.
10.19    2001 Consulting and Advisors Service Agreement for outside consultants
              (Incorporated by reference to Form S-8 filed on May 19, 2001; Form S-8 filed on August 14, 2001; Form S-8 filed on February 23, 2001 and Form S-8 filed on January 25, 2001.
10.20    Convertible Note issued to AMRO Int'l S.A. dated August 24, 2000. (1)

10.21    Convertible Note issued to Austost Anstalt Schaan dated
         August 24, 2000. (1)
10.22    Convertible Note issued to Balmore S.A dated august 24, 2000. (1)
10.23    Convertible Note issued to ALPHA CAPITAL AG dated March 8, 2001. (1)
10.24    Convertible Note issued to AMRO Int'l S.A. dated March 8, 2001.  (1)
10.25    Convertible Note issued to Woo Young Kim dated March 8, 2001.    (1)
10.26    Convertible Debenture Purchase Agreement dated March 8, 2001.    (1)
10.27    Registration Rights Agreement Dated March 8, 2001.              (1)
10.28    Convertible Note issued to Filter Int'l Corp. dated May 14, 2001.(1)
10.29    Convertible Note issued to George Furla dated July 9, 2001.     (1)
10.30    Convertible Note issued to Howard Schraub dated July 16, 2001. (1)
10.31    Convertible Note Purchase Agreement, Filter Int'l, George Furla,
         Howard Schraub. (1)
10.32    Registration Rights Agreement, Filter Int'l, George Furla,
         Howard Schraub
10.33    convertible Note issued to Stonestreet LP dated October 4, 2001. (1)
10.34    Warrant Agreement, Stonestreet LP dated October 4, 2001. (1)
10.35 Convertible Note Purchase Agreement, Stonestreet L.P., dated October 4, 2001. (1)
10.36    Registration Rights Agreement, Stonestreet L.P., dated
         October 4, 2001. (1)
10.37    Convertible Note issued to AMRO Int'l S.A. dated November 19, 2001. (1)
10.38 Convertible Note Purchase Agreement, AMRO Int'l S.A. dated November 19, 2001. (1)
10.39    Registration Rights Agreement, AMRO Int'l S.A. dated
         November 19, 2001. (1)
10.40    Convertible Note issued to ALPHA Capital AG dated
         November 19, 2001. (1)
10.41 Convertible Note Purchase Agreement, ALPHA Capital AG dated November 19, 2001. (1)
10.42    Registration Rights Agreement, ALPHA Capital AG dated November 19, 2001
10.43    Convertible Note Purchase Agreement, Stonestreet L.P., dated
         November 26,
         2001. (1)
10.44 Convertible Note Purchase Agreement, Stonestreet Corporation., dated November 26,2001. (1)
10.45    Warrant Agreement, Stonestreet LP dated November 26, 2001. (1)
10.46    Warrant Agreement, Stonestreet Corporation dated November 26, 2001. (1)
10.47    Convertible Note Purchase Agreement, dated November 26, 2001. (1)
10.48    Registration Rights Agreement, dated November 26, 2001. (1)
10.49 2001 Consulting and Advisors Service Agreement for outside consultants Incorporated by reference to Form S-8 filed on October 19, 2000, and Form S-8 filed on December 04, 2001). (1)
10.50    Warrant Agreement, Bristol Investment Fund, Ltd., dated
         January 12, 2002. (1)
10.51    Warrant Agreement, Bristol Capital, LLC dated January 12, 2002. (1)
10.52    Warrant Agreement, Alexander Dunham Capital Group, Inc., dated
         January 12,          2002. (1)
10.53    tAA and Pen Interconnect Merger Agreement dated October 23, 2001. (1)
10.54    Secured Convertible Note Purchase Agreement, Bristol
         Investment Fund, Ltd., dated dated January 12, 2002.
10.55    Registration Rights Agreement, dated January 12, 2002.
10.56    Secured Convertible Note, Bristol Investment Fund, Ltd.
         January 12, 2002.
23.1     Consent of counsel, Naccarato & Associates (included in Exhibit 5.1)
23.2     Consent of Pohl, McNabola, Berg & Company LLP


            (1) Previously filed on Form SB/2 on April 14, 2002, File No. 333-86038

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.
     (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering
 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking  (e)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, CA on May 17, 2002.

                      The Amanda Company

                      By: /s/ Brian bonar
                         Brian bonar
                      Chairman of the Board, Acting Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:
Signature                     Title                             Date
----------                   ---------                          ----
/s/ David Woo
David Woo                     Director                        May 17, 2002

/s/Brian Bonar
Brian Bonar                   Chairman of the Board           May 17, 2002
                              Acting Chief Executive officer

/s/ Steve Fryer
Steve Fryer                   Director                        May 17, 2002

/s/ E.Timothy Morgan
E. Timothy Morgan             Director                        May 17, 2002

                                                                     Exhibit 5.1

May 17, 2002

The Amanda Company
13765 Alton Parkway, suite F
Irvine, California  92618

Dear Sir or Madam:

            We have acted as counsel for The Amanda Company, a Utah corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 196,652,672 shares of Common Stock, par value $.01 per share, of which 193,158,333 are issuable upon conversion of convertible debentures and 3,494,339 shares are issuable upon the exercise of warrants.

            In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

            Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.

            Very truly yours,

            /s/ Naccarato & Associates

                                                                   Exhibit 10.54


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.


                          SECURED CONVERTIBLE DEBENTURE

Irvine, California
January 12, 2002                                                      $300,000

                  FOR VALUE RECEIVED, THE AMANDA COMPANY, a Utah corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of BRISTOL INVESTMENT FUND, LTD. or registered assigns (the "Holder") the sum of Three Hundred Thousand Dollars ($300,000), on January 12, 2003 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from January 12, 2002 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the Holder, either quarterly on March 31, June 30, September 30 and December 31 of each year beginning on March 31, 2002, or at the time of conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into common stock, par value $0.01 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Holder, in whole or in part, in shares of Common Stock of the Borrower valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Los Angeles, California are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated January 12, 2002, pursuant to which this Debenture was originally issued (the "Purchase Agreement").

         This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Debenture shall be secured by that certain Security Agreement dated by and between the Borrower and the Holder of even date herewith.

         The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

                  1.1 Conversion Right. The Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article
III) pursuant to Section 1.6(a) or Article III, the Optional Prepayment Amount (as defined in Section 5.1 or any payments pursuant to Section 1.7, each in respect of the remaining outstanding principal amount of this Debenture to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures, or the unexercised or unconverted portion of any other security of the Borrower (including, without limitation, the warrants issued by the Borrower pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder of this Debenture may waive the limitations set forth herein by sixty-one (61) days written notice to the Borrower. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 3:00 p.m., Los Angeles, California time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus
(2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to
Section 2(c) of that certain Registration Rights Agreement, dated as of January 12, 2002, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "Registration Rights Agreement").

                  1.2      Conversion Price.
                           ----------------

     (a) Calculation of Conversion Price. The Conversion Price shall be the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the thirty (30) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the "Conversion Date"). "Trading Price" means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Debentures and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Debentures being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Debentures. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean 70%. The "Fixed Conversion Price" shall mean $____. [average of the 3 lowest Trading Prices for the 30 Trading Days immediately prior to the closing date, discounted by 30%].

     (b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of
(x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(a). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

                  1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of the Debentures (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time) (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower
(i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

                  If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "Conversion Default"), subject to Section 4.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. In addition, the Borrower shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (x) the sum of (1) the then outstanding principal amount of this Debenture plus (2) accrued and unpaid interest on the unpaid principal amount of this Debenture through the Authorization Date (as defined below) plus (3) Default Interest, if any, on the amounts referred to in clauses (1) and/or (2), multiplied by (y) ..24, multiplied by (z) (N/365), where N = the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the applicable Conversion Price, at the Holder's option, as follows:

     (a) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued; and

     (b) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article I (so long as there is then a sufficient number of authorized shares of Common Stock).

                  The Holder's election shall be made in writing to the Borrower at any time prior to 6:00 p.m., Los Angeles time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

                  1.4      Method of Conversion.

     (a) Mechanics of Conversion. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 3:00 p.m., Los Angeles, California time) and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

     (b) Surrender of Debenture Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

     (c) Payment of Taxes.The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

     (d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such second business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement upon conversion of this Debenture shall not bear any restrictive legend).

     (e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of
Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 3:00 p.m., Los Angeles, California time, on such date.

     (f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in
Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the event that Borrower's transfer agent is not eligible or is not currently participating in the DTC FAST program, Borrower will cause its transfer agent to take whatever action is necessary to become eligible to participate in the DTC FAST program within ten (10) business days following the Issue Date.

     (g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Debenture is more than two (2) business days after the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

                  1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or
(ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

                  The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall (i) limit the Borrower's obligation under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

                  1.6      Effect of Certain Events.
                           ------------------------

     (a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of
Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article
III) or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

     (c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     (d) Purchase Rights. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

                  1.7 Trading Market Limitations. Unless permitted or not prohibited by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Debenture and the other Debentures issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which, as of the Issue Date shall be ________ shares (19.99% of the total shares outstanding on the Issue
Date), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount (a "Trading Market Prepayment Event"), in lieu of any further right to convert this Debenture, and in full satisfaction of the Borrower's obligations under this Debenture, the Borrower shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date (the "Trading Market Prepayment Date"), an amount equal to 130% times the sum of (a) the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d) any optional amounts that may be added thereto at the Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and (d) above shall collectively be referred to as the "Remaining Convertible Amount"). With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Section 4.8 below. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Borrower will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date. As used herein, "Stockholder Approval" means approval by the stockholders of the Borrower to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Debentures but for the Maximum Share Amount.

                  1.8 Status as Stockholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Debenture.


                          ARTICLE II. CERTAIN COVENANTS

                  2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

                  2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

                  2.3 Borrowings. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Debenture.

                  2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                  2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $50,000.

                  2.6 Contingent Liabilities. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.


                         ARTICLE III. EVENTS OF DEFAULT

                  If any of the following events of default (each, an "Event of Default") shall occur:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon a Trading Market Prepayment Event pursuant to Section 1.7, upon acceleration or otherwise.

                  3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided that, if such failure is solely as a result of the circumstances governed by
Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable, such failure shall continue for a period of sixty (60) days), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Borrower shall have been notified thereof in writing by the Holder.

                  3.3 Failure to Timely File Registration or Effect Registration. The Borrower fails to file the Registration Statement within forty-five (45) days following the Filing Date (as defined in the Registration Rights Agreement) or obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within one hundred thirty-five (135) days following the Filing Date or such Registration Statement lapses in effect (or sales cannot otherwise be made thereunder effective, whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or forty-five (45) days in any twelve month period after the Registration Statement becomes effective;

                  3.4 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in Sections 1.3, 1.6 or
1.7 of this Debenture, or Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

                  3.5 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement;

                  3.6 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

                  3.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

     3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; or

     3.9 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

                  3.10 Default Under Other Debentures. An Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement (including without limitation the Additional Debentures (as defined in the Purchase Agreement)).

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, or 3.10, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified in
Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 135% times the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses (x),
(y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.


                            ARTICLE IV. MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 13765 Alton Parkway, Suite F, Irvine, California 92618, facsimile number:
949-859-4380). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

                  4.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                  4.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

                  4.7 Certain Amounts. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

                  4.8 Allocations of Maximum Share Amount and Reserved Amount. The Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures issued to each Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

                  4.9 Damages Shares. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1.3 and 1.4(g) hereof and pursuant to Section 2(c) of the Registration Rights Agreement ("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

                  4.10 Denominations. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

     4.11 Purchase Agreement. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

                  4.12 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.12.

                  4.13 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.


                         ARTICLE V. OPTIONAL PREPAYMENT

                  5.1. Optional Prepayment. Notwithstanding anything to the contrary contained in this Article V, so long as (i) no Event of Default or Trading Market Prepayment Event shall have occurred and be continuing, and (ii) the Borrower has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Debentures, then at any time after the Issue Date, the Borrower shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Holders of the Debentures (which notice may not be sent to the Holders of the Debentures until the Borrower is permitted to prepay the Debentures pursuant to this Section 5.1), to prepay all of the outstanding Debentures in accordance with this Section 5.1. Any notice of prepayment hereunder (an "Optional Prepayment") shall be delivered to the Holders of the Debentures at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all of the Debentures issued on the Issue Date and (2) the date of prepayment (the "Optional Prepayment Notice"). On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holders as specified by the Holders in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Debentures, the Borrower shall make payment to the holders of an amount in cash (the "Optional Prepayment Amount") equal to 135% multiplied by the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Optional Prepayment Sum"). Notwithstanding notice of an Optional Prepayment, the Holders shall at all times prior to the Optional Prepayment Date maintain the right to convert all or any portion of the Debentures in accordance with Article I and any portion of Debentures so converted after receipt of an Optional Prepayment Notice and prior to the Optional Prepayment Date set forth in such notice and payment of the aggregate Optional Prepayment Amount shall be deducted from the principal amount of Debentures which are otherwise subject to prepayment pursuant to such notice. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holders of the Debentures within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to redeem the Debentures pursuant to this Section 5.1.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 12 day of January, 2002.


                                                     THE AMANDA COMPANY



                               By: /s/ Jose Candia
                                   Jose Candia
                                   Chief Executive Officer and President

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

                  The undersigned hereby irrevocably elects to convert $________principal amount of the Debenture (defined below) into shares of common stock, par value $0.01 per share ("Common Stock"), of The Amanda Company, a Utah corporation (the "Borrower") according to the conditions of the convertible debentures of the Borrower dated as of January __, 2002 (the "Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

                  The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ( "DWAC Transfer").

         Name of DTC Prime Broker:
                                  --------------------------------------------
         Account Number:
                        ------------------------------------------------------

                  In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
              ----------------------------------------------------------------
         Address:
                 -------------------------------------------------------------

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________
                  Applicable Conversion Price:____________________
                  Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Debentures:______________
                  Signature:___________________________________
                  Name:______________________________________
                  Address:____________________________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.

                                                                   Exhibit 10.55



                          SECURITIES PURCHASE AGREEMENT


SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 12, 2002, by and among The Amanda Company, a Utah corporation, with headquarters located at 13765 Alton Parkway, Suite F, Irvine, California 92618 (the "Company"), and each of the purchasers set forth on the signature pages hereto (the "Buyers").
WHEREAS:
         The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission
     (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");
         Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 8% convertible debentures of the Company, in the form attached hereto as Exhibit "A", in the aggregate principal amount of Six Hundred Thousand Dollars ($600,000) (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Debentures"), convertible into shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants, in the form attached hereto as
                    Exhibit "B", to purchase ________________ (_________) shares of Common Stock (the "Warrants"); Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto; and Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a
       Registration Rights Agreement, in the form attached hereto as Exhibit "C"
        (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
NOW, THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:
                                             PURCHASE AND SALE OF DEBENTURES AND
                                             WARRANTS.
      Purchase of Debentures and Warrants. On the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Debentures and number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto. Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing (as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Debentures in the principal amount equal to the Purchase Price and the number of Warrants as is set forth immediately below such Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such Debentures and Warrants duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in
      Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Pacific Standard Time on January __, 2002 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at such location as may be agreed to by the parties.
         BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:
      Investment Purpose. As of the date hereof, the Buyer is purchasing the Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures (including, without limitation, such additional shares of Common Stock, if any, as are (i) issuable on account of interest on the Debentures, (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Debentures and Section 2(c) of the Registration Rights Agreement or (iii) in payment of the Standard Liquidated Damages Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common Stock being collectively referred to herein as the "Conversion Shares") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares" and, collectively with the Debentures, Warrants and Conversion Shares, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor"). Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
      Information. The Buyer and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Debentures and Warrants remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Transfer or Re-sale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) ("Regulation S"), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of three percent (3%) of the outstanding amount of the Debentures per month plus accrued and unpaid interest on the Debentures, prorated for partial months, in cash or shares at the option of the Buyer ("Standard Liquidated Damages Amount"). If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. Legends. The Buyer understands that the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):
      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation S under said Act."
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation S. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.
      Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.
      Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that: Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the

      Registration Rights Agreement, the Debentures and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
      Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which 319,282,242 shares are issued and outstanding, __________ shares are reserved for issuance pursuant to the Company's stock option plans, __________ shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and __________ shares are reserved for issuance upon conversion of the Debentures and the Additional Debentures (as defined in Section 4(l)) and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in
      Section 4(h) below); and (ii) 5,000,000 shares of preferred stock, of which 2,800,000 shares have been designated as Series A and B Preferred Stock, all of which are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement,
      (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.
      Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Debentures and exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.
      Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares and Warrant Shares upon conversion of the Debenture or exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
      No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Debentures and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTCBB") and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
      SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.
      Absence of Certain Changes. Since December 31, 2000, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.
      Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.
      Schedule 3(i) contains a complete list and summary description of any pending or threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
      Patents, Copyrights, etc.
      ------------------------
         The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The
             Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.
      All of the Company's computer software and computer hardware, and other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business or that were, or currently are being, sold or licensed by the Company to customers (collectively, "Information Technology"), are Year 2000 Compliant. For purposes of this Agreement, the term "Year 2000 Compliant" means, with respect to the Company's Information Technology, that the Information Technology is designed to be used prior to, during and after the calendar Year 2000, and the Information Technology used during each such time period will accurately receive, provide and process date and time data
       (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of the date or time data, to the extent that other information technology, used in combination with the Information Technology, properly exchanges date and time data with it. The Company has delivered to the Buyers true and correct copies of all analyses, reports, studies and similar written information, whether prepared by the Company or another party, relating to whether the Information Technology is Year 2000 Compliant, if any.
      No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.
      Tax Status. Except as set forth on Schedule 3(l), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company's tax returns is presently being audited by any taxing authority. Certain Transactions. Except as set forth on Schedule 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
      Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

      Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.
      No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2000, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.
      Environmental Matters.
      ---------------------
         Except as set forth in Schedule 3(s), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the
        Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters,
          injunctions,                            judgments, licenses, notices
                                                  or notice letters, orders,
                                                  permits, plans or regulations
                                                  issued, entered, promulgated
                                                  or approved thereunder.
      Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.
      Except as set forth in Schedule 3(s), there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.
      Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has provided to Buyer true and correct copies of all policies relating to directors' and officers' liability coverage, errors and omissions coverage, and commercial general liability coverage. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
      Foreign Corrupt Practices. Neither the Company, nor any of its

      Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
      [Intentionally Omitted]
      No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.
      Breach of Representations and Warranties by the Company. If the Company materially breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.
                  4.                                     COVENANTS.
                                                         ---------
                           a.Best Efforts. The parties shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.
                           b.Form D; Blue Sky Laws.  If required by applicable
securities laws, the Company agrees to file a Form D with
respect to the Securities
as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.
                            c.Reporting Status; Eligibility to Use Form SB-2 or
Form S-1. The Company's Common Stock is registered under Section 12(g) of the
1934
Act. The Company represents and warrants that it meets the requirements for the use of Form SB-2 (or if Company is not eligible for the use of Form SB-2 as of the Filing Date (as defined in the Registration Rights Agreement), the Company may use the form of registration for which it is eligible at that time) for registration of the sale by the Buyer of the Registrable Securities (as defined in the Registration Rights Agreement). So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company further agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to become eligible, and thereafter to maintain its eligibility, for the use of Form S-3. The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days of the Closing Date, which press release shall be subject to prior review by the Buyers. The Company agrees that such press release shall not disclose the name of the Buyers unless expressly consented to in writing by the Buyers or unless required by applicable law or regulation, and then only to the extent of such requirement.
                           d.Use of Proceeds. The Company shall use the proceeds
 from the sale of the Debentures and the Warrants in the manner set forth in Schedule
4(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).
                           e.Future Offerings.  Subject to the exceptions
described below, the Company will not, without the prior written consent of a majority-in-interest
of the Buyers, not to be unreasonably withheld, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock or (C) the issuance of warrants during the period (the "Lock-up Period") beginning on the Closing Date and ending on the later of (i) two hundred twenty-five (225) days from the Closing Date and (ii) one hundred fifty (150) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (plus any days in which sales cannot be made thereunder). In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending two (2) years after the end of the Lock-up Period unless it shall have first delivered to each Buyer, at least twenty (20) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the fifteen (15) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Debentures purchased by it hereunder bears to the aggregate principal amount of Debentures purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Buyers concerning the proposed Future Offering, the Company shall deliver a new notice to each Buyer describing the amended terms and conditions of the proposed Future Offering and each Buyer thereafter shall have an option during the fifteen (15) day period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or
(ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the Stockholders of the Company. In the event that the Company completes a Future Offering on terms more favorable to another investor than the transaction contemplated hereby, the terms of the Debentures and the Warrants will be amended to reflect such more favorable terms.
                           f.Expenses.  At the Closing, the Company shall
reimburse Buyers for reasonable expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith ("Documents"), including, without limitation, attorneys' and consultants' fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, otherwise the Company must make immediate payment for reimbursement to the Buyers for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer. If the Company fails to reimburse the Buyer in full within five (5) business days of the written notice or submission of invoice by the Buyer, the Company shall pay interest on the total amount of fees to be reimbursed at a rate of 15% per annum.
                           g.Financial Information. The Company agrees to send
the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.
                           h.Authorization and Reservation of Shares.
The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Debentures and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith (based on the Conversion Price of the Debentures or Exercise Price of the Warrants in effect from time to time) and as otherwise required by the Debentures. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of Debentures and exercise of the Warrants without the consent of each Buyer. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount ("Reserved Amount") equal to no less than three (3) times the number that is then actually issuable upon full conversion of the Debentures and Additional Debentures and upon exercise of the Warrants (based on the Conversion Price of the Debentures or the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance ("Authorized and Reserved Shares") is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this
Section 4(h), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount. If the Company fails to obtain such shareholder approval within forty-five (45) days following the date on which the number of Authorized and Reserved Shares exceeds the Reserved Amount, the

Company shall pay to the Buyer the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment. In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, the Company must deliver to the Buyer at the end of every month a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Debentures and upon exercise of the Warrants and as payment of interest accrued on the Debentures for one year. If the Company fails to provide such list within five (5) business days of the end of each month, the Company shall pay the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until the list is delivered. If the Buyer elects to be paid the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.
                           i.Listing. The Company shall promptly secure any
applicable listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Debentures or exercise of the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.
                         j.Corporate Existence.  So long as a Buyer beneficially
owns any Debentures or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX.
                           k.No Integration.  The Company shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.
                           l.Subsequent Investment.  The Company and the Buyers
 agree that, upon the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement (the "Effective Date"), the Buyers shall purchase additional debentures ("Additional

Debentures") in the aggregate principal amount of Three Hundred Thousand Dollars ($300,000) for an aggregate purchase price of Three Hundred Thousand Dollars ($300,000), with the closing of such purchase to occur within five (5) business days of the Effective Date; provided, however, that the obligation of each Buyer to purchase the Additional Debentures is subject to the satisfaction, at or before the closing of such purchase and sale, of the conditions set forth in
Section 7; and, provided, further, that there shall not have been a Material Adverse Effect as of such effective date. The terms of the Additional Debentures shall be identical to the terms of the Debentures to be issued on the Closing Date. The Common Stock underlying the Additional Debentures shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be included in the Registration Statement to be filed pursuant to the Registration Rights Agreement.
                           m.Breach of Covenants.  If the Company materially
breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyers the Standard Liquidated Damages Amount, in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If the Buyers elect to be paid the Standard Liquidated Damages Amount in shares, such shares shall be issued at the Conversion Price at the time of payment.
                           5.TRANSFER AGENT INSTRUCTIONS.  The Company shall
issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or
(ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.
                  6.CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:
                           a.The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company. b.The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above. c.The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.
                           d.No litigation, statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
                  7.CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:
                           a.The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer. b.The Company shall have delivered to such Buyer duly executed Debentures (in such denominations as the Buyer shall request) and Warrants in accordance with Section 1(b) above.
                           c.The Irrevocable Transfer Agent Instructions, in
form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.
                           d.The representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           e.No litigation, statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
                           f.No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company. g.Trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB. h.The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as Exhibit "D" attached hereto.
                           i.The Buyer shall have received an officer's
certificate described in Section 3(c) above, dated as of the Closing Date.
                  8.                           GOVERNING LAW; MISCELLANEOUS.
                           a.Governing Law.  THIS AGREEMENT SHALL BE ENFORCED,
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE
TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL REASONABLE FEES AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.
                           b.Counterparts; Signatures by Facsimile.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           c.Headings.  The headings of this Agreement are for
convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
                           d.Severability.  In the event that any provision of
this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
                           e.Entire Agreement; Amendments.  This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
                           f.Notices.  Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
                           If to the Company:

                                    The Amanda Company
                                    13765 Alton Parkway
                                    Suite F
                                    Irvine, California  92618
          Attention: Jose Candia, Chief Executive Officer and President
                             Telephone: 949-859-6279
                                    Facsimile:   949-859-4380
                                    Email:


                           With copy to:

                                    Naccarato & Associates
                                    19600 Fairchild, Suite    260
                                    Irvine, California  92612
                                    Attention:  Owen Naccarato, Esq.
                                    Telephone:  949-851-9261
                                    Facsimile:  949-851-9262
                                    Email:  onacc@jps.net

                           If to a Buyer: To the address set forth immediately
below such Buyer's name on the signature pages hereto.

                           With copy to:

                                    Bristol DLP, LLC
                                    Investment Manager
                                    6363 Sunset Blvd., Fifth Floor
                                    Hollywood,  CA 90028
                                    Attention: Amy Wang
                                    Telephone:  323-769-2852
                                    Facsimile: 323-468-8307
                                    Email:  amy@bristolcompanies.net

Each party shall provide notice to the other party of any change in address.
                           g.Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns.
Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.
                           h.Third Party Beneficiaries.  This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
                           i.Survival.  The representations and warranties of
 the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.
                           j.Publicity. The Company and each of the Buyers shall
have the right to review a reasonable period of time before issuance of any press
releases, SEC, OTCBB or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, OTCBB (or other applicable trading market) or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).
                           k.Further Assurances.  Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
                           l.No Strict Construction.  The language used in this
 Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
                           m.Remedies.  The Company acknowledges that a breach
by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the

Buyers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.
THE AMANDA COMPANY

         /s/ Jose Candia
By:      ________________________________
         Jose Candia
         Chief Executive Officer and President

BRISTOL INVESTMENT FUND, LTD.

         /s/ Diana Derycz Kessler
By:
         --------------------------------------------
         Diana Derycz Kessler
         Director


RESIDENCE:  Cayman Islands

ADDRESS:          Caledonian House
                  Jennett Street
                  George Town
                  Grand Cayman, Cayman Islands
                  Facsimile:        441-295-2305
                  Telephone:        441-298-5067

AGGREGATE SUBSCRIPTION AMOUNT:

         Aggregate Principal Amount of Debentures:                     $300,000
         Number of Warrants:                                           ________
         Aggregate Purchase Price:                                     $300,000

                                                                   Exhibit 10.56



                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 12, 2002, by and among The Amanda Company, a Utah corporation, with its headquarters located at 13765 Alton Parkway, Suite F, Irvine, California 92618 (the "Company"), and each of the undersigned (together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the "Initial Investors").
WHEREAS:
      In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors
      (i) 8% convertible debentures in the aggregate principal amount of up to Six Hundred Thousand Dollars ($600,000) (the "Debentures") that are convertible into shares of the Company's common stock (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants (the "Warrants") to acquire an aggregate 17,142,858 shares of Common Stock, upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants dated January 12, 2002; and
      To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:
                                  DEFINITIONS.
      As used in this Agreement, the following terms shall have the following meanings:
      "Investors"                            means the Initial Investors and any
                                             transferee or assignee who agrees
                                             to become bound by the provisions
                                             of this Agreement in accordance
                                             with Section 9 hereof.
          "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").
         "Registrable Securities" means the Conversion Shares issued or issuable upon conversion or otherwise pursuant to the
         Debentures and Additional Debentures (as defined in the Securities Purchase Agreement) (including, without limitation, Damages Shares (as defined in the Debentures) issued or issuable pursuant to the Debentures, shares of Common Stock issued or issuable in payment of the Standard Liquidated Damages Amount (as defined in the Securities Purchase Agreement), shares issued or issuable in respect of interest or in redemption of the Debentures in accordance with the terms thereof) and Warrant Shares issuable upon exercise or otherwise pursuant to the Warrants (including any Default Amounts (as defined in the Warrants)) and Additional Warrants (as defined in the Securities Purchase Agreement), and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing. "Registration Statement" means a registration statement of the Company under the 1933 Act.
      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or Convertible Debenture.
                                  REGISTRATION.
      Mandatory Registration. The Company shall prepare, and, on or prior to thirty (30) days from the date of Closing (as defined in the Securities Purchase Agreement) (the "Filing Date"), file with the SEC a Registration Statement on Form SB-2 (or, if Form SB-2 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities underlying the Debentures and Warrants issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Debentures and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to three (3) times the sum of the number of Conversion Shares that are then issuable upon conversion of the Debentures and Additional Debentures (based on the Variable Conversion Price as would then be in effect and assuming the Variable Conversion Price is the Conversion Price at such time), and the number of Warrant Shares that are then issuable upon exercise of the Warrants, without regard to any limitation on the Investor's ability to convert the Debentures or exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the Debentures and upon exercise of the Warrants. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of a majority-in-interest of the Initial Investors, shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. Payments by the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the Filing Date or declared effective by the SEC on or prior to one hundred twenty (120) days from the date of Closing, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, or (iii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation, or (iv) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the "OTC BB") prior to being listed or included for quotation on one of the aforementioned markets, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Debentures or Registrable Securities an amount equal to the then outstanding principal amount of the Debentures (and, in the case of holders of Registrable Securities, the principal amount of Debentures from which such Registrable Securities were converted) ("Outstanding Principal Amount"), multiplied by the Applicable Percentage (as defined below) times the sum of: (i) the number of months (prorated for partial months) after the Filing Date or the end of the aforementioned one hundred twenty (120) day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to Section 3(h) below in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement, but excluding any days during an Allowed Delay (as defined in Section 3(f)); and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the OTC BB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective. The term "Applicable Percentage" means two hundredths (.02) with respect to the first thirty (30) days of any calculation under clause (i) of the sentence in which the term is used, and three hundredths (.03) for any other purpose. (For example, if the Registration Statement becomes effective one (1) month after the end of such thirty-day period, the Company would pay $5,000 for each $250,000 of Outstanding Principal Amount. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $7,500 for each $250,000 of Outstanding Principal Amount.) Such amounts shall be paid in cash or, at each Investor's option, in shares of Common Stock priced at the Conversion Price (as defined in the Debentures) on such payment date.
      Piggy-Back Registrations. Subject to the last sentence of this Section 2(d), if at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this
      Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.
      Eligibility for Form S-3, SB-2 or S-1: Conversion to Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3, SB-2 or S-1 for registration of the sale by the Initial Investors and any other Investors of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Initial Investors and any other Investors of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing. In the event of a breach by the Company of the provisions of this Section 2(e), the Company will be required to make payments pursuant to Section 2(c) hereof.

                           OBLIGATIONS OF THE COMPANY.
                           --------------------------
In connection with the registration of the Registrable Securities, the Company shall have the following obligations: The Company shall prepare promptly, and file with the SEC not later than the Filing Date, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than one hundred twenty (120) days from the date of Closing), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.
      The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Debentures and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within forty-five (45) days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section 2(c) above shall be applicable with respect to such obligation, with the one hundred twenty
      (120) days running from the day the Company reasonably first determines (or reasonably should have determined) the need therefor.
      The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement and its legal counsel (i) promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify each Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly (but in no event more than five (5) business days) respond to any and all comments received from the SEC (which comments shall promptly be made available to the Investors upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than two (2) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(c) hereof.
      If required by applicable law, the Company shall use reasonable efforts to
      (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
      (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. In the event Investors who hold a majority-in-interest of the Registrable Securities being offered in the offering (with the approval of a majority-in-interest of the Initial Investors) select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than thirty (30) consecutive trading days (or a total of not more than forty-five (45) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof. The Company shall permit a single firm of counsel designated by the Initial Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.
      The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.
      At the request of any Investor, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof
      (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.
      The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investors, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investors, and (v) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company, including without limitation, records of conversions by other holders of convertible securities issued by the Company and the issuance of stock to such holders pursuant to the conversions (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq or, if not eligible for Nasdaq, on Nasdaq SmallCap or, if not eligible for Nasdaq or Nasdaq SmallCap, on the OTC BB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.
      The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as
      Exhibit 1 and an opinion of such counsel in the form attached hereto as
      Exhibit 2.

      At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.
      From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under
      Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.
      The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.
                          OBLIGATIONS OF THE INVESTORS.
                          ----------------------------
In connection with the registration of the Registrable Securities, the Investors shall have the following obligations: It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three
      (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor, and such

      Investor shall reply to such request within two (2) business days.
      Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statements.
      In the event Investors holding a majority-in-interest of the Registrable Securities being registered (with the approval of the Initial Investors) determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.
      Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
      No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.
                            EXPENSES OF REGISTRATION.
                            ------------------------
All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Initial Investors pursuant to Sections 2(b) and 3(h) hereof shall be borne by the Company.
                                INDEMNIFICATION.
In the event any Registrable Securities are included in a Registration Statement under this Agreement:
      To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority-in-interest of the Initial Investors), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this
      Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  CONTRIBUTION.
To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.
                           REPORTS UNDER THE 1934 ACT.
                           --------------------------
With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:
      make and keep public information available, as those terms are understood and defined in Rule 144;
      file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
                       ASSIGNMENT OF REGISTRATION RIGHTS.
                        ---------------------------------
The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if:
(i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

                        AMENDMENT OF REGISTRATION RIGHTS.
                        --------------------------------
Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor still owns Registrable Securities) and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.
                                 MISCELLANEOUS.
      A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.
      Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
               If to the Company:

               The Amanda Company
               13765 Alton Parkway
               Suite F
               Irvine, California  92618
               Attention:  Jose Candia, Chief Executive Officer and President
               Telephone:  949-859-6279
               Facsimile:  949-859-4380
               Email:

                           With copy to:

                           Bristol DLP, LLC
                           Investment Manager
                           6363 Sunset Blvd., Fifth Floor
                           Hollywood,  CA 90028
                           Attention: Amy Wang
                           Telephone:  323-769-2852
                           Facsimile: 323-468-8307
                           Email:  amy@bristolcompanies.net

If to an Investor: to the address set forth immediately below such Investor's name on the signature pages to the Securities Purchase Agreement.

                           With a copy to:

                           Bristol DLP, LLC
                           Investment Manager
                           6363 Sunset Blvd., Fifth Floor
                           Hollywood, California  90028
                           Attention:  Amy Wang
                           Telephone:  323-769-2852
                           Facsimile:   323-468-8307
                           Email:  amy@bristolcompanies.com

      Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
       THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

      In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
      This Agreement, the Warrants and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
      Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
      Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the Debentures then outstanding have been converted into for Registrable Securities.
      The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Investor shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.
      The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the undersigned Initial Investors have caused this Agreement to be duly executed as of the date first above written.

THE AMANDA COMPANY

/s/ Jose Candia
--------------------------------------
Jose Candia
Chief Executive Officer and President


BRISTOL INVESTMENT FUND, LTD.

/s/ Diana Derycz Kessler
--------------------------------------
Diana Derycz Kessler
Director

                                                                    Exhibit 23.1

May 17, 2002

The Amanda Company
13765 Alton Parkway, suite F
Irvine, California  92618

Dear Sir or Madam:

            We have acted as counsel for The Amanda Company, a Utah corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 196,652,672 shares of Common Stock, par value $.01 per share, of which 193,158,333 are issuable upon conversion of convertible debentures and 3,494,339 shares are issuable upon the exercise of warrants.

            In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

            Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus.

            Very truly yours,

            /s/ Naccarato & Associates

                                                                    Exhibit 23.2


Board of Directors
The Amanda Company
Irvine, California

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports, dated January 11, 2002 and May 25, 2001, contain an explanatory paragraph that states that working capital deficiencies and recurring losses, which raise substantial doubt about the abilites of Pen Interconnect, Inc. and The Automatic Answer, Inc. have to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pohl, McNabola, Berg, & Company

Pohl, McNabola, Berg, & Company
San Francisco, CA
May 17, 2002